UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 15, 2006

EARTH PRODUCTS & TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada

033-03385-LA

87-0430816

(State of Incorporation)

(Commission File No.)

            (IRS Employer ID Number)

2157 South Lincoln Street, Salt Lake City, Utah 84106

(Address of principal executive offices)

(801) 323-2395

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

      CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

      CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

SUMMARY

On September 15, 2006, Earth Products & Technologies, Inc. (“EPAT” or the “Company”) consummated the terms of a Stock Exchange Agreement (the “Exchange Agreement”) with American Federal Mining Group, Inc., an Illinois company (hereinafter “AFMG”), and the shareholders of AFMG (the “AFMG Shareholders”).   The effective date of the transaction is September 15, 2006.  As a result of the transaction, EPAT has issued a total of 20,000,000 shares of common voting stock to the shareholders of AFMG, in exchange for 100% of AFMG’s common stock.  The common stock was issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended.  This transaction will be accounted for as a reverse merger (recapitalization) with AFMG deemed the accounting acquirer and the Company the legal acquirer.

As a result of the closing of the transaction, AFMG is now a wholly-owned subsidiary of EPAT, and EPAT, which previously had no material operations, is a holding company for the business of AFMG and its subsidiaries.  AFMG is a holding company, incorporated in Illinois, whose principal business strategy is the ownership of entities in the People’s Republic of China (“PRC”) engaged in the acquisition, exploration, extraction and development of mining properties.  AFMG owns all of the registered capital of Inner Mongolia Wulatehou Banner Qianzhen Mine-Processing Co., Ltd. (“Qianzhen Mining”), a limited liability company organized in the People’s Republic of China (“PRC” or “China”).   Qianzhen Mining holds 67% of the registered capital of Inner Mongolia Xiangzhen Mining Industry Group Co., Ltd., a limited liability company organized in the PRC (“Xiangzhen Mining”), with the remaining 33% of the registered capital of Xiangzhen Mining being held by AFMG, thus effectively making Xiangzhen Mining a wholly-owned subsidiary of AFMG.  Xiangzhen Mining also holds 99% of the registered capital of Xinjiang Wuqia Tianzhen Mining Industry Co., Ltd. (“Tianzhen Mining”), and the remaining 1% of Tianzhen Mining is held by Yu Xiao-Jing, President of AFMG, in trust for Qianzhen Mining.   For purposes of this Form 8-K report, Qianzhen Mining, Xiangzhen Mining, and Tianzhen Mining are referred to as the “Subsidiaries.”

The terms of the Exchange Agreement were determined through negotiations between EPAT and AFMG representatives.  Prior to the transaction, there was no relationship between EPAT and AFMG or any of their affiliates, directors or officers.

The Exchange Agreement was filed as an exhibit to the initial Form 8-K dated July 20, 2006, and is incorporated herein by reference.

As a result of the closing of the Agreement, there has been a change in voting control of EPAT.  The former shareholders of AFMG now hold a total of 20,000,000 shares of common stock, or approximately 94% of the outstanding common stock of EPAT, and the original EPAT shareholders now hold a total of 1,297,700 shares of common stock, or approximately 6% of the outstanding common stock.  In addition, at the closing, EPAT’s current officers and directors resigned as officers and directors, and the individuals described in this Item 2.01 under “DIRECTORS AND OFFICERS,” were appointed as the new management of the Company.

EPAT is a public company whose securities are quoted on the over-the-counter Bulletin Board under the symbol “EPTI.”

INFORMATION CONCERNING

AMERICAN FEDERAL MINING GROUP, INC., AND SUBSIDIARIES

All of the business of American Federal Mining Group, Inc. (“AFMG”) is conducted through the Subsidiaries, as described below.

AFMG was organized in the State of Illinois on November 15, 2005.  AFMG’s primary business activity is mining, mineral processing and distributing of fluorite, copper, zinc, lead, and other mineral products, through its Subsidiaries.  AFMG is a holding company, with the following Subsidiaries:  Qianzhen Mining, a wholly-owned subsidiary; Xiangzhen Mining, owned 33% by AFMG and 67% by Qianzhen Mining, a subsidiary; and Tianzhen Mining, owned 99% by Xiangzhen Mining and 1% by Yu Xiao-jing, President of AFMG in trust for Qianzhen Mining.

The table below illustrates the corporate structure of the Company as a result of the completion of the Exchange Agreement:

The history of Qianzhen Mining began in 1982 when its predecessor, Inner Mongolia Dongsheng Temple Mining Plant (“Dongsheng Temple Mining”), located at the Dongsheng Temple in Baynnur City, was established as a wholly-owned State enterprise.  The principal activities of Dongsheng Temple Mining were the mining and processing of copper and zinc.  In July 2002, Dongsheng Temple Mining was reorganized and registered as a private company under the name of Inner Mongolia Wulatehou Banner Qianzhen Mining Company, Ltd., with registered capital of $291,666.  In 2005, Qianzhen Mining invested approximately $750,000 for the technological modernization of the original processing production line to increase its yearly capacity to approximately 200,000 tons.

The predecessor of Xiangzhen Mining, named “Siziwangqi Banner North Fluorite Co., Ltd.” (“North Fluorite”), was a wholly-owned private enterprise whose principal activity was fluorite mining.  In July 2002, Qianzhen Mining acquired North Fluorite, holding 99% (1% of the equity is held in trust by Yu Xiao-jing) of the registered equity.  At the same time, the name was changed to Inner Mongolia Xiangzhen Mining Industry Group Company Limited, with registered capital of $6,250,000.  Xiangzhen Mining has the mining rights to one fluorite mine and one mineral processing plant.  Xiangzhen Mining has an annual mining and processing capacity of approximately 100,000 tons and 60,000 tons, respectively, plus an annual capacity of 60,000 tons of metallurgy level lump ore and 20,000 tons of fluorspar fine powder.  The mines are located in Siziwangqi Banner, and are called the “Sumochaganaobao Fluorite Mine” and the “Beiaobaodu Fluorite Mine.”  Fluorite, quartz, calcite and pyrite are extracted from the mines.

Tianzhen Mining, located in the Wuqia County, Xingjiang Uygur Autonomous Region, in the PRC, was registered in April 2004 with a registered capital of $201,500, of which Xiangzhen Mining holds 99% (1% of the equity is held in trust by Yu Xiao-jing) of the registered equity.  It is mainly engaged in non-ferrous copper, zinc, lead and other metal ore mining and milling production.  It has one ore processing plant; the mineral exploration right to one copper mine; and the mining rights to two lead-zinc copper mines.  Its Yangye Huayuan Copper Mine covers an area of 31.71 square kilometers.

Through its Subsidiaries, AFMG mines and processes several minerals including fluorite, copper, lead and zinc.  Qianzhen Mining focuses on lead and zinc mines,  Xiangzhen Mining focuses on fluorite mining, while Tianzhen Mining focuses on copper, lead and zinc mining.  Qianzhen Mining does not mine the minerals itself.  Instead, it purchases ores from other local mining companies for processing and resell.  Xiangzhen Mining owns a fluorite mine, known as the “Sumochaganaobao Fluorite Mine,” which is located in the middle part of Inner Mongolia, close to the border between China and Mongolia.  Currently the annual mining capacity is 80,000 tons.  The Company has developed a plan to increase the annual mining capacity to 150,000 tons by 2007, and eventually, through technological modernization, to upgrade its mining capacity to 300,000 tons annually to meet increasing demand.  Tianzhen Mining has completed its exploration stage for the “Yangye Huayuan Copper Mine,” which is located southwest of Xinjiang Wuqia Country Kangsu Town.  Currently, it is carrying out its initial prospecting and mining and processing on a small scale.  Further developmental planning is considered and is being reevaluated.  Tianzhen Mining is also exploring the “Zunagen Lead and Zinc Mine” and the “Ejier Lead and Zinc Mine,” both of which are located at Wuqia Country.  They are currently under tunnel and drilling exploration.  Reserves are not confirmed to date.

Overall, the Company operates mines in the Inner Mongolia Autonomous Region and Xingjiang Uygur Autonomous Region, which are known for its rich reserves of high-grade minerals of fluorite, copper, lead and zinc.  Regional human resources of general labor and specialized professional mining teams are available to the Company at a low cost.  The Company maintains a good relationship with the government by providing employment opportunities to the people and tax revenues to the government.  The Company has also achieved strategic cooperative alliances with several large-scale domestic steel or chemical enterprises after years of experience and relationships in the mineral markets.  Such alliances combined with the large resources available on hand, provide the Company with a competitive advantage over others in the same industry.

BUSINESS OF AMERICAN FEDERAL MINING GROUP, INC.

The business of the Company will be conducted through its subsidiary, AFMG, which, in turn, conducts its business through its Subsidiaries.  According to documentation provided by AFMG, the principal business of AFMG is the exploration, development, mining, and processing of fluorite, zinc, lead, copper, and other non-ferrous metals in the PRC.  AFMG has two principal areas of interest in the PRC:  (a) fluorite and zinc exploration in the Sumochaganaobao region of Inner Mongolia Province; and (b) copper/gold exploration in the Yangye Huayuan region of Xinjiang Uygur Autonomous Region.

AFMG’s principal administrative offices are located in Wulanhua Town, Siziwang Qi, Wulanchabu City, Inner Mongolia, PRC.

AFMG’s primary operations in Inner Mongolia consist of one primary zinc smelter, which obtains concentrates principally from AFMG’s operating mill. During the past two years, it has had revenue from mining and development.

EXPLORATION ACTIVITIES

Sumozaganaobao Fluorite Mine and Beiaobaotu Fluorite Mine

Xiangzhen Mining owns two fluorspar mines, the Sumozaganaobao Fluorite Mine and the Beiaobaotu Fluorite Mine.  Xiangzhen Mining’s mining rights to both mines will expire after November, 2006.  Xiangzhen Mining has submitted the application to extend the mining right for the Sumozaganaobao Fluorite Mine, but has decided not to extend the mining right to the Beiaobaotu Fluorite Mine.

The Sumozaganaobao Fluorite Mine, Mining Right License, No: 1526000220071, is located in the middle part of Inner Mongolia, near the border between China and Mongolia. The mine is approximately 300 kilometers northwest of Huhhotte, and 120 kilometers southwest of Elianhotte.  Huhhotte is the capital city of Inner Mongolia, which is a port city on the border of China and Mongolia. There are highways between the mine area and these cities, which make transportation convenient. The climate in this area is typically continental with distinct seasons, with a lot of wind and little rain, and with large temperature ranges between night and day, and a long winter (5 months) that is not suitable for mining exploration and production.

The 102 Geological Team of the Inner Mongolia Autonomous Region spent 6 years completing the exploration work of the Sumozaganaobao Fluorite Mine, including surveying geological, topographic and hydro geological conditions; application of various detection methods applying boring and trenching methods; and undertaking experimental analyses and tests of sampling materials.  In 1985, the 102 Geological Team submitted the “Report on Jade-like Mining Geological Conditions in Sumozaganaobao Fluorite Mine” with serial official number 5144.  Subsequently the Inner Mongolia Geology Mining Bureau issued the Inner-land Approval Document No. 115 on October 23, 1987, which verified reserves in the Sumozaganaobao Fluorite Mine for C+D compound Class jade-like ore mining of 19.1501 million tons with an average content for CaF2 of 53.86% of which Class C is 25.08%, equal to 4.8031 million tons for Class C and 14.347 million tons for Class D.  The survey has defined a mineral deposit in the Sumozaganaobao Fluorite Mine of large jade-like ore whose length is a total of 3,000 meters, and whose seam thickness varies from 0.45 meter to 22.48 meters with an average thickness of 5.55 meters.

Types of the ore in the mine are mainly quartzite-jade-like stones and carbonic acid rock of quartzite-jade-like and single-jade-like minerals.  Its relatively complicated structure is of fine crystals and tape bars mainly with some other hornstone and crystalline and other minerals.

The mining capacity of the Sumozaganaobao Fluorite Mine is currently 80 thousand tons per year.  The PRC has an escalating demand for fluorite and fluorine chemical products; accordingly, the Company has developed a plan to increase the production capability to 150,000 annual tons in 2007 through upgrading its exploration equipment.  Its production capacity is targeted to reach 300,000 tons annually in 2008.

The two Xiangzhen fluorspar mines have an estimated reserve of 19.6 million tons, consisting of 18.6 million tons for the Sumozaganaobao Fluorite Mine and 1 million tons for the Beiaobaotu Fluorite Mine.   The data was provided by Siziwang Qi National Bureau of Land & Resources, and was verified and certified by China Chemical Geology & Mine General Administration of Inner Mongolia Geological Survey Institute dated January 12, 2006.

PRE-PRODUCTION ACTIVITIES

Xinjiang Wuqia Yangye Huayuan Copper Mine (“Huayuan Mine”)

Tianzhen Mining owns the Huayuan Mine with Exploring License, No: 6500000410195.  The mining license for the mine is in process.  The Huayuan Mine is located approximately 4000 meters southwest of Xinjiang Wuqia County Kangsu Town.

Geologic aspect

The emerged stratum within the field belongs to the Mesozoic and Cainozoic group, with Cretaceous, Tertiary system and Quaternary systems.  Its mineralization area is distributed in Miocene series of Eogene system Oligocene and Neogene system in Tertiary system.  Its main lithology consists of synopsis argillite, grey and yellow calcareous sandstone, grey and green calcareous sandstone, in which, the grey and green calcareous sandstone is just the copper sandstone (mineralization area). The copper-bearing calcareous sandstone shows green grey, 0.5-5m thick, the bedded rock consists of sand and calcareous cement, the debris include quartz, feldspar and chips, the metallic minerals mainly consist of malachite, cuprites, small amount of chlorite, and natural copper, which presented in sparse and disseminated type, with the average copper grade about 1%.

The Bonanza King, in the vicinity of the mine, consists essentially of two units; thin-bedded, bluegray and tanwhite limestone and brown to white, dolomitic marble. Hewett (1956) and Evans (1958) report that regionally the Bonanza King strikes northwest and dips 2030° to the southwest. Our mapping along Mohawk ridge suggests strikes from N 20°W to N 50°W with highly variable dips, generally to the southwest.  Near the crest of the ridge, immediately above the West Adit, extreme variations in dip and strike were noted. Preliminary mapping suggests folding along a nearly east-west axis related either to intrusion of a sill-like mass of granite (discussed below) or drag folding accompanying faulting.

Its structure mainly consists of a fold structure, which belongs to Kusiweike large-scale syncline, which presents in synclinorium with two subsidiary synclines and one subsidiary anticline, the axial direction of subsidiary syncline is approximate EW, and subsidiary anticline approximate WE.  The copper sandstone depends on the subsidiary fold, after the surface stripped, four mineralization areas formed.  Copper sandstone may form four (4) mineralized belt zones after the earth surface is stripped because of the control of the sub-fold erosion.  Within the mining field, no faulted structure giving effect to the ore body existed, and no igneous rock emerged.

Estimate of copper mineral resource

The Huayuan Mine was discovered in the 1950’s.  Deep drillings have been completed in the Huayuan Region.  A relatively small amount of surface and deep prospecting were carried out in 2003, which resulted in the conclusion that the copper mineralization in this region is not uniform in the mineralization area.  A total of 10 copper sandstones ore bodies were found, with average copper grade of 1.47%.  Based on AFMG’s preliminary estimate undertaken from October to December, 2003, from a reserve report, it anticipated that the copper reserve quantity of 333 grade is 2,395 tons, and that 3341 grade is 3,683 tons.  In addition, the Company fulfilled the small amount of trenching for the Yangye Yangshugou regions in  2004, with initial results indicating that there are two types of mineralization features in the Huayuan field, one is the moderate dipped mineralization body, another is steep dipped mineralization body (dip angle>30.), after deeply extended drilling for 200 meters, the former still mainly consists of malachite and cuprite.  All the previous drillings had studied the moderate dipped mineralization body, however, through trenching for steep dipped mineralization body, the Company found that natural copper is in deep (subsurface 10 meters), if further extended, it may be soon altered into sulphide mineral. Within the range of 31.7 square kilometers, the mineralization area of Huayuan Copper Mine is actually one belt, depending on the fold, and presents in four mineralization belts at surface. If this mineralization area spreads, with the range more than 5 kilometers long from south to north, and more than 5 kilometers long from south to north (i.e., the area of this mineralization belt is beyond 25 square kilometers), with the emerged thickness about 100 meters, consisting of several layers of approximately 0.5-5 meters thick of copper sandstone, and a 2 meter thick copper ore body which may be suitable for producing, it was estimated that there are 0.1 billion tons ore in the Huayuan Field.  Based on the copper grade of 1%, the amount of copper metal is estimated to be more than 1.00 million tons.

The Company is carrying out initial prospecting and mining on a small scale. A further development plan is under evaluation.

Xinjiang Wuqia Zunagen Lead & Zinc Mine

Xinjiang Wuqia Zunagen Lead and Zinc Mine is held and exploited by Tianzhen Mining under Exploration License No. 6500000511592.   The surveyed area of the mine is 19.62 square kilometers.  The mine is located in Xingjiang Uygur Autonomous Region Wuqia Country.

Currently, the methods of tunnel exploration and drilling exploration are widely used. Reserves have not been confirmed to date.

Xinjiang Wuqia Ejier Lead & Zinc Mine

Xinjiang Wuqia Ejier Lead and Zinc Mine is held and exploited by Tianzhen Mining with the Exploration License No. 65000005110055.   The surveyed area of the mine is 21.07 square kilometers.  The location of the mine is the Xingjiang Uygur Autonomous Region Wuqia Country.

Currently, the methods of tunnel exploration and drilling exploration are widely used. Reserves have not been confirmed to date.

INDUSTRY AND MINERAL OUTLOOK

The utilization for fluorite

The Company has abundant high-grade fluorite resources, metallurgy-class block ores, and large reserves of acidic fluorite powder.

The mineral CaF2 is known as “Fluorite” (modern name), also as “Fluorspar” and “Fluor Spar.”   Fluorite (Fluorspar) is an ionic solid that comprises its constituent elements (calcium and fluorine) arranged in the cubic system of crystal symmetry.

Fluorite is an important industrial mineral. The most common use is as a flux in producing steel.  Fluorine is mainly found in a mineral called fluorspar, which is sometimes known as fluorite. It is a naturally occurring mineral, which could contain up to 45% calcium fluoride. After the reaction of dry fluorspar with sulphuric acid, hydrogen fluoride gas is formed. This latter is used as such or transformed in various applications like fluorocarbons production, metallurgic industry, petroleum production, pharmaceuticals, consumer products, detergents, glass and ceramic industry.

Fluorite is used for:

Mineral

•

smelting iron, aluminum, and other metal alloys,

•

manufacturing glass, enamel glazes, ceramics, and many chemical compounds.

Hydrofluoric acid

•

refining aluminum,

•

refining uranium fuel for nuclear reactors, and

•

making rocket fuel and metal plating.

Inorganic fluoride chemicals

•

toothpastes,

•

special fluxes for welding rods,

•

optical lenses, and

•

concrete hardeners.

Organic fluoride chemicals

•

plastics,

•

refrigerants,

•

nonstick coatings,

•

lubricants,

•

stain repellents,

•

dyes,

•

herbicides,

•

medicines and anesthetics, and

•

cleaning solvents, degreasing agents and foaming agents.

China has a relatively high demand for the utilization of fluorite.  There are 872 mines producing fluorite all over the country in 2005.  Among them, there are 9 large-scale mines with reserves of more than 1 million tons, while others are small-scale mines.

China is one of three countries that have most of the fluorite resources in the world, with an estimated 60% of the world’s fluorite reserves.  According to information from the China Chemical Mine Industry Association, China will consume fluorite in the next 20 years of approximately 37 million tons.  However, there is currently only about 30 million tons of high-grade fluorite that is believed to be recoverable on a commercially viable basis. The current China fluorite reserves are estimated to be only enough to cover the needs of China over the next 25 years. To lessen the reserve crisis, PRC government has implemented an export quota permission system on fluorite exports since year 2001. At present, the price of high-grade fluorite is about $70 per ton in China, while the price is $170 per ton abroad.

Hydrogen Fluoride, also known as hydrofluoric acid (HF), is an inorganic acid mainly used for producing fluorine-containing materials such as refrigerants, pharmaceutical intermediates and fluoropolymers. Other uses include metals manufacturing, glass etching and polishing, production of gasoline, stainless steel pickling, semi-conductor preparation and various applications in the chemical and specialty metal production industries. The profit margin of  hydrogen fluoride chemistry products made from fluorite is more than 10 times that of fluorite-finished products. At present, fluorite used in the hydrogen fluoride industry accounts for 85% of the gross market in industrialized countries, while in China the proportion is only 29.4%. Experts estimate that the hydrogen fluoride industry is one of the fastest growing industries with a promising future in China and worldwide.  The PRC government encourages development in the hydrogen fluoride industry.  The Company will focus on developing hydrogen fluoride  products in the future.

Zinc/Lead

Tianzhen Mining is exploring the “Zunagen Lead and Zinc Mine” and the “Ejier Lead and Zinc Mine,” both of which are located at Wuqia Country.  They are currently under tunnel and drilling exploration.

Zinc is mainly used in galvanized steel, copper, brass and chemical industry.  As the world continues to industrialize, the consumption of zinc is increasing: 47% is used for galvanized steel, 19% for brass, and 16% for zinc alloys.  Zinc consumption is dependent on the construction industry (48%) and the automobile industry (23%).

The main increase in zinc/lead consumption has been in developing countries in Asia (mainly in China).  Consumption has increased approximately 5.4% annually.  It is expected that the need for zinc will continue to increase over the next few years.  China is now the largest consumer of zinc in the world, increasing at a rate of between 8 to 10% per year; although it increased an impressive 22% during the first nine months of 2003 and 27.8% in 2004. China changed from being a large net exporter of zinc metal to a net importer in 2002.  Net imports of zinc into China more than doubled from 236,000 tons in 2003 to 543,000 tons in 2004. According to Beijing Antaike Information Development Co., Ltd.’s (Antaike) statistics, China’s consumption of lead and zinc in 2005 expanded by 37.9 % and 13.5 % respectively, reaching 1.82 million tons and 3.12 million tons, respectively.  The galvanization industry will still be the main field with expected increases in demand for zinc.  From 2003 to 2006, the annual growth rate of China galvanized board capacity was 48%, from 4 million tons to 13 million tons.  The rapid development of the auto industry and an increase in the production of and demand for electronic bicycles have resulted in an increase in the demand for storage batteries.

The zinc mine world market is highly fragmented with approximately 266 zinc mines; however, only 19 mines produce more than 100,000 tons per annum of zinc (1997 figures). These 19 mines provide almost half of the world’s zinc production.  Global needs for zinc and a lack of yield has caused the price of zinc to increase.  The price of a standard zinc ingot is $1,000 per ton in 2004 on the London Metal Exchange (LME). The price was $1,300 per ton in the first half of 2005; from July of 2005, the price of zinc has been rapidly increasing, reaching $1,800 per ton.   This rapid increase in the price of zinc has improved the Company’s profit margin.  The price of zinc is expected to stay over $1,700 per ton in 2006.

Compared with LME, domestic lead prices do not fluctuate as widely. Local lead price kept at ¥9500 (US$1,188) per ton in early 2005. The price began to rise rapidly until the middle of December, 2005, when lead prices rose to ¥10000 (US$1,250) per ton.   Lead prices approached a record level on March 2, 2004, when the local price reached ¥10400 (US$1,300) per ton. The average price of 1# zinc ingot climbed by 3.8% to ¥9321 (US$1,166) per ton in 2005. The average local price of lead concentrate was ¥7372 per ton (US$922), accounting for 79.1% of refined lead price.

There are currently not many active medium-and-large scale mines in China.  Due to financial problems, the building and production of some planned projects has been postponed.  Antaike forecasts that mine building will pick up after 2008.  However, mine building cannot keep pace with smelter construction.  Antaike forecasts that, before 2008, lead and zinc concentrate output cannot match domestic consumption, or meet smelter production.   Consequently, it is expected that China will need to continue to import lead and zinc concentrate.  However, as the industry develops in China, the supply pressure of lead concentrate will ease gradually.

10/21/2002—8/01/2006，LME (London Metal Exchange) the trends of Zinc price every three months

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(1980.0,1995.0,:980.0,1988.5)
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<-748.0
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Copper

The Company’s Huayuan Copper Mine has an area of 31.71 square kilometers.  Initial exploration and prospecting of the mine is underway.  It is estimated that there are about 1,000,000 tons of copper metals in this mine, with its potential value to be approximately $5 billion based on current copper prices.  The price of the Company’s copper is estimated at an average of $5,000 per ton in the next 3 years.

As China’s economy continues to grow, its demand for copper also grows. Infrastructure projects, industrial goods and consumer items are all using copper in China. Today the PRC ranks as the world’s biggest copper consumer, accounting for some 20% of the global market. Indeed, China has accounted for substantially all world copper consumption growth with an annual growth rate of close to 20% per year over the last half decade.

China is also using copper in a vast range of manufactured goods destined for export – everything from refrigerators to computers to mobile phones – replacing some of the products in higher cost countries. Investment in downstream capacity is booming – including from overseas sources – and there are expectations that Chinese exports of everything from copper semis to finished goods will continue to rise in the coming years.  China is seriously threatened by a shortage of copper resources.  The domestic copper concentrate output in 2000 was only 593,000 tons, or 34.9 percent of all copper consumption in the country. It is estimated that the rate will drop further to 22.9 percent in 2010 and 15.8 percent in 2020, if no breakthrough in domestic mine exploration and exploitation is made.  Domestic production has increased substantially with the market’s huge demand; however, the supply is still greatly outstripped by the demand.  It has been estimated by the PRC National Development and Reform Commission that the production of copper in China will reach about 2.7 million tons, or an increase of 8% in 2006; however the estimated need in the PRC in 2006, is 3.8 million tons.  Accordingly, the PRC will still have a need for 1.1 million tons copper over the estimated production in the country.

Copper prices rose dramatically in 2005, peaking in May.   Prices have leveled off somewhat in recent weeks but the metal is still above anticipated levels.  In the last few months the number of copper thefts in Europe and the US has become an indicator of the state of the market. Having spiked in May at US$8,700 per metric ton - two and a half times the July 2005 price of US$3,400 - copper prices declined to about US$7,000 per metric ton in early July, lower than the record but still above anticipated levels. Economists say slight downturns in copper prices signal a break in the market, but, while the slide has been comparatively small, the trend is likely to continue over the next few years.

According to estimates of experts, the copper market will fluctuate widely and be highly volatile until at least 2015.  China’s massive and growing demand for copper, which is an influence that has pushed prices beyond expectations, is a factor that cannot be completely predicted.

PROPOSED ACQUISITIONS

AFMG or its subsidiary, Qianzhen Mining, has entered into three agreements for the acquisition of mining assets in the PRC.   On April 27, 2006, Qianzhen Mining entered into a purchase agreement with Wulatehouqi Qingshan Colored Metal Developing Company Limited  (“Qingshan”) to acquire a 60% ownership interest in Qingshan’s copper and zinc mine, in exchange for $2,375,000 and a note convertible into $1,125,803 in restricted common stock of AFMG based on the market value of the common stock at the date of conversion.  On April 28, 2006, AFMG entered into an agreement to acquire an 80% ownership interest in Xinjiang Bu Er Jin County Xing Zhen Mining Company, in exchange for $1,000,713 in cash and a note in the amount of $2,500,000, convertible into common stock of AFMG based on the market value at

the date of conversion.   On June 6, 2006, AFMG entered into an agreement with Zhong Guo Xu to acquire a 70% interest in Hui Zhen Company Limited, in exchange for approximately $1,000,000 in cash, of which $250,178 has been paid as a down payment on the transaction, and a note in the amount of $1,500,000 convertible into common stock of AFMG at the market value on the date of conversion.  The closing of each of these transactions is subject to the completion of due diligence and various contingencies.  AFMG expects that it will complete its due diligence in the next few weeks, and will report the material aspects of these acquisitions following their consummation.

CUSTOMERS

AFMG supplies its fluorite products to a wide number of customers.  Its acid grade fluorite powder is supplied to customers of fluorite chemical factories.  The current supply of this product in the PRC is insufficient to meet the demand.  AFMG’s fluorite products of metallurgical-grade are supplied to several large steel groups and concerns in the PRC.  AFMG is not dependent on any one customer for over 20% of its sales of fluorite products.

AFMG sells its other mineral products to many steel companies and smelting enterprises in the PRC.   AFMG is not dependent on any one customer for a substantial portion of its revenue from sales of these products.

EMPLOYEES

AFMG and its Subsidiaries currently have approximately 271 full-time employees and 15 part-time employees, consisting of:  (a) its officers and directors; (b) a total of 165 employees in Xiangzhen Mining;  (c) a total of 94 employees of Qianzhen Mining; and (d) a total of 28 employees of Tianzhen Mining.

DESCRIPTION OF PROPERTY AND MINING AND EXPLORATION RIGHTS

As described above under “Business of AFMG,” AFMG holds the mining and exploration rights to a number of properties in the PRC.   Mineral rights in the PRC are generally of two types – exploration rights and mining rights.   Exploration rights refer to the rights obtained in accordance with the PRC law (“PRC Law”) allowing exploring for mineral resources within the areas authorized by the applicable exploration license granted by the government.   Mining rights refer to the rights obtained in accordance with the PRC Law for exploitation of mineral resources and market control of mineral products.    In contrast to almost every other country in the world, in which mining and exploration rights are held on an exclusive basis, the PRC has not clearly provided for exclusive mineral rights.

Exploration rights in the PRC generally enable the holder to explore a designated prospective mine for its potential commercial and economic value.  Under the laws of the PRC, an exploration license is generally valid for no more than three years, with up to two extensions not to exceed two years.  Mining rights in the PRC generally have a life of 10, 20 or 30 years, depending on the size of the company holding the rights.  However, mining rights can generally be extended if the holder can demonstrate the intent to continue mining.  To qualify for an extension, a holder must make application to the government at least 30 days prior to the expiration of the mining right, and satisfy a number of requirements, including an absence of overlapping mining rights in the area of application; achieving minimum mining scale; meeting quality conditions for the mine; and satisfying certain mining operating standards.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS OF EPAT AND SUBSIDIARIES

Attached to this Form 8-K are the audited consolidated financial statements of AFMG and its Subsidiaries (which are hereinafter together simply referred to as “AFMG”) for the fiscal year ended December 31, 2005; and the audited consolidated financial statements of Qianzhen Mining (and subsidiaries) for the fiscal year ended December 31, 2004 (the “Consolidated Financial Statements”).  The discussion that follows is provided by AFMG management and is based on the consolidated results of operations for the years ended December 31, 2005 and 2004, respectively.  This discussion should be read in conjunction with the Consolidated Financial Statements and the notes thereto included elsewhere herein.

The discussion and analysis of AFMG’s financial condition and results of operations are based upon the Consolidated Financial Statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements required AFMG to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. On an on-going basis, AFMG evaluates these estimates, including those related to useful lives of real estate assets, cost reimbursement income, bad debts, impairment, net lease intangibles, contingencies and litigation.  AFMG bases its  estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. There can be no assurance that actual results will not differ from those estimates.

The following discussion should be read in conjunction with the Consolidated Financial Statements of AFMG and Subsidiaries and the notes thereto included elsewhere herein.

The statements contained in this report include forward-looking statements about information of possible or assumed results of operations, business strategies, financing plans, competitive position and potential growth opportunities. Forward-looking statements include all statements that are not historical facts and are generally accompanied by words such as “may,” “will,” “intend,” “anticipate,” “believe,” “estimate,” “expect,” “should” or similar expressions or the negative of such words or expressions. These statements also relate to AFMG’s contingent payment obligations relating to acquisitions, future capital requirements, potential acquisitions and AFMG’s future development plans and are based on current expectations.  Forward-looking statements involve various risks, uncertainties and assumptions.  The Company’s and AFMG’s actual results may differ materially from those expressed in these forward-looking statements.

The following discussion and analysis of AFMG’s financial condition and results of operations are based upon AFMG’s unaudited consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires AFMG to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. On an on-going basis, AFMG evaluates these estimates, including those related to useful lives of real estate assets, cost reimbursement income, bad debts, impairment, net lease intangibles, contingencies and litigation. AFMG bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. There can be no assurance that actual results will not differ from those estimates.

OVERVIEW

EPAT entered into a Stock Exchange Agreement (the “Exchange Agreement”) with AFMG and the shareholders of AFMG.  The terms of the Exchange Agreement were consummated and the transaction was closed on September 15, 2006.  As a result of the transaction, EPAT issued a total of 20,000,000 shares of its common voting stock to the stockholders of AFMG, in exchange for 100% of the capital stock of AFMG.  The common shares were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933 as amended.

As a result of the transaction, AFMG is now a wholly-owned subsidiary of EPAT, and EPAT, which previously had no material operations, has acquired the business of AFMG and its subsidiaries.

The Exchange Agreement was determined through negotiations between AFMG and EPAT representatives.  Prior to the transaction, there were no material relationships between AFMG and EPAT or any of their respective affiliates, directors or officers or any associates of such offices or directors.

As a result of the closing of the Exchange Agreement (“Closing”), there has been a change in voting control of EPAT.  The original shareholders of AFMG now hold a total of 20,000,000 shares of common stock of AFMG, or approximately 93.9% of the outstanding common stock of EPAT, and the former EPAT shareholders now hold approximately 6.1% of the outstanding common stock.

AFMG was organized in the State of Illinois on November 15, 2005.  AFMG’s primary business activity is mining, mineral processing and distributing of fluorite, copper, zinc, lead, and other mineral products, through its subsidiaries.  AFMG is a holding company that operates through its wholly owned subsidiaries—Inner Mongolia Wulatehou Banner Qianzhen Mining Company Limited (“Qianzhen Mining”), a wholly-owned subsidiary; Inner Mongolia Xiangzhen Mining Industry Group Company Limited (“Xiangzhen Mining”), which is owned 67% by Qianzhen Mining and 33% by AFMG; and Xinjiang Wuqia Tianzhen Mining Industry Company Limited (“Tianzhen Mining”), which is owned 99% by Xiangzhen Mining with 1% held by Yu Xiao-jing in trust.

RESULTS OF OPERATIONS

The discussion that follows is based on the consolidated results of operations of AFMG and its Subsidiaries for the period indicated.

Comparison of Three-month Periods Ended June 30, 2006 and 2005

	June 30, 2006	June 30, 2005
Sales	$4,624,530	$1,411,109
Less: Cost of Goods Sold	1,688,441	948,776
Gross Profit	$2,936,089	$462,333

Revenues increased by 228% in the second quarter of 2006 to $4,624,530 from $1,411,109 in 2005, resulting in net income of $2,128,852 for the second quarter of 2006 compared to net income of $124,380 in 2005.  This was mainly attributable to an  increase in mining and processing capacity through technological improvements, which enabled the Company to process larger quantities of minerals in 2006 compared to 2005.  It was also attributable to a big market price increase after May 2005, as a result of a substantial increase in demand for these minerals, combined with a limited supply.

Cost of sales decreased to 37% as a percentage of cost of sales to net sales for the three months ended June 30, 2006 compared to 67% for the three months ended June 30, 2005.  This decrease is attributable to the Company’s ability to increase sales prices with higher gross profit margin while maintaining the cost of sales over the year.  The total cost of sales for the second quarter of 2006 was $1,688,441 as compared to $948,776 for 2005.  This increase is directly tied to the growth in sales.

Gross profit margin increased by 30% to 63% during the second quarter of 2006 as compared to 33% in 2005. Gross profit margins vary from product to product depending on a number of factors including: (a) cost of mining and processing; (b) overall market demand and individual customer demand; (c) cost of minerals; and (d) competitor pricing policies.

	June 30, 2006	June 30, 2005
Operating Expenses
Selling & Operating Expenses	$196,201	$96,379
General & Administrative Expenses	473,919	217,337
Total Operating Expenses	670,120	313,716

Other Income (Expenses)
Subsidy	-	24,155
Other Income	-	7,606
Interest Expense	(74,922)	(55,998)
Total Other Income (Expenses)	$(74,922)	$(24,237)

Selling and operating expenses represented expenditures in connection with the distribution and selling of properties as well as expenses incurred for the operating of the business.

Selling and operating expenses for the three months ended June 30, 2006 were $196,201 as compared to $96,379 for the same period in 2005.  Selling and operating expenses as a percentage of sales decreased by 3%, from 7% in the second quarter of 2005 to 4% in the second quarter of 2006.  The increase in these expenses of $99,822 was mainly attributable to increases in freight and travel expenses, which was in turn caused by the high cost of gasoline in the world market.   The increase in gas prices affected every aspect of business that is related to transportation.  This increase was also due to the increase in business promotion, salaries to selling staff, and sales commissions.

General and administrative expenses for the three months ended June 30, 2006 were  $473,919 as compared to $217,337 for the three months ended June 30, 2005.  The general and administrative expense as a percentage of sales decreased by 5%, from 15% in the first quarter to 10% in the second quarter of 2006.  This increase of $256,582 was mainly attributable to the increase in salaries, welfare, insurance, and travel of the administrative staffs.

Finance costs increased by 34% to $74,922 in the second quarter of 2006 from $55,998 in 2005.   This increase was primarily due to an increase in interest rates.

Interest expenses of $74,922 represented the interest incurred in the second quarter of 2006 associated with bank loans of $3,000,888.

The discussion that follows is based on our pro forma consolidated results of operations for the six-month periods ended June 30, 2006 and 2005.

Comparison of Six-month Periods Ended June 30, 2006 and 2005

	June 30, 2006	June 30, 2005
Sales	$7,072,599	$2,869,065
Less: Cost of Goods Sold	2,436,513	2,209,589
Gross Profit	$4,636,086	$659,476

Revenues increased by 147% in the six months ended June 30, 2006 to $7,072,599 from $2,869,065 in the same period of 2005, resulting in net income of $3,108,298 for the six months ended June 30, 2006, compared to net income of $9,884 in the same period of 2005.  This was mainly attributable to an increase in mining and processing capacity through technological modernization, which enabled AFMG and Subsidiaries to process larger quantities of minerals in 2006.  It was also attributable to the overall economic environment resulting in an increase in the demand for minerals.

Cost of sales declined to 34% of net sales in the six months ended June 30, 2006, compared to 77% in the six months ended June 30, 2005.  The decrease is attributable to a higher sales volume and the ability to increase sales prices while maintaining the cost of sales over the year.  Total cost of sales increased to $2,436,513 for the six months ended June 30, 2006 as compared to $2,209,589 in 2005.  This increase is directly tied to the growth in revenues.

Gross profit margin increased to 66% of net sales in the six months ended June 30, 2006 compared to 23% in the six months ended June 30, 2005. Gross profit margins vary from product to product depending on a number of factors including: (a) cost of mining and processing; (b) overall market demand and individual customer demand; (c) cost of minerals; and (d) competitor pricing policies.

	June 30, 2006	June 30, 2005
Operating Expenses
Selling & Operating Expenses	$359,235	$198,649
General & Administrative Expenses	873,767	391,846
Total Operating Expenses	1,233,002	590,495

Other Income (Expenses)
Subsidy		93,174
Other Income		27,441
Finance Costs	(141,374)	(181,309)
Total Other Income (Expenses)	$(141,374)	$(60,694)

Selling and operating expenses represent expenditures in connection with the distribution and selling of properties as well as expenses incurred for the operating of the business.

Selling and operating expenses were $359,235 or 5% of net sales for the six months ended June 30, 2006, as compared to $198,649 or 7% of net sales for the same period in 2005.  This increase in selling and operating expenses of $160,742 is mainly attributable to an increase in salaries to selling staff, an increase in sales commissions, and increases  in freight and travel expenses caused by rising gasoline costs in the world market, which has, in turn, affected every aspect of business that is related to transportation.

General and administrative expenses were $873,767 or 12% as a percentage of general and administrative expenses to net sales for the six months ended June 30, 2006, as compared to $391,846 or 14% of net sales for the same period in 2005.

This increase in general and administrative expenses, of $481,921, is mainly attributable to an increase in salaries and welfare to administrative staff, depreciation expenses.

Finance costs decreased by 22% to $141,374 in the six months ended June 30, 2006 from $181,309 in the same period of 2005. This was primarily due to the repayment of outstanding short-term borrowings and favorable renewal of such borrowings.

Interest expenses of $141,374 represented the interest incurred in 2005 associated with the bank loans of $3,000,888.

The discussion that follows is based on our consolidated results of operations for the years ended December 31, 2005 and 2004.

Results from Operations - Comparison of Years Ended December 31, 2005 and 2004

	December 31, 2005	December 31, 2004
Sales	$7,078,303	$5,042,262
Less: Cost of Goods Sold	3,958,359	3,244,398
Gross Profit	$3,119,944	$1,797,864

Revenues increased by 40% in fiscal 2005 to $7,078,303 from $5,042,262 in fiscal 2004, resulting in net income of $1,583,120 for 2005 compared to net income of $1,015,458 in 2004.  This increase was mainly attributable to market price increases, and increased mining and processing capacity through technological modernization, which enabled the Company to process more minerals in 2005 compared to 2004.  It was also attributable to a general increase in the demand for minerals during this period.

Cost of sales increased to $3,958,359 (by 22%) in the 2005 fiscal year as compared to $3,244,398 for fiscal year 2004. This was primarily due to higher sales volume and the ability to increase sales prices while maintaining the cost of production over the year.

The overall cost of sales to gross revenue ratio decreased to 56% for fiscal year 2005, compared to 64% for fiscal year 2004.  The decrease is attributable to an increase in sales prices with higher gross profit margin while maintaining the cost of sales over the year.

Gross profit margin increased by 8%, reflecting a gross margin ratio of 44% for fiscal year 2005 as compared to 36% for 2004. Gross profit margins vary from product to product depending on a number of factors including: (a) cost of mining and processing; (b) overall market demand and individual customer demand; (c) cost of minerals; and (d) competitor pricing policies.

	December 31, 2005	December 31, 2004
Operating Expenses
Selling & Operating Expenses	$429,422	$321,048
General & Administrative Expenses	1,008,810	270,168
Total Operating Expenses	1,681,712	591,216

Other Income (Expenses)
Subsidy	131,835
Other Income	15,457
Interest Income	318	1,482
Interest Expense	(66,770)	(150,301)
Total Other Income (Expenses)	$80,840	$(148,819)

Selling and operating expenses represent expenditures in connection with the distribution and selling of properties as well as expenses incurred for the operating of the business.

Selling and operating expenses increased by $108,347 or 34% from $321,048 in 2004 to $429,422 in 2005.  The selling and operating expense as a percentage of sales remained 6% for both 2005 and 2004. The $108,374 variance was mainly attributed to significant increases in business promotion, salaries to selling staff, and sales commissions.

General and administrative expenses increased by $738,642 from $270,168 in 2004 to $1,008,810 in 2005.  The general and administrative expense as a percentage of sales increased from 5% in 2004 to 14% in 2005.  This unfavorable increase was mainly attributable to an increase in salaries and welfare to administrative staff, and depreciation expenses.

Depreciation and amortization increased by $652,946 to $1,038,330 for 2005 compared to $385,384 for 2004.  In the end of 2004, the Company purchased over $2 million in additional mineral rights to enhance operations. The additional depreciation expenses for the new mineral rights were around $569,580.

Finance Costs decreased to $66,770 in 2005 from $150,301 in 2004 and was primarily due to the repayment of outstanding short-term borrowings and favorable renewal of such borrowings the company obtained from commercial banks.

LIQUIDITY AND CAPITAL RESOURCES

As at June 30, 2006, AFMG had accumulated earnings of $5,749,914.

Cash and cash equivalents at June 30, 2006 totaled $474,439 compared to $1,100,892 for the same period in June 30, 2005 and $301,978 at the end of December 31, 2005. There was no restrictive bank deposit pledged as of June 30, 2006 and 2005. Therefore, AFMG did not have to maintain any minimum balance in the relevant deposit account as security.

During the quarter ended June 30, 2006, the sum of $542,311 was expended on exploration properties and mineral rights, while $1,200,266 was spent in the period ended June 30, 2005, and $2,993,490 was spent for the whole 2005 fiscal year associated with exploration properties and the purchase of new exploration rights.

AFMG’s mineral exploration assets and mineral rights at June 30, 2006 totaled $11,531,720 compared to $9,419,248 at the same period ended June 30, 2005, and $10,989,410 at the fiscal year ended December 31, 2005. The sharp increase is a result of the aggressive exploration program and acquisitions AFMG has implemented for the last year of 2005 and through the second quarter of 2006.

Its primary sources of funds included cash flow from operations, and potentially the proceeds from borrowing or the sale of equity.   Management endeavors to ensure that sufficient funds are always available to take advantage of new investment opportunities, and to meet future liquidity and capital needs.  Management considers current working capital and borrowing capabilities adequate to cover the AFMG’s planned operating and capital requirements.

RISK FACTORS

An investment in the Company’s common stock involves a high degree of risk.  Any prospective investor should carefully consider the risks described below, together with any additional information in this Form 8-K, as well as information in any other reports filed by the Company with the U.S. Securities and Exchange Commission (“SEC”), before making an investment decision.   Additional risks and uncertainties not presently foreseeable to the Company may also impair business operations.   If any of the following risks occur, the Company’s business, financial condition or operating results could be materially and adversely affected.  In such case, the trading price of the Company’s common stock could decline, and an investor could lose all or part of his investment.

As a result of the closing of the Exchange Agreement, most of the risks of the Company pertain to the business of AFMG, the Company’s wholly-owned subsidiary, and AFMG’s subsidiary.

CHINA RELATED RISKS

The Company’s business will be affected by the government regulation and Chinese economic environment because most of our sales will be in the China market.

Although AFMG exports products to other countries, most of its sales are in the PRC.  It is anticipated that ACPG’s products in China will continue to represent a significant portion of sales in the near future.  As a result of ACPG’s reliance on the China markets, its operating results and financial performance could be affected by any adverse changes in economic, political and social conditions in China.

There can be no assurance that future regulatory, judicial and legislative changes will not have a material adverse effect on AFMG, that regulators or third parties will not raise material issues with regard to compliance or non-compliance with applicable laws or regulations, or that any changes in applicable laws or regulations will not have a material adverse effect on AFMG and its business.

The economy of the PRC has been transitioning from a planned economy to market oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reforms, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in the PRC are still owned by the Chinese government. For example, all lands are state owned and are leased to business entities or individuals through governmental granting of State-owned Land Use Rights or mining and exploration rights.  The granting process is typically based on government policies at the time of granting and it could be lengthy and complex. This process may adversely affect AFMG’s future manufacturing expansion. The Chinese government also exercises significant control over the PRC’s economic growth through the allocation of resources, controlling payment of foreign currency and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures. At present, AFMG’s mining and exploration activities are subject to approvals from the relevant government authorities in China.  Such governmental approval processes are typically lengthy and complex, and never certain to be obtained.

There are risks inherent in doing business in China.

The PRC is a developing country with a young market economic system overshadowed by the state. Its political and economic systems are very different from the more developed countries which are still in the stage of change.  China also faces many social, economic and political challenges that may produce major shocks and instabilities and even crises, in both its domestic arena and in its relationship with other countries, including but not limited to the United States. Such shocks, instabilities and crises may in turn significantly and adversely affect AFMG’s performance.

Certain political and economic considerations relating to the PRC could adversely affect AFMG.

While the PRC government has pursued economic reforms since its adoption of the open-door policy in 1978, a large portion of the PRC economy is still operating under five-year plans and annual state plans. Through these plans and other economic measures, such as control on foreign exchange, taxation and restrictions on foreign participation in the domestic market of various industries, the PRC government exerts considerable direct and indirect influence on the economy. Many of the economic reforms carried out by the PRC government are unprecedented or experimental, and are expected to be refined and improved.  Other political, economic and social factors can also lead to further readjustment of such reforms. This refining and readjustment process may not necessarily have a positive effect on AFMG’s operations or future business development.  AFMG’s operating results may be adversely affected by changes in the PRC’s economic and social conditions as well as by changes in the policies of the PRC government, such as changes in laws and regulations (or the official interpretation thereof), measures which may be introduced to control inflation, changes in the interest rate or method of taxation, and the imposition of additional restrictions on currency conversion.

The recent nature and uncertain application of many PRC laws applicable to AFMG create an uncertain environment for business operations and they could have a negative effect on AFMG.

The PRC legal system is a civil law system. Unlike the common law system, the civil law system is based on written statutes in which decided legal cases have little value as precedents. In 1979, the PRC began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in the PRC and to regulate foreign investment. Progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. The promulgation of new laws, changes of existing laws and the abrogation of local regulations by national laws could have a negative impact on AFMG’s business and business prospects. In addition, as these laws, regulations and legal requirements are relatively recent, their interpretation and enforcement involve significant uncertainty.

It may be difficult to effect service of process and enforcement of legal judgments upon AFMG and its officers and directors because they reside outside the United States.

As AFMG’s operations are presently based in the PRC and its directors and officers reside in the PRC, service of process on AFMG and such directors and officers may be difficult to effect within the United States.  Also, substantially all of AFMG’s assets are located in the PRC and any judgment obtained in the United States against AFMG may not be enforceable outside the United States.

AFMG may experience currency fluctuation and longer exchange rate payment cycles.

The local currencies in the countries in which AFMG sells products may fluctuate in value in relation to other currencies. Such fluctuations may affect the costs of AFMG’s products sold and the value of AFMG’s local currency profits.  While operations in countries other than China do not comprise a substantial portion of revenue at the present time, AFMG intends to expand its business in other countries, which would result in an increased risk of exposure of its business to currency fluctuation.

Since most of AFMG’s assets are located in China, any dividends of proceeds from liquidation is subject to the approval of the relevant Chinese government agencies.

AFMG’s assets are located inside China. Under the laws governing foreign invested enterprises in China, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. Any dividend payment will be subject to the decision of the board of directors and subject to foreign exchange rules governing such repatriation. Any liquidation is subject to both the relevant government agency’s approval and supervision as well as the foreign exchange control. This may generate additional risk for investors in case of dividend payment and liquidation.

FOREIGN EXCHANGE CONTROL RISKS

Currency conversion and exchange rate volatility could adversely affect AFMG’s financial condition.

The PRC government imposes control over the conversion of RMB into foreign currencies. Under the current unified floating exchange rate system, the People’s Bank of China publishes an exchange rate, referred to as the PBOC exchange rate, based on the previous day’s dealings in the inter-bank foreign exchange market. Financial institutions authorized to deal in foreign currency may enter into foreign exchange transactions at exchange rates within an authorized range above or below the PBOC exchange rate according to market conditions.

Pursuant to the Foreign Exchange Control Regulations of the PRC issued by the State Council which came into effect on April 1, 1996, and the Regulations on the Administration of Foreign Exchange Settlement, Sale and Payment of the PRC which came into effect on July 1, 1996, regarding foreign exchange control, conversion of RMB into foreign exchange by Foreign Investment Enterprises, or FIE’s, for use on current account items, including the distribution of dividends and profits to foreign investors, is permissible.  FIEs are permitted to convert their after-tax dividends and profits to foreign exchange and remit such foreign exchange to their foreign exchange bank accounts in the PRC.

Conversion of RMB into foreign currencies for capital account items, including direct investment, loans, and security investment, is still subject to certain restrictions. On January 14, 1997, the State Council amended the Foreign Exchange Control Regulations and added, among other things, an important provision, which provides that the PRC government shall not impose restrictions on recurring international payments and transfers under current account items.

Enterprises in the PRC (including FIEs) which require foreign exchange for transactions relating to current account items, may, without approval of the State Administration of Foreign Exchange, or SAFE, effect payment from their foreign exchange account or convert and pay at the designated foreign exchange banks by providing valid receipts and proofs.

Convertibility of foreign exchange in respect of capital account items, such as direct investment and capital contribution, is still subject to certain restrictions, and prior approval from the SAFE or its relevant branches must be sought.

AFMG is a FIE to which the Foreign Exchange Control Regulations are applicable. There can be no assurance that AFMG will be able to obtain sufficient foreign exchange to pay dividends or satisfy other foreign exchange requirements in the future.

Since 1994, the exchange rate for RMB against the United States dollars has remained relatively stable, most of the time in the region of approximately RMB8.00 to US$1.00. However, in 2005, the Chinese government announced that would begin pegging the exchange rate of the Chinese RMB against a number of currencies, rather than just the U.S. dollar.  As AFMG’s operations are primarily in China, any significant revaluation of the Chinese RMB may materially and adversely affect cash flows, revenues and financial condition.  For example, to the extent that AFMG needs to convert United States dollars into Chinese RMB for operations, appreciation of this currency against the United States dollar could have a material adverse effect on AFMG’s business, financial condition and results of operations.  Conversely, if AFMG decides to convert Chinese RMB into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Chinese RMB that AFMG converts would be reduced.

BUSINESS RISKS

Certain officers and directors have significant control over the Company.

Ms. Yu Xiao-jing and Mr. Xu Xue-ming, who are officers and directors of AFMG, will serve as President and Chief Executive Officer, and Chief Operating Officer, respectively, of EPAT.  Ms. Yu and Mr. Xu will own, in the aggregate,  78.8% of the issued and outstanding shares of common stock of the Company.   As a result, these shareholders will be able to control certain corporate governance matters requiring shareholders' approval.  Such matters may include the approval of significant corporate transactions such as increasing the authorized number of our shares to complete the acquisition, if necessary, and any other transactions requiring a majority vote without seeking other shareholders' approval. They will also have the ability to control other matters requiring shareholder approval including our election of directors which could result in the entrenchment of management.

AFMG’s failure to comply with accounting policies and regulations in making reasonable estimates and judgments could negatively impact its financial position and results of operation.

As a result of the consummation of the Exchange Agreement, the combined company (EPAT and AFMG) will be subject to critical accounting policies and actual results may vary from estimates. The Company and AFMG have followed, and the combined companies will continue to follow, generally accepted accounting principles for the United States in preparing financial statements. As part of this work, AFMG must make many estimates and judgments concerning future events. These affect the value of the assets and liabilities, contingent assets and liabilities, and revenue and expenses reported in such financial statements.  AFMG believes that these estimates and judgments are reasonable, and has made them in accordance with accounting policies based on information available at the time.  However, actual results could differ from estimates, and this could require AFMG to record adjustments to expenses or revenues that could be material to its financial position and results of operations in the future.

The loss or unavailability of key personnel could harm operations.

AFMG depends on key management and technological personnel.  The unavailability or departure of such key personnel may seriously disrupt and harm its operations, business and the implementation of its business strategy and plans.  Although many of these personnel are founders and shareholders of AFMG, there can be no assurance that AFMG can be successful in retaining them.

The combined company does not plan to declare or pay any dividends to our shareholders in the near future.

Neither the Company nor AFMG declared any dividends for the year ended December 31, 2005.  The combined company does not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

The Company is required to be in compliance with the registered capital requirements of the PRC.

Under the Company Law of the PRC, the combined company will be required to contribute a certain amount of  “registered capital” to its wholly owned subsidiary.  By law, AFMG and its subsidiaries are required to contribute at least 10% of after tax net income (as determined in accordance with Chinese GAAP) into a statutory surplus reserve until the reserve is equal to 50% of AFMG and its subsidiaries’ registered capital, and between 5% and 10% of its after tax net income, as determined by AFMG’s board of directors, into a public welfare fund. These reserve funds are recorded as part of shareholders' equity but are not available for distribution to shareholders other than in the case of liquidation.  As a result of this requirement, the amount of net income available for distribution to shareholders will be limited.

AFMG needs to manage growth in operations to maximize its potential growth and achieve its expected revenues.

AFMG’s success depends on its ability to achieve continued growth.  In order to maximize potential growth in current and potential markets, AFMG believes that it must expand its manufacturing and marketing operations.  This expansion will place a significant strain on management and operational, accounting, and information systems.  AFMG expects that it will need to continue to improve financial controls, operating procedures, and management information systems.  It will also need to effectively train, motivate, and manage its employees. Its failure to manage its growth could disrupt operations and ultimately prevent AFMG from generating the revenues it expects.

AFMG will need additional capital to fund growing operations, and it may not be able to obtain sufficient capital and may be forced to limit the scope of its operations.

AFMG expects it will require substantial capital to fund future exploration, mine acquisitions and to fund growth.  Its capital needs will depend on numerous factors, including (1) its profitability; (2) any changes in supply or demand in PRC for fluorite, copper, zinc and lead; (3) the level of exploration and mining activity; and (4) the amount of our capital expenditures.  We cannot assure an investor that it will be able to obtain capital in the future to meet its needs.

If AFMG cannot obtain additional funding, it may be required to:

•

reduce its exploration and other investments; and

•

decrease or eliminate capital expenditures.

Such reductions could materially adversely affect its business and its ability to compete.

Even if we are successful in finding a source(s) of additional capital, it may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to the

Company.  Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of its shareholders.  In addition, new equity or convertible debt securities issued by the Company to obtain financing could have rights, preferences and privileges senior to the common stock.  There can be no assurance that any additional financing will be available, or if available, will be on terms favorable to the Company.

International operations require AFMG to comply with a number of U.S. and international regulations.

AFMG is required to comply with a number of international regulations in countries outside of the United States.  In addition, it must comply with the Foreign Corrupt Practices Act, or FCPA, which prohibits U.S. companies or their agents and employees from providing anything of value to a foreign official for the purposes of influencing any act or decision of these individuals in their official capacity to help obtain or retain business, direct business to any person or corporate entity or obtain any unfair advantage.  Any failure by AFMG to adopt appropriate compliance procedures and ensure that its employees and agents comply with the FCPA and applicable laws and regulations in foreign jurisdictions could result in substantial penalties and/or restrictions in its ability to conduct business in certain foreign jurisdictions. The U.S. Department of The Treasury's Office of Foreign Asset Control, or OFAC, administers and enforces economic and trade sanctions against targeted foreign countries, entities and individuals based on U.S. foreign policy and national security goals.  As a result, AFMG is restricted from entering into transactions with certain targeted foreign countries, entities and individuals except as permitted by OFAC which may reduce its future growth.

We may incur significant costs to ensure compliance with U.S. corporate governance and accounting requirements.

We will incur significant costs associated with public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission.  All of these applicable rules and regulations can be expected to increase legal and financial compliance costs and to make some activities more time consuming and costly.  Management also expects that these applicable rules and regulations may make it more difficult and more expensive to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers.

We may have difficulty raising necessary capital to fund operations as a result of market price volatility for its shares of common stock.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, the  shares of common stock of the Company can also be expected to be subject to volatility resulting from purely market forces over which it will have no control.  If its business development plans are successful, we may require additional financing to continue to acquire mining and exploration properties, and to expand into new markets.  The exploitation of mining and exploration opportunities may, therefore, be dependent upon the Company’s ability to obtain financing through debt and equity or other means.

The business of exploring and developing mining properties is very risky.

The business of exploring for minerals and mining involves a high degree of risk. There is no assurance the Company's new mineral exploration activities will be successful.  Its fluorite mines have been explored and are ultimately developed into producing mines. The Company's property interests in Xinjiang Yangye Huayuan Copper Mine are in the exploration stage.  In exploring and developing its mineral deposits the Company will be subject to an array of complex economic factors and technical considerations. Delays in obtaining governmental approvals, inability to obtain financing or other factors could cause delays in exploring and developing properties. Such delays could materially and adversely affect the financial performance of the Company.

The market price for minerals is subject to wide fluctuations.

All of the Company's current projects are fluorite, zinc and copper properties. The Company's profitability will be largely determined by the market price for these minerals, which is determined in world markets and is subject to wide fluctuations.  The Company has no control or influence on the market price of its products.  While the Company intends to employ a fluorite, zinc, and copper price hedging strategy at such time as it begins production, in the event of a severe and prolonged decrease in the price of fluorite, zinc and copper, the ability of the Company to raise capital and to operate profitably could be impaired and development and production activities may have to cease.

The Company has no assurance that future commodity prices will be at a level sufficient to make mining operations viable.

Some of the Company’s contracts are contingent upon the Company obtaining financing.

The Company plans to undertake several planned exploration and development projects during the year 2006. As part of this development, the Company has entered into a number of mine purchase contracts, and contracts for construction, mining and operating supplies.  These contracts are contingent upon the Company obtaining necessary financing.  If the Company is unable to complete the financing within a reasonable period of time, some of these contracts could require renegotiation resulting in possible cost increases over the life of the project. It will need to curtail its operations and the Company may be materially adversely affected.

The exploration and development of the Company’s properties depend, therefore, on the Company’s ability to obtain financing through joint ventures, debt financing, equity financing or other means. The Company is currently pursuing financing opportunities to meet its purchase contracts.

The Company will be subject to extensive regulations.

All of the Company’s properties are located in China. Accordingly, the Company should not be subject to any material environmental regulations outside of China.  The Company's operations are and will be subject to extensive national and local governmental regulations in China, which regulations may be revised or expanded at any time. A broad number of matters are subject to regulation.  Generally, compliance with these regulations requires the Company to obtain permits issued by government, state and local regulatory agencies.  Certain permits require periodic renewal or review of their conditions.  The Company cannot predict whether it will be able to obtain or renew such permits or whether material changes in permit conditions will be imposed.  The inability to obtain or renew permits or the imposition of additional conditions could have a material adverse effect on the Company's ability to develop and operate its properties.

Environmental laws and regulations to which the Company is subject as it progresses from the development stage to the production stage will subject the Company to additional compliance and other requirements.   Failure to comply with applicable laws, regulations and permits can result in injunctive actions, damages and civil and criminal penalties.  The laws and regulations applicable to the Company's activities change frequently and it is not possible to predict the potential impact on the Company from any such future changes.

RISKS RELATED TO COMMON STOCK

There are substantial risks of lack of liquidity and volatility risks.

Currently, the Company’s common stock is quoted in the OTC Bulletin Board market under the symbol “EPTI.”  The liquidity of our common stock may be very limited and affected by its limited trading market. The OTC Bulletin Board market is an inter-dealer market much less regulated than the major exchanges, and is subject to abuses and volatilities and shorting. There is currently no broadly followed and established trading market for our common stock. An established trading market may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders.  Absence of an active trading market reduces the liquidity of the shares traded there.

The trading volume of our common stock may be limited and sporadic.  As a result of such trading activity, the quoted price for our common stock on the OTC Bulletin Board may not necessarily be a reliable indicator of its fair market value.  In addition, if our shares of common stock cease to be quoted, holders would find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our common stock and as a result, the market value of our common stock likely would decline.

We may be subject to the risks inherent in a penny stock.

The Company’s common stock may be subject to regulations prescribed by the SEC relating to “Penny Stock.”  The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price (as defined in such regulations) of less than $5.00 per share, subject to certain exceptions.  If the Company’s common stock meets the definition of a penny stock, it will be subject to these regulations, which impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors—generally institutions with assets in excess of $5,000,000 and individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 (individually) or $300,000 (jointly with their spouse).

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As of June 30, 2006 and 2005, AFMG had no material derivative instruments. The Company may enter into derivative financial instrument transactions in order to mitigate its interest rate risk on a related financial instrument in the future.

The Company’s balance sheet includes amount of assets and liabilities whose fair values are subject to market risk. Market risk is the risk of loss arising from adverse changes in market prices or interest rates. Generally, the Company’s borrowing is short to medium term in nature and therefore approximate fair value. The Company currently has interest rate risk as it related to its fixed maturity mortgage participation interest. The Company seeks to limit the impact of interest rate changes on earnings and cash flows and to lower its overall borrowing costs by closely monitoring its interest rate debt.

The Company’s equity risk as it related to its marketable equity securities, and foreign currency risk as it relates to investments denominated in foreign currencies. The Company and its subsidiaries are mainly located in China, there were no significant changes in exchange rates, and however, unforeseen developments may cause a significant change in exchange rates.  The Company is subject to commodity price risks arising from price of construction materials.

CONTROLS AND PROCEDURES

There was no change in the Company’s internal controls over financial reporting or in other factors during the Company’s last fiscal quarter that materially affected, or are reasonably likely to materially affect, the Company's internal controls over financial reporting. There were no significant deficiencies or material weaknesses, and therefore there were no corrective actions taken.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth the number of shares of common stock beneficially owned by (i) those persons or groups known to beneficially own more than 5% of the Company’s common stock, as a result of the closing of the Exchange Agreement (i) each current director and each person that is now an officer or director of the company; and (ii) all current directors and executive officers as a group.  The information is determined in accordance with Rule 13d-3 promulgated under the Exchange Act.  Except as indicated below, the stockholders listed possess sole voting and investment power with respect to their shares.

	After Closing of Exchange Agreement (1)
Name and Address of Beneficial Owner	Common Stock	Percent of Class
Officers and Directors:
Yu Xiao-jing (2)	14,917,000	70.0
Xu Xue-ming (2)	1,870,000	8.8
Cui He-lin (2)	200,000	*
Yang You-ming (2)	0	0.0
Dang Yu (2)	213,000	*
Yue Cai-jun (2)	0	0.0
All Officers and Directors as a group (six persons):	17,200,000	80.8

*Less than 1%

(1)

As of the date of this Form 8-K, the Company had 21,297,700 shares of common stock outstanding.

(2)

The street address of the named beneficial shareholder is No. 166 Fushi Road Zeyang Tower, Shijingshan District, Beijing, China 100043.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

DIRECTORS AND OFFICERS

Current Management of the Company

At the closing, John W. Peters resigned as a director and was replaced by Yu Xiao-jing as a director to fill Mr. Peters’ vacancy; and Ariika M. Bryner resigned as a director and was replaced by Xu Xue-ming as a director to fill Ms. Bryner’s vacancy.  Immediately thereafter, Cui He-lin and Yang You-ming were appointed as additional directors of the Company, and the new officers of the Company were appointed, as set forth below.  The following table sets forth information regarding the Company’s new executive officers and directors after consummation of the Exchange Agreement.

Each member of the Company’s board of directors serves a term of one year or from the date of election until the end of the designated term and until the successor is elected and qualified.

Name

Age

Position

Yu Xiao-jing

49

CEO, President and Director

Xu Xue-ming

45

Chief Operating Officer and Director

Dang Yu

47

Secretary

Yue Cai-jun

46

Chief Financial Officer

Cui He-lin

50

Director

Yang You-ming

51

Director

The following is information on the business experience of each of the members of management after the closing of the Exchange Agreement.

Yu Xiao-jing has been the Chief Executive Officer and President of Qianzhen Mining since 2002. She is responsible for the overall strategic planning, management and development of Qianzhen Mining. Mrs. Yu has been in the mine industry for more than 30 years. From July 2004, she was the Vice Executive President of China Fluorite Industry Association. In 2005, she studied at Peking University and obtained an Executive Masters in Business Administration. From 1974 to 1980, she worked for Gansu Silver Construction and Installation Company as a cashier. From 1981 to 1983, she worked for the Institute of Gansu Silver Company as a financial accountant.  From 1987 to 1989, she worked as financial supervisor in Labor Service Company (a subsidiary of Gansu Silver Company).  From 1990 to 2002, she was the general manager of Dalian Zhikun Metal Materials Co., Limited.

Xu Xue-ming has been the General Manager of Qianzhen Mining since July 2002. He is responsible for the overall management and operations of Qianzhen Mining.  Mr. Xu graduated from Lianyungang (Jiangsu Province) Academy of Chemical Mining in 1983. He has more than 20 years experience in the mine industry.  From 1983 to 1998, he served as technician, vice-superintendent of mines, and mine superintendent, successively, in Inner Mongolia Coal Kiln

Mouth Pyrite. From 1999 to 2002, he worked as vice General Manager of Inner Mongolia Dongsheng Temple Mine Co., Limited.

Dang Yu has been the Secretary of Inner Mongolia Wulatehou Banner Qianzhen Mine-Processing Co., Ltd since December 2005.  He graduated from Beijing University of Technologies with a master’s degree in Business Administration.  From 1989 to 1998, he worked as a senior officer and then the chief at the Policy Regulation and Restructuring Division of China's State Administration of Building Materials Industry, and also as deputy commissioner to the board of Shanghai Futures Exchange of Building Materials (the predecessor of Shanghai Futures Exchange) from October 1993 to October 1995.  From 1999 to 2002, he worked as the secretary of the board of the China Chemical Building Materials Co., Ltd.  From 2003 to 2005, he worked as the secretary of the board of the China Metal High-Tech Co., Ltd.

Yue Cai-jun has been the Chief Financial Officer of Inner Mongolia Qianzhen Mine-Processing Co., Ltd., since 2005.  He graduated from Central University in Finance and Economics, and received a bachelor degree of accountancy in 1998.  He has more than 20 years of financial experience.  From 1980 to 1981, he worked as accountant in Tanyaokou Sulfur-Iron Ore Duty Company.  From 1985 to 1994, he worked as accountant director, financial officer, and chief accountant in the mining factory of Sulfur-Iron Ore Duty Company.  From September 1999 to January 2002, he was the chief executive officer of Linhe Haiyang Mining Inc.  From 2003 to 2004, he was the chief financial officer of Inner Mongolia Xintong Copper Co., Ltd., which is a foreign-invested enterprise.

Cui He-lin is the Vice- President of Qianzhen Mining, and he has more than 30 years experience in the mining industry.  Mr. Cui joined Qianzhen Company in July 2002.  He graduated from the Xi'an Geology Institute in 1979.   From 1974 to 1977, he worked in Gansu Province No. 3 Geological Team as a technician and deputy director.  From 1980 to 1987, he worked as engineer and team leader in Gansu Province No. 3 Geological Team. From 1988 to 2002, he worked in Baiyin City (Gansu Province) Silver Trading Company as an office manager.

Yang You-ming is the independent director of Inner Mongolia Wulatehou Banner Qianzhen Mine-Processing Co., Ltd. Mr. Yang has been the Director of the Nonferrous Geological Prospecting Bureau, of Xinjiang Uygur Autonomous Region in China.  He studied geology and graduated from Zhongnan Mining and Metallurgy College in 1982.  From 1982 to 1986, he worked in No. 1 Subgroup of Gansu 106 Nonferrous Geological Survey Team, and participated in a prospecting project of Lijiagou Lead/Zinc Ore in Chengxian County of Gansu Province. He worked as the deputy editor to the compilation of the project report which was awarded a national prize.  From 1986 to 1991, he worked as the deputy-chief-engineer of the No. 2 Subgroup of Gansu 106 Nonferrous Geological Survey Team.  From 1994 to 2000, he worked as the deputy-chief-engineer and then the chief engineer of the Nonferrous Geological Prospecting Bureau, of Xinjiang Uygur Autonomous Region in China.

EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

Former Management

John W. Peters and Ariika M. Bryner resigned as officers and directors on September 15, 2006, in connection with the closing of the Exchange Agreement.  Neither of these executive officers received any cash compensation, bonuses, stock appreciation rights, long term compensation, stock awards or long-term incentive rights from us during the past three fiscal years.  Mr. Peters, who acted in a capacity similar to chief executive officer, did not receive compensation during the 2005 fiscal year.  We have not entered into employment contracts with our executive officers and their compensation, if any, will be determined at the discretion of our Board of Directors.

We do not have any standard arrangement for compensation of our directors for any services provided as director, including services for committee participation or for special assignments.

New Management

Under the terms of the Exchange Agreement, prior management of the Company resigned, and the designees of AFMG were appointed, as new management.  The following sets forth the compensation of these individuals from AFMG and its subsidiaries, for the two fiscal years ended December 31, 2005.

Name and Principal Position	Fiscal Year Ended December 31	Salary($)(1)	Bonus($)	Options(#)	All Other Compensation($)
Yu Xiao-jing, CEO, President and Director	2005 2004 2003	1,200 1,200 0	0 0 0	0 0 0	0 0 0
Xu Xue-ming, COO and Director	2005 2004 2003	1,200 1,200 0	0 0 0	0 0 0	0 0 0
Cui He-lin, Director	2005 2004 2003	3,000 3,000 0	0 0 0	0 0 0	0 0 0
Yang You-ming, Director	2005 2004 2003	0 0 0	0 0 0	0 0 0	0 0 0
Dang Yu, Secretary	2005	0(2)	0	0	0
Yue Cai-jun, CFO	2005	0(2)	0	0	0

(1)

Based on conversion rate of approximately 8.00RMB for $1.00US.

(2)

Not employed by AFMG or Subsidiaries until after December 31, 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In November, 2005, AFMG was organized as an Illinois corporation for the purpose of acquiring certain mining properties in the PRC.   On December 10, 2005, AFMG acquired 100% of the registered capital of Qianzhen Mining, through a stock for stock exchange.   On January 23, 2006, AFMG acquired from Qianzhen Mining a 33% ownership interest in Xiangzhen Mining; the remaining 67% ownership interest in Xiangzhen is held by Qianzhen Mining.

Except as indicated above, there are no proposed transactions and no transactions during the past two years to which the Company was a party and in which any officer, director, or principal shareholder, or their affiliates or associates, was also a party.

DESCRIPTION OF THE SECURITIES OF EPAT

EPAT is presently authorized to issue up to 50,000,000 shares of stock, par value of $0.001 per share.  The Company currently has a total of 21,297,700 shares of common stock outstanding, as a result of the issuance of a total of 20,000,000 shares to the AFMG shareholders, under the terms of the Exchange Agreement.  All of the 20,000,000 shares issued to the AFMG shareholders are “restricted securities” within the meaning of the Securities Act of 1933 (the “Securities Act”), as amended, and as such may not be resold without registration or an exemption from the registration requirements.  All shares held by officers, directors and affiliates, and any other restricted shares held less than two years, must be sold in accordance with the terms and conditions of Rule 144 under the Securities Act, unless such shares are registered.

Since its inception, no dividends have been paid on the Company’s common stock.  The Company intends to retain any earnings for use in its business activities, so it is not expected that any dividends on the common stock will be declared and paid in the foreseeable future.

All shares of common stock are equal to each other with respect to voting, liquidation and dividend rights.  Holders of shares of common stock are entitled to one vote for each share they own at any stockholders’ meeting.  Holders of shares of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to stockholders.  There is no conversion, preemptive, redemption, or other rights or privileges with respect to any shares.  Reference is made to the Company’s Articles of Incorporation and its Bylaws as well as to the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of common stock.  The common stock of the Company has no cumulative voting rights that mean that fifty per cent of the shareholders may elect all of the directors of the Company to be elected at a shareholders’ meetings if they choose to do so.  In such event, the holders of the remaining shares aggregating less than 50% will be unable to elect any directors.

PRICE RANGE OF COMMON STOCK

The Company’s common stock is quoted on the OTC Bulletin Board under the symbol “EPTI.OB.”  Although quotations for the Company's common stock appear on the OTC Bulletin Board, there is no established trading market for the common stock.  Prior to March 1, 2006, the Company’s common stock traded under the symbol “EPAT.OB.”  The trading symbol was changed due to a 30-for-1 reverse stock split of the Company’s outstanding common stock, which took effect on March 1, 2006.  For the past two calendar years to the present, transactions in the common stock can only be described as sporadic.  Consequently, the Company is of the opinion that any published prices cannot be attributed to a liquid and active trading market and, therefore, is not indicative of any meaningful market value.

The following table sets forth, for the periods indicated, the high and low bids for the Company’s common stock; the bids reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.  The last reported bid for the Company’s common stock on the OTC Bulletin Board on September 14, 2006, was $1.50 per share.

Calendar Quarter Ended               High Bid ($)          Low Bid ($)

March 31, 2005*

1.50

1.20

June 30, 2005*

1.20

1.20

September 30, 2005*

1.50

1.20

December 31, 2005*

1.80

1.50

March 31, 2006

2.00

1.50

June 30, 2006

1.25

1.01

*Prices reflect 30-for-1 reverse split.

Holders and Dividends

The Company had approximately 675 stockholders of record as of September 14, 2006, which does not include shares held in “street accounts” of securities brokers.  The Company has not paid any cash dividends on its outstanding shares of common stock, and does not foresee cash dividends to be paid in the foreseeable future.

LEGAL PROCEEDINGS

The Company is not a party to any material pending legal proceedings, and to the best of its knowledge, no such proceedings by or against the Company have been threatened.

RECENT SALES OF UNREGISTERED SECURITIES

In connection with the closing of the Exchange Agreement, the Company has issued a total of 20,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), to the holders of common stock of AFMG.  No underwriters were involved in the acquisition described herein.  The securities will be issued to AFMG’s stockholders in reliance upon the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act, relating to sales by an issuer not involving any public offering, to the extent an exemption from such registration is required. The purchasers have represented they are acquiring the shares for investment and not distribution, that they could bear the risk of the investment and could hold the securities for an indefinite period of time.  All the purchasers received written disclosures that the securities will not be registered under the Securities Act and that any resale must be made pursuant to a registration or an available exemption from such registration.  The sales of these securities will be made without general solicitation or advertising.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Chapter 78 of the Nevada General Corporation Law (“NGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NGCL Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NGCL Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NGCL Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

The Company’s Articles of Incorporation and By-laws provide that we may indemnify its officers, directors, agents and any other persons to the fullest extent permitted by the NGCL.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

The information set forth above under “Item 2.01 Completion of Acquisition or Disposition of Assets” is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

The information set forth above under “Item 2.01 Completion of Acquisition or Disposition of Assets” is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

Attached to this Form 8-K are the following financial statements required under Item 9.01(a), and pro forma financial information required under Item 9.01(b) of Form 8-K.

1.

Audited Consolidated Financial Statements of Wu La Te Hou Qi Qian Zhen Mining Company, Ltd. and Subsidiaries for the year ended December 31, 2004, together with the report of e-Fang Accountancy Corp., & CPA, certified public accountants, dated May 5, 2006;

2.

Audited Consolidated Financial Statements of American Federal Mining Group, Inc. and Subsidiaries, for the year ended December 31, 2005, together with the report of e-Fang Accountancy Corp., & CPA, certified public accountants, dated June 27, 2006; and

3.

Unaudited Financial Statements of American Federal Mining Group, Inc. and Subsidiaries, for the six months ended June 30, 2006 and June 30, 2005; and

4.

Pro Forma Consolidated Financial presentation of Earth Products & Technologies, Inc. and American Federal Mining Group, Inc., as of December 31, 2005 and 2004 and June 30, 2006 and 2005.

Exhibits

The following documents related to the Stock Exchange Agreement between EPAT, AFMG and the AFMG Shareholders are included as exhibits to this Form 8-K:

Exhibit No.

Title of Document

2.1*

Stock Exchange Agreement dated July 14, 2006

*Filed as exhibit to Form 8-K filed on July 20, 2006.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

REGISTRANT:

EARTH PRODUCTS & TECHNOLOGIES, INC.

Date:  September 18, 2006

By

/s/ Yu Xiao-jing

Yu Xiao-jing, President

WU LA TE HOU QI QIAN ZHEN MINING COMPANY, LTD AND SUBSIDIARIES AUDITED CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2004

Wu La Te Hou Qi Qian Zhen Mining Company, Ltd and Subsidiaries

E-FANG ACCOUNTANCY CORP., &  CPA

17800 CASTLETON ST., SUTIE 208, CITY OF INDUSTRY, CA 91748

To the Board of Directors and Shareholders of

Wu La Te Hou Qi Qian Zhen Mining Company, Ltd and subsidiaries

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We were engaged to audit the accompanying consolidated balance sheets of Wu La Te Hou Qi Qian Zhen Mining Company, Ltd and its subsidiaries (the “Company”) as of December 31, 2004 and the related consolidated statements of operations, retained earnings and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.

We did not make a count of its physical inventory in December 31, 2004, stated in the accompanying financial statements at $1,644,949.  The Company’s records do not permit the application of other auditing procedures to inventories.

Since we did not take physical inventories count and observation for the year ended December 31, 2004, and we were not able to apply other auditing procedures to satisfy ourselves as to inventory quantities, the scope of our work was not sufficient to enable us to express, and we do not express, an opinion on these financial statements.

e-Fang Accountancy Corp., & CPA

Certified Public Accountants

City of Industry, USA

May 5, 2006

Wu La Te Hou Qi Qian Zhen Mining Ltd and Subsidiaries

Consolidated Financial Statements

Balance Sheets

As of December 31, 2004

(Expressed in US dollars)

ASSETS
Current Assets
Cash and Cash Equivalents (Note 5)	$521,824
Accounts Receivable (Note 6)	940,624
Inventories (Note 7)	1,644,949
Advances to Suppliers (Note 8)	1,257,628
Other receivable	48,103
Total Current Assets	4,413,128

Property and equipment
Fixed Assets, Net of Accum. Depr (Note 9)	5,717,723
Land	1,624,405
Construction-in-progress	237,860
Mineral Rights (Note 9)	1,024,155
Total Property and Equipment	8,604,143
Total Assets	$13,017,271

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts Payable and Accrued Expenses (Note 10)	$859,271
Short-term Loans - Secured (Note 11)	3,735,504
Advances from Customers (Note 12)	634,841
Wages Payable	11,938
Welfare Payable	6,702
Taxes Payable (Note 13)	37,809
Total Current Liabilities	5,286,065
Total Liabilities	5,286,065
Commitments and Contingencies (Note 19)
Shareholders' Equity
Registered Capital	6,515,137
Retained Earnings	1,216,069
Total Shareholders' Equity	7,731,206
Total Liabilities and Shareholders' Equity	$13,017,271

The accompanying notes are an integral part of these financial statements.

Wu La Te Hou Qi Qian Zhen Mining Ltd and Subsidiaries

Consolidated Financial Statements

Statement of Operations

For the Year Ended December 31, 2004

(Expressed in US dollars)

REVENUES (Note 3)	$5,042,262

Less: Cost of Good Sold	3,244,398

Gross Profit	1,797,864

OPERATING EXPENSES
Operating Expenses	321,048
General and Administrative Expenses	267,618
Total Operating Expenses	588,666

Net Income from operations	1,209,198

OTHER INCOME (EXPENSES)
Interest Expense	(150,301)
Interest Income	1,482
Total Other Income (Expenses)	(148,819)

Net Income before Income Taxes Provision	1,060,379

Less: Provision for Income Taxes (Note 14)	42,271

Net Income	$1,018,108

The accompanying notes are an integral part of these financial statements.

Wu La Te Hou Qi Qian Zhen Mining Ltd and Subsidiaries

Consolidated Financial Statements

Statement of Cash Flows

For the Year Ended December 31, 2004

(Expressed in US dollars)

Cash flows from operating activities:
Net Income	$1,018,108

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and Amortization	385,384

Changes in assets and liabilities - (Increase) decrease in:
Accounts Receivable	(423,306)
Advances from Suppliers	(1,047,255)
Inventories	(236,052)
Other Receivable	522
Accounts Payable & Accrued Expenses	(182,155)
Advances from Customers	358,073
Wages Payable	(692)
Welfare Payable	5,483
Taxes Payable	59,179
Net cash used by operating activities	(62,712)

Cash flows from investing activities:
Purchases/(transfer) of Fixed Assets	(825,128)
Purchase of Mineral Rights and Land	(1,024,155)
Construction-in-process	(237,860)
Net cash used by investing activities	(2,087,143)

Cash flows from financing activities:
Proceeds from the Short-term Loans - Secured	2,336,051
Common Stock issued for cash	194,686
Net cash provided by financing activities	2,530,737

Net increase in cash	380,883
Cash at beginning of year	140,941
Cash at end of year	$521,824

The accompanying notes are an integral part of these financial statements.

Wu La Te Hou Qi Qian Zhen Mining Ltd and Subsidiaries

Consolidated Financial Statements

Statement of Shareholders’ Equity

For the Year Ended December 31, 2004

(Expressed in US dollars)

	Registered Capital	Capital Reserve	Retained Earnings AfterTransfer to Capital Reserve	Total Shareholders’ Equity
		(Note 17)
Balance at December 31, 2003	$6,320,451	$56,992	$140,969	$6,518,412

Issuance of Common Stock	194,686	-	-	194,686

Net Income for the year	-	-	1,018,108	1,018,108

Transfer to Capital Reserve	-	100,200	(100,200)	-

Balance at December 31, 2004	$6,515,137	$157,192	$1,058,877	$7,731,206
		a	b

Total Retained Earnings (a+b)			1,216,069

The accompanying notes are an integral part of these financial statements.

Wu La Te Hou Qi Qian Zhen Mining Ltd and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2004

(Expressed in US dollars)

1.

Description of Business

Nature of organization

Wu La Te Hou Qi Qian Zhen Mining Company Ltd (“Qianzhen”) was formed on June 22, 2002, in the Inner Mongolia Autonomous Region, Ba Yan Nuo Er City, Wu La Te Hou Qi pursuant to relevant Chinese laws and regulations with an authorized capital of $281,803 (RMB 2,333,332).  The Company is engaged in the business of acquisition, exploration, and extraction, development of natural resource properties.

The principal business of the Company is the exploration, development, mining and processing of fluorite, zinc, lead, copper, and other non-ferrous metals. The Company's primary operation in the Inner Mongolia consists of one primary zinc smelter, which obtains concentrates principally from the Company's operating mill. It has had revenue from mining and development.

Qianzhen owns 99% of interest in the Inner Mongolia Xiangzhen Mining Industry Group Co. Ltd (“Xiang Zhen”) as of December 31, 2004.  Xianzhen, the former Siziwang Qi Beifang Fluorite Co. Ltd, was incorporated on July 3, 2002 in Wulanhua Town of Wulanchabu City, Siziwang Qi, the Inner Mongolia Autonomous Region, with an authorized capital of $6,038,647 (RMB 50,000,000).  Xiangzhen with a de minimis number of 1% shares owned by present executive officer, Xiao Jing Yu, as required by People’s Republic China’s Business Enterprise law.

Xiangzhen owns two fluorspar mines, the Inner Mongolia Siziwang Qi Sumozaganobao Fluorite Field Mine and Inner Mongolia Siziwang Qi Beiaobaotu Fluorite Field Mine.  Xiangzhen owns the biggest fluorspar reserve in Asia with the average quality of 72.37% for its high-grade fluorspar. Xiangzhen’s mining rights for both Sumozaganobao Fluorite Field Mine and Inner Mongolia Siziwang Qi Beiaobaotu Fluorite Field Mine will expire after November, 2006.  Xiangzhen has submitted the application to extend the mining right for Sumozaganobao Fluorite Field Mine, but has decided not to extend the mining right for Inner Mongolia Siziwang Qi Beiaobaotu Fluorite Field Mine.

The two Xiangzhen fluorspar mines have an estimated reserve of 19.6 million ton, 18.6 million ton for the Sumozaganobao Fluorite Field Mine and 1 million ton for the Inner Mongolia Siziwang Qi Beiaobaotu Fluorite Field Mine. The data was provided by Siziwang Qi National Bureau of Land & Resources and was verified and certified by China Chemical Geology & Mine General Administration of Inner Mongolia Geological Survey Institute on January 12, 2006.

Moreover, Xiangzhen owns flotation plant to process both copper and zinc concentrates, the milling capacity is estimated to be 60,000 tons annually.

Wu La Te Hou Qi Qian Zhen Mining Ltd and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2004

(Expressed in US dollars)

1.

Description of Business (continued)

Xiangzhen owns 99% of interest in the Xinjiang Tianzhen Mining Company Limited (“Tianzhen”), with a de minimis number of 1% shares owned by present executive officer, Xiao Jing Yu, as required by People’s Republic China’s Business Enterprise law.

Xinjiang Tianzhen Mining Company Limited (“Tianzhen”) was formed on April 13, 2004, in the Xinjiang Uygur Autonomous Region, with an authorized capital of $194,686 (RMB 1,612,000).  Tianzhen has been granted three exploration rights with one mineral right pending.

Yangye Huayuan Copper Mine is located at about 4000m southwest of Xinjiang Wuqia County Kangsu Town, Xinjiang, China, with average copper grade of 1.47%.  Tianzhen has conducted enough of the exploration activities and has applied for the mining right of the mine. Tianzhen are also currently conducting works of exploring, mapping, and other procedures necessary for the other two mines.  The Xinjiang Uygur Autonomous Region Wuqia County Yangye Huayuan Cooper Mine has prospective reserve of over 1 million tons of Cooper.  The data is verified and certified by Technical Committee of Xinjiang Uygur Autonomous Region Non-Ferrous Metal Geoexploration Bureau on January 25, 2006.  It is estimated that Tianzhen will be able to start mining this copper mine in 2006.

American Federal Mining Group, Inc. (“AFMG”) is a mining company incorporated in the State of Illinois on November 15, 2005.  Its general business strategy is to acquire, explore, extract and develop mineral properties.

On December 10, 2005, American Federal Mining Group, Inc. acquired 100% interest of Wu La Te Hou Qi Qianzhen Mining Company Limited (“Qianzhen”), with certain officers and directors the same as that of the Company.  The merger was approved by all shareholders on date of December 10, 2005 by exchanging 100% of the American Federal Mining Group, Inc.’s common stock for 100% of the outstanding common stock of Qianzhen.  On January 23, 2006, AFMG purchased 33% of the total interest of Inner Mongolia Xiangzhen Mining Co., Ltd, one of the subsidiaries of Qianzhen.  The acquisition was approved by all the shareholders on the date of January 28, 2006.  After the merger, American Federal Mining Group, Inc. acts as the holding company for Qianzhen, Xiangzhen and Tianzhen.

2.

Basis of Preparation of Financial Statements

Principles of Consolidation

These consolidated financial statements include the accounts of Qian Zhen (Qian Zhen) and its subsidiaries (on a consolidated basis, the Company). All material inter-company balances and transactions and balances have been eliminated.

These financial statements are stated in US Dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America.

Wu La Te Hou Qi Qian Zhen Mining Ltd and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2004

(Expressed in US dollars)

3.

Summary of Significant Accounting Policies

Use of estimates – The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affected the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of net sales and expenses during the reported periods.

Significant estimates included values and lives assigned to acquired intangible assets, reserves for customer returns and allowances, uncollectible accounts receivable, slow moving, obsolete and/or damaged inventory and stock option valuation. Actual results may differ from these estimates.

Cash and cash equivalents – The Company considers all highly liquid debt instruments purchased with maturity period of three months or less to be cash equivalents. The carrying amounts reported in the accompanying consolidated balance sheet for cash and cash equivalents approximate their fair value.

Accounts receivable – Provision is made for estimated bad debts based on a periodic analysis of individual customer balances, including an evaluation of days sales outstanding, payment history, recent payment trends and perceived credit worthiness.  Accounts receivable in the consolidated balance sheet is stated net of allowance for doubtful accounts.

Allowance for doubtful accounts – The Company periodically evaluates the collectibles of amounts due and maintains an allowance for doubtful accounts for estimated losses resulting from the inability of debtors to make required payments under the agreements. Management exercise judgment in establishing this allowance and considers payment history and current credit status in developing these estimates.

Inventories – inventories are recorded at the lower of cost or net realizable value. Cost is determined on a weighted average basis and includes all costs in brining the inventory to its present location and condition.  Net realizable value is the estimated price at which inventories can be sold in the normal course of business after allowing for the cost of completion and sale.

Property and equipment – Property, plant and equipment are recorded at cost. In accordance with Statement of Financial Accounting Standards Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets, such as property, plant and equipment, and purchased intangibles subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Wu La Te Hou Qi Qian Zhen Mining Ltd and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2004

(Expressed in US dollars)

3.  Summary of Significant Accounting Policies (continued)

Replacements, maintenance and repairs that do not improve or extend the life of the respective assets are expense as incurred. Major renewals and improvements are capitalized. Upon retirement, sale or other disposition, the cost and accumulated depreciation are eliminated and the gain or loss is included in operations.

Property and equipment are evaluated for impairment in value annually or whenever an event or change in circumstances indicates that the carrying values may not be recoverable. If such an event or change in circumstances occurs and potential impairment is indicated because the carrying values exceed the estimated future undiscounted cash flows of the asset, the Company would measure the impairment loss as the amount by which the carrying value of the asset exceeds its fair value.

Costs to treat environmental contamination are capitalized when they extend the life, increase the capacity or improve the safety or efficiency of the property, when they mitigate or prevent future environmental contamination or when they are incurred in preparing property for sale.

      Mineral interests are amortized using the units of production method.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets after taking into account estimated residual value of 5% of cost or valuation for both financial and income tax reporting purposes.

Below is a summary of estimated useful lives of the assets:

Buildings

25 years

     Land use rights (no depreciation)

50 years

Computer Equipments

5 years

     Equipments                                          12 years

Utility Vehicles/Sedan

8 / 12 years

Motor vehicles

5 years

Machineries

    12- 20 years

Construction-in-progress – Properties currently under development are accounted for as construction-in-progress. Construction-in-progress is recorded at acquisition cost, including land rights cost, development expenditure, professional fees and the interest expenses capitalized during the course of construction for the purpose of financing the project.

Upon completion and readiness for use of the project, the cost of construction-in-progress is to be transferred to facility. In the case of construction in progress, management takes into consideration the estimated cost to complete the project when making the lower of cost or market calculation.

Wu La Te Hou Qi Qian Zhen Mining Ltd and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2004

(Expressed in US dollars)

3.   Summary of Significant Accounting Policies (Continued)

Mineral Rights – As in most jurisdictions, mineral rights in China are divided into two types: exploration rights and mining rights.  Exploration rights refer to the right obtained in accordance with the Law for exploring for mineral resources within the areas authorized by the exploration license.  Mining rights refer to the rights obtained in accordance with the law for exploitation of mineral resources and market control of mineral products. In nearly every jurisdiction in the world, mineral rights are absolutely exclusive. In China, however, there were no clear stipulations regarding the exclusivity of mineral rights.

The aggregate carrying amount of mineral rights of the Company is as a separate component of property, plant, and equipment.

Exploration Rights

The Company has been granted mineral exploration permits.  These exploration rights enable the Company to explore selected prospective mines for possible economy value to mine and dress.

Under Chinese mining laws and regulations, generally an exploration license is valid for no more than 3 years and extension of the exploration license shall not exceed two years and two extensions. The depreciation on exploration rights is provided using the straight-line method over the estimated useful lives of such rights after taking into account estimated residual value of 2% of cost or valuation for both financial and income tax reporting purposes.

The carrying amounts of the exploration rights are to be tested for impairment annually, and between annual tests if events or circumstances warrant such a test. An impairment loss is recognized if the carrying amount exceeds the fair value.

Mining Rights

Granted mineral rights generally have fixed useful lives of 10 to 30 years with 2% residual value. The government grants the fixed useful lives of mineral rights based on the size of the Company.

Estimated residual values must be considered when determining depreciation rates. The depreciation on mineral rights is provided using the straight-line method over the estimated useful lives of such rights after taking into account estimated residual value of 2% of cost or valuation for both financial and income tax reporting purposes

Wu La Te Hou Qi Qian Zhen Mining Ltd and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2004

(Expressed in US dollars)

3.   Summary of Significant Accounting Policies (Continued)

Other Receivable – Other Receivable is prepaid account included advances to employees, that included cash prepaid to employees for their travel, entertainment and transportation expenditures.

Exploration and Development Costs - Exploration costs and development costs incurred to maintain production at operating mines are charged to operations as incurred. Development expenditures for mining properties that are considered to be commercially feasible, but are not yet producing, and major development expenditures at operating mines that are expected to benefit future production are capitalized and amortized using the units of production method over the estimated proven ore reserves to be benefited.

Foreign currency translation -These financial statements have been prepared in U.S. dollars. The functional currency for the Company is denominated in “Renminbi” (“RMB”) or “Yuan”. Non-monetary assets and liabilities are translated at historical rates, monetary assets and liabilities are translated at the exchange rates in effect at the end of the year, and income statement accounts are translated at average exchange rates.

There were no material translation gains or losses during the year ended December 31, 2004 as the Renminbi was tied to the U.S. Dollar during the time period covered in these financial statements. The resulting translation adjustments, if any, were recorded in accumulated other comprehensive income which is a component of stockholders’ equity.

Income recognition – Revenue is recognized in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition, which states that revenue should be recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the product has been shipped and the customer takes ownership and assumes the risk of loss; (3) the selling price is fixed or determinable; and (4) collection of the resulting receivable is reasonably assured. The Company believes that these criteria are satisfied upon shipment from its facilities. Revenue is reduced by provisions for estimated returns and allowances, which are based on historical averages that have not varied significantly for the periods presented, as well as specific known claims, if any.

Interest income is recognized when earned, taking into account the average principal amounts outstanding and the interest rates applicable.

Taxation – Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Wu La Te Hou Qi Qian Zhen Mining Ltd and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2004

(Expressed in US dollars)

3.   Summary of Significant Accounting Policies (Continued)

Provision for The People’s Republic of China enterprise income tax is calculated at the prevailing rate based on the estimated assessable profits less available tax relief for losses brought forward.

Enterprise income tax

Under the Provisional Regulations of The People’s Republic of China Concerning Income Tax on Enterprises promulgated by the State Council, income tax is payable by enterprises at a rate of 33% of their taxable income. Preferential tax treatment may, however, be granted pursuant to any law or regulations from time to time promulgated by the State Council.

Enterprise income tax (“EIT”) is provided on the basis of the statutory profit for financial reporting purposes, adjusted for income and expense items, which are not assessable or deductible for income tax purposes.

For the year ended December 31, 2004, the Inner Mongolia Autonomous Region Council issued a special certificate to the Qianzhen to grant the Company to pay a fixed amount of enterprise income tax of $42,271 (RMB 350,000) regardless of its taxable earnings as its income tax rather than a percentage of its taxable income as its income tax for the year 2004.  Such preferential tax treatment is granted after the annual review of the Company’s 2003 income tax considering the financial situation and operating result of the Company for the year 2003.

As the newly established industry enterprise in the Autonomous Region, XIANG ZHEN is approved to exempt the income tax for 3 years from 2003 based on the 4th Rule of Article 1 in “Enterprise Income Tax and Certain Preferential Policies Notice” (94 No.001) published by the Ministry of Finance and the National Tax Affairs Bureau.

Value added tax

The Provisional Regulations of The People’s Republic of China Concerning Value Added Tax promulgated by the State Council came into effect on January 1, 1994. Under these regulations and the Implementing Rules of the Provisional Regulations of the PRC Concerning Value Added Tax, value added tax is imposed on goods sold in or imported into the PRC and on processing, repair and replacement services provided within the PRC.

Value added tax payable in The People’s Republic of China is charged on an aggregated basis at a rate of 13% or 17% (depending on the type of goods involved) on the full price collected for the goods sold or, in the case of taxable services provided, at a rate of 17% on the charges for the taxable services provided, but excluding, in respect of both goods and services, any amount paid in respect of value added tax included in the price or charges, and less any

Wu La Te Hou Qi Qian Zhen Mining Ltd and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2004

(Expressed in US dollars)

3.   Summary of Significant Accounting Policies (Continued)

deductible value added tax already paid by the taxpayer on purchases of goods and services in the same financial year.According to the Article 1 and Article 3 of the State of Council, the VAT rate of metal ore and nonmetal ore is decrease to 13% from 17%.

Resource Tax

All Corporations and individuals engaged in the exploitation of mineral products as prescribed in these Regulations of Mineral Resources Law of the People's Republic of China or production within the territory of the People's Republic of China are taxpayers of Resource Tax. The resource tax is a regional tax.

The tax payable for Resource Tax shall be computed in accordance with the assessable volume of the taxable products and the prescribed unit tax amount. The formula for computing the tax payable for the Company is as follows:

Tax payable = Assessable volume x Unit tax amount.

Contingent liabilities and contingent assets – A contingent liability is a possible obligation hat arises from past events and whose existence will only be confirmed by the occurrence or non-occurrence of one or more uncertain future events not wholly within the control of the Company. It can also be a present obligation arising from past events that is not recognized because it is not probable that outflow of economic resources will be required or the amount of obligation cannot be measured reliably.

A contingent liability is not recognized but is disclosed in the notes to the financial statements. When a change in the probability of an outflow occurs so that outflow is probable, they will then be recognized as a provision.

A contingent asset is a possible asset that arises from past events and whose existence will be confirmed only by the occurrence or non-occurrence of one or more uncertain events not wholly within the control of the Company.

Contingent assets are not recognized but are disclosed in the notes to the financial statements when an inflow of economic benefits is probable. When inflow is virtually certain, an asset is recognized.

Related companies – A related company is a company in which the director  or shareholder/CEO has beneficial interests in and in which the Company has significant influence.

Wu La Te Hou Qi Qian Zhen Mining Ltd and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2004

(Expressed in US dollars)

3.   Summary of Significant Accounting Policies (Continued)

Retirement benefit costs – According to The People’s Republic of China regulations on pension, the Company contributes to a defined contribution retirement scheme organized by municipal government in the province in which the Company was registered and all qualified employees are eligible to participate in the scheme.

Contributions to the scheme are calculated at 23.5% of the employees’ salaries above a fixed threshold amount and the employees contribute 2% to 8% while the Company contributes the balance contribution of 21.5% to 15.5%. The Company has no other material obligation for the payment of retirement benefits beyond the annual contributions under this scheme.

Fair value of financial instruments – The carrying amounts of certain financial instruments, including cash, accounts receivable, commercial notes receivable, other receivables, accounts payable, commercial notes payable, accrued expenses, and other payables approximate their fair values as at December 31, 2004 because of the relatively short-term maturity of these instruments.

Recent accounting pronouncements – In May 2003, the Financial Accounting Standards Board issued SFAS No. 150 Accounting for Certain Financial Instruments with Characteristics of both Liability and Equity. This standard establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. As of December 31, 2004, the Company had no financial instruments with these characteristics.

In January 2003, the FASB issued Interpretation No. 46 ("FIN 46") Consolidation of Variable Interest Entities, which addresses the consolidation of variable interest entities ("VIEs") by business enterprises that are the primary beneficiaries.  A VIE is an entity that does not have sufficient equity investment at risk to permit it to finance its activities without additional subordinated financial support, or whose equity investors lack the characteristics of a controlling financial interest.

The primary beneficiary of a VIE is the enterprise that has the majority of the risks or rewards associated with the VIE. In December 2003, the FASB issued a revision to FIN 46, Interpretation No. 46R ("FIN 46R"), to clarify some of the provisions of FIN 46, and to defer certain entities from adopting until the end of the first interim or annual reporting period ending after March 15, 2004. Application of FIN 46R is required in financial statements of public entities that have interests in structures that are commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application for all other types of VIEs is required in financial statements for periods ending after March 15, 2004. We believe we have no arrangements that would require the application of FIN 46R. We have no material off-balance sheet arrangements.

In April 2003, the Financial Accounting Standards Board issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. This statement amends

Wu La Te Hou Qi Qian Zhen Mining Ltd and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2004

(Expressed in US dollars)

3.   Summary of Significant Accounting Policies (Continued)

and clarifies financial accounting and reporting for derivative instruments and for hedging actives under FASB No. 133, Accounting for Derivative Instruments and Hedging Activities. As of December 31, 2004, the Company had no derivative or hedging activities.

In September, 2004, the FASB issued FSP FAS 142-2, Application of FASB Statement No. 142, Goodwill and Other Intangible Assets, to Oil- and Gas-Producing Entities. This statement is effective for the first reporting period beginning after the issuance date and clarifies that the costs for acquiring contractual mineral rights in oil and gas properties would continue to be recorded as those for tangible assets.  It also addresses that the scope exception within SFAS 142 for the accounting as prescribed in SFAS 19 extends to the balance sheet classification and disclosures for drilling and mineral rights of oil- and gas-producing entities.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs – an amendment of ARB No. 43, Chapter 4. SFAS No. 151 requires that certain abnormal costs associated with the manufacturing, freight, and handling costs associated with inventory be charged to current operations in the period in which they are incurred. The adoption of SFAS 151 had no impact on the Company's financial position, results of operations, or cash flows.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets-amendment of APB Opinion No. 29. SFAS No. 153 eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transactions that do not have commercial substance, defined as transactions that are not expected to result in significant changes in the cash flows of the reporting entity. This statement is effective for exchanges of nonmonetary assets occurring after June 15, 2004.

Management believes adoption of this new statement will not have any significant effect on the Company’s financial condition or results of operations.

In November 2002, the FASB approved FASB Interpretation ("FIN") No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others, an Interpretation of FASB Statement No. 5, 57 and 107 and Rescission of FASB Interpretation No. 34". FIN 45 clarifies the requirements of SFAS No. 5, "Accounting for Contingencies", relating to a guarantor's accounting for, and disclosure of, the issuance of certain types of guarantees. Specifically, FIN 45 requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The provisions for initial recognition and measurement are effective on a prospective basis for guarantees that are issued or modified after December 31, 2002, irrespective of a guarantor's fiscal year end. However, the disclosure provisions of FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002.

The adoption of FIN 45 is not expected to have a significant impact on the Company's consolidated financial statements.

Wu La Te Hou Qi Qian Zhen Mining Ltd and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2004

(Expressed in US dollars)

4.

Concentrations of Business and Credit Risk

Substantially all of the Company’s bank accounts are in banks located in the PRC and are not covered by any type of protection similar to that provided by the FDIC on funds held in U.S banks.

The Company is operating in China, which may give rise to significant foreign currency risks from fluctuations and the degree of volatility of foreign exchange rates between U.S. dollars and the Chinese currency RMB.

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and trade receivables, the balances of which are stated on the balance sheet. The Company places its cash in high credit quality financial institutions. Concentration of credit risk with respect to trade receivables are limited due to the Company's' large number of diverse customers in different locations in China. The Company does not require collateral or other security to support financial instruments subject to credit risk. 90 percent the age of the Company’s accounts receivable are less than 60 days.

5.

Cash and Cash Equivalents

As of December 31, 2004, Cash and cash equivalents consist of the following:

Cash and Cash Equivalents	2004
Bank Deposits	$ 511,448
Cash on Hand	10,376
Total Cash and Cash Equivalents	$ 521,824

6.

Accounts Receivable

As of December 31, 2004, Accounts receivable totals $940,624, net of Provisions for Doubtful Accounts.

Accounts Receivable	2004
Accounts Receivable	$ 944,115
Less: Allowance for Doubtful Accounts	(3,491)
Net Accounts Receivable	$ 940,624

Wu La Te Hou Qi Qian Zhen Mining Ltd and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2004

(Expressed in US dollars)

7.

Inventories

The Company values its inventories at the lower of cost or market method. Inventories are accounted for weighted average method. Inventories in the balance sheet include raw materials, packing materials, and finished products.

As of December 31, 2004, Inventories consist of the following:

Inventory	2004
Raw Material	$ 381,709
Packing Material	38,051
Finished Products	1,225,189
Total Inventory	$ 1,664,949

8.

Advances to Suppliers

Advances to Suppliers are prepayment deposits made by the Company to suppliers as a way of guarantee its purchases of material, equipment, or service.  These prepayments are short-term in nature, and are deductible as payments against the invoices once the purchase is finalized or service is rendered by suppliers.  Most of such advances are made in connection of materials and equipments used and services provided for construction and exploration.

9.

Property and Equipment

As of December 31, 2004, Property and Equipment consist of the following:

Property and Equipment	2004
Buildings and Plants	$ 1,207,998
Transportation vehicles	708,882
Equipments	43,744
Machineries	5,011,140
Total Property and Equipment	6,971,764
Less: Accumulated Depreciation	(1,254,041)
Property and Equipment, Net	$ 5,717,723

For the year ended December 31, 2004, depreciation expenses totals $ 385,384.

Wu La Te Hou Qi Qian Zhen Mining Ltd and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2004

(Expressed in US dollars)

9.

Property and Equipment (Continued)

As of December 31, 2004, mineral assets consist of the following:

Mineral Rights	2004
Exploration Rights	$ 1,024,155
Total Exploration rights	$ 1,024,155

As in most jurisdictions, mineral rights in China are divided into two types: exploration rights and mining rights.  Exploration rights refer to the right obtained in accordance with the Law for exploring for mineral resources within the areas authorized by the exploration license. Mining rights refer to the rights obtained in accordance with the law for exploitation of mineral resources and market control of mineral products. In nearly every jurisdiction in the world, mineral rights are absolutely exclusive. In China, however, there were no clear stipulations regarding the exclusivity of mineral rights. The Amendment of China Mining Regulation stressed the security of mineral rights and its Article 6 stated that “upon discovery of mineral resources, the exploration licensees have the privileged priority to obtain mining rights to the mineral resources within the exploration area.  According to the Ministry of Land and Resources, this privileged priority will be guaranteed under further amendments to be made in the near future.

The Company’s exploration rights are including: Yangye Huayuan Copper Mine and Sumochaganaobao Fluorite Mine which was purchased on December 2004 and are founded proved reserves; the three year term exploration permit of Xinjiang Yangye Huayuan Copper Mine for Tianzhen will be expired in March 31, 2007 and the Company are in the process of registering for a mining rights.

This mining rights must be applied for and obtained before any mining activity commences, the regulation stipulates the system for registering the use of mining rights, details the procedures and requirements of application for mining rights as well as rights and duties for holder of mining rights.

Under Chinese mining laws and regulations, generally an exploration license is valid for no more than 3 years and extension of the exploration license shall not exceed two years and two extensions. The depreciation on exploration rights is provided using the straight-line method over the estimated useful lives of such rights after taking into account estimated residual value of 2% of cost or valuation for both financial and income tax reporting purposes.

Wu La Te Hou Qi Qian Zhen Mining Ltd and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2004

(Expressed in US dollars)

10. Accounts Payable and Accrued Expense

As of December 31, 2004, Accounts Payable and Accrued Expense consist of the following:

Accounts Payable and Accrued Expense	2004
Accounts Payable	$ 814,409
Accrued Expenses	40,931
Interest Payable	3,931
Total Accounts Payable and Accrued Expense	$ 859,271

11.

Short-term Loans – Secured

As of December 31, 2004, the Company has the following short-term loans outstanding:

2004
Current

5.31% note payable to Credit Union of Huhehaote mature on March 2, 2005, with principal and interest due at the date of maturity, secured by building as collateral	$12,077

8.37% note payable to Credit Union of Silver City mature on November 26, 2005, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by 2,335 tons of zinc mineral as collateral	1,690,821

8.37% note payable to Credit Union of Silver City mature on February 5, 2005, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by 120 tons of zinc mineral as collateral	72,464

Wu La Te Hou Qi Qian Zhen Mining Ltd and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2004

(Expressed in US dollars)

11.

Short-term Loans – Secured (Continued)

8.34% note payable to Credit Union of Silver City mature on March 27, 2005, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by 188 tons of zinc mineral as collateral	$96,618

8.37% note payable to Credit Union of Silver City mature on February 26, 2005, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by 160 tons of zinc mineral as collateral	96,618

7.965% note payable to Credit Union of Silver City mature on January 19, 2005, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by 200 tons of zinc mineral as collateral	120,773
7.965% note payable to Credit Union of Silver City mature on February 13, 2005, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by 200 tons of zinc mineral as collateral	120,773

7.965% note payable to Credit Union of Silver City mature on February 13, 2005, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by 200 tons of zinc mineral as collateral	120,773

7.65% note payable to Credit Union of Silver City mature on January 27, 2005, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by 225 tons of zinc mineral as collateral	120,773

8.064% note payable to Credit Union of Silver City mature on January 9, 2005, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by 225 tons of zinc mineral as collateral	120,773

8.37% note payable to Credit Union of Silver City mature on December 28, 2005, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by 225 tons of zinc mineral as collateral	120,773

Wu La Te Hou Qi Qian Zhen Mining Ltd and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2004

(Expressed in US dollars)

11.

Short-term Loans – Secured (Continued)

7.965% note payable to Credit Union of Silver City mature on January 27, 2005, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by 450 tons of zinc mineral as collateral	$241,546

8.37% note payable to Credit Union of Silver City mature on February 26, 2005, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by 150 tons of zinc mineral as collateral	84,541

7.65% note payable to Credit Union of Silver City mature on March 26, 2005, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by 138 tons of zinc mineral as collateral	84,541

8.37% note payable to Credit Union of Silver City mature on December 28, 2005, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by 300 tons of zinc mineral as collateral	260,866

8.37% note payable to Credit Union of Silver City mature on April 30, 2005, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by 350 tons of zinc mineral as collateral	311,594

7.812% note payable to Industrial and Commercial Bank of China, Siziwangqi Branch mature on December 31, 2005, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by explode equipment and land utilization right as collateral	179,953

$3,735,504

Wu La Te Hou Qi Qian Zhen Mining Ltd and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2004

(Expressed in US dollars)

12.

Advances from Customers

Advances from customers represent purchase deposits made by the customers as a way of securing and guaranteeing the purchases.  Due to the high demand of the Company’s products, zinc powder and fluorspar, some customers are required to prepay a percentage of purchase upfront to the Company.  Such prepayments are recorded as deferred revenue and carries forward on the balance sheet until sales are finalized, which the prepayment amount will then be recognized as revenue in the period of actual sales finalization.  As of December 31, 2004, the Company has $634,841 from advances from customers.

13.

Taxes Payable

As of December 31, 2004, taxes payable consist of the following:

Tax Payable	2004
Value Added Tax	$ (34,976)
Enterprise Income Tax	42,271
Resource Tax	29,970
Education Surtax	36
Payroll Tax	508
Total Tax Payable	$ 37,809

 The Company’s VAT tax is calculated 13% of the inventory or 7% of the transporting fee. The output tax is calculated as 13% of revenue of fluorite, fluorite powder, zinc extractive power, and as 17% of revenue of aluminum fluorite. Xiangzhen paid the RMB2,638,133 (USD326, 502) for the VAT in 2005. The overpayment of balance carried forward could be utilized in the next year but could not be refunded.

14.

Income Taxes

For the year ended December 31, 2004, the Inner Mongolia Autonomous Region Council issued a special certificate to the Qianzhen to grant the Company to pay a fixed amount of enterprise income tax of $42,271 (RMB 350,000) regardless of its taxable earnings as its income tax rather than a percentage of its taxable income as its income tax for the year 2004.  Such preferential tax treatment is granted after the annual review of the Company’s 2003 income tax considering the financial situation and operating result of the Company for the year 2003.

Wu La Te Hou Qi Qian Zhen Mining Ltd and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2004

(Expressed in US dollars)

14. Income Taxes (Continued)

As the newly established industry enterprise in the Autonomous Region, Xiangzhen is approved to exempt the income tax for 3 years from 2003 based on the 4th Rule of Article 1 in “Enterprise Income Tax and Certain Preferential Policies Notice” (94 No.001) published by the Ministry of Finance and the National Tax Affairs Bureau.

No provision for deferred tax has been made, as it is not considered that a material asset or liability will be realized in the foreseeable future. Deferred tax liability arising from timing difference and deferred tax benefits arising from losses from operations and which deferred tax liabilities or benefits are not provided for in the financial statements amounted to $nil as of December 31, 2004.

15.

Exploration Costs

Exploration costs incurred in the year ended December 31, 2004 including pre-feasibility work amounted to $43,885 for Tianzhen.

16.

Related Party Transactions

Qianzhen sells products to Xiangzhen.  During the year ended December 31, 2004, the related party sales between Qianzhen and Xiangzhen were US$1,591,741 (RMB13,179,617) which was eliminated from the consolidated financial statements.

The accounts receivable (accounts payable) amounts due from/ (to) related parties which were eliminated from the consolidated financial statements at December 31, 2004 were as follows:

Name	Balance at 12/31/2004	Maximum Outstanding Balance During the Year	Security Held

Qianzhen due from Xiangzhen	$ 834,433	$ 834,433	none
Tianzhen due to Xiangzhen	$ (24,517)	$ (24,517)	none

The amounts due are unsecured, interest free and have no fixed repayment terms.

Wu La Te Hou Qi Qian Zhen Mining Ltd and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2004

(Expressed in US dollars)

17.

Capital Reserves

As stipulated by the relevant laws and regulations applicable to China's foreign investment enterprises, the Company is required to make appropriations from net income as determined under accounting principles generally accepted in the PRC ("PRC GAAP") to non-distributable reserves which include a general reserve, an enterprises expansion reserve and employee welfare and bonus reserves. In accordance with the provisions of the Company’s Memorandum and Articles of Association, the Company is required to appropriate 14% of the net distributable profit after enterprises income tax to capital reserve.

The general reserve is used to offset future extraordinary losses as defined under PRC GAAP. The Company may, upon a resolution passed by the owners, convert the general reserve into capital. The employee welfare and bonus reserve is used for the collective welfare of the employees of the Company. The enterprise expansion reserve is used for the expansion of the Company and can be converted to capital subject to approval by the relevant authorities. The Company did record reserves of $157,192 in 2004.  No such adjustments are required under accounting principles generally accepted in the United States of America in 2004.

18.

Employee Retirement Benefits and Post Retirement Benefits

According to the Inner Mongolia Autonomous Region regulations on State pension scheme, both employees and employers have to contribute pension. The pension contributions are ranging from 8% that was contributed by individuals (employees) and the Company is required to make contributions to the state retirement plan based on 20% of the employees’ monthly basic salaries. The Company’s employees in the PRC are entitled to retirement benefits calculated with reference to their basic salaries on retirement and their length of service in accordance with a government managed benefits plan. The PRC government is responsible for the benefit liability to these retired employees.

19.

Commitments and Contingencies

The Company's operations are and will be subject to extensive national and local governmental regulations in the China, which regulations may be revised or expanded at any time. A broad number of matters are subject to regulation.  Generally, compliance with these regulations requires the Company to obtain permits issued by government, state and local regulatory agencies.  Certain permits require periodic renewal or review of their conditions.  The Company cannot predict whether it will be able to obtain or renew such permits or whether material changes in permit conditions will be imposed.  The inability to obtain or renew permits or the imposition of additional conditions could have a material adverse effect on the Company's ability to develop and operate its properties.

Wu La Te Hou Qi Qian Zhen Mining Ltd and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2004

(Expressed in US dollars)

19.

Commitments and Contingencies (Continued)

Environmental laws and regulations to which the Company is subject as it progresses from the development stage to the production stage mandate additional concerns and requirements of the Company.   Failure to comply with applicable laws, regulations and permits can result in injunctive actions, damages and civil and criminal penalties.  The laws and regulations applicable to the Company's activities change frequently and it is not possible to predict the potential impact on the Company from any such future changes.

Although management believes that the Company is in material compliance with the statutes, laws, rules and regulations of every jurisdiction in which it operates, no assurance can be given that the Company’s compliance with the applicable statutes, laws, rules and regulations will not be challenged by governing authorities or private parties, or that such challenges will not lead to material adverse effects on the Company’s financial position, results of operations, or cash flows.

The Company is not involved in any legal matters arising in the normal course of business. While incapable of estimation, in the opinion of the management, the individual regulatory and legal matters in which it might involve in the future are not expected to have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

20.

Subsequent Events

Merger with American Federal Mining Group, Inc.

American Federal Mining Group, Inc. was incorporated in the State of Illinois on November 15, 2005. American Federal Mining Group, Inc. acquired 100% interest in Wu La Te Hou Qi Qianzhen Mining Company Limited (“Qianzhen”), with certain officers and directors the same as that of the Company on December 10, 2005.  The merger was approved by all shareholders on date of January 28, 2006 by exchanging 100% of the American Federal Mining Group, Inc.’s common stock for 100% of the outstanding common stock of Qianzhen.  After the merger, American Federal Mining Group, Inc. acts as the holding company for Qianzhen and its subsidiaries.

Wu La Te Hou Qi Qian Zhen Mining Ltd and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2004

(Expressed in US dollars)

20.

Subsequent Events (Continued)

Abandon the Beiaobaodu Fluorite Mine (No. 2 Mine)

Xiangzhen has decided not to renew the mining right of Beiaobaodu Fluorite Mine (No.2 Mine) after the expiration date of the current mining right, November 2006.  The decision was made due to the following considerations:

1.

Beiaobaodu Fluorite Mine (No.2 Mine) has high mining cost compared to the other mine (No.1 Mine).

2.

The water resources around Beiaobaodu Fluorite Mine (No.2 Mine) are limited. Continue mining could cause environmental pollution that has adverse effects to the normal life of the nomad near by.

3.

Beiaobaodu Fluorite Mine (No.2 Mine) has limited reserves left.  It was estimated to have only 1024.8 thousand ton reserves at the end of 2005.

The company has ceased its mining activities at Beiaobaodu Fluorite Mine (No.2 Mine) since April 16, 2006.  Beiaobaodu Fluorite Mine (No.2 Mine) should not be considered as the company’s revenue resource since the same date.

      New Projects

Qian Zhen purchased a new mine with mining right on April 27, 2006, the summary is as below:

Description	Purchase Value	Acquisition Date	Mining Right Validity Period
Inner Mongolia Wulatehou Qi QingXing Copper-Zinc Mine	Cash Down Payment $1,370,380, plus $1,125,800 is convertible to AFMG’s stocks	4/27/2006	From Oct 2005 to Oct 2008

The closing of this transaction is subject to satisfaction of a number of contingencies, including completion of due diligence and the like.  The company is attempting to complete its due diligence and other efforts in the next 90 days.

Wu La Te Hou Qi Qian Zhen Mining Ltd and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2004

(Expressed in US dollars)

20.

Subsequent Events (Continued)

The new company Xinjiang Bu Er Jin County Xing Zhen Mining Company Limited was formed to purchase the Ke Yin Bu La Ke Copper-Zinc Mine as list below:

Description	Purchase amount	Acquisition Date	Due diligent	Special Note
Ke Yin Bu La Ke Copper-Zinc Mine	Cash down payment $1,000,700, plus $2,500,000 is convertible to AFMG’s stocks.	4/28/2006	Expired	The due diligent period has ended with the issuance of Geological Reserve Report. The Company is applying for the exploration right certificate.

The closing of this transaction is subject to satisfaction of a number of contingencies, including completion of due diligence and the like.  The company is attempting to complete its due diligence and other efforts in the next 90 days.

AMERICAN FEDERAL MINING GROUP, INC. AND SUBSIDIARIES AUDITED CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2005

American Federal Mining Group, Inc. and Subsidiaries

E-FANG ACCOUNTANCY CORP., &  CPA

17800 CASTLETON ST., SUTIE 208, CITY OF INDUSTRY, CA 91748

To the Board of Directors and Shareholders of

American Federal Mining Group, Inc. and subsidiaries

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying consolidated balance sheets of American Federal Mining Group, Inc. and its subsidiaries (the “Company”) as of December 31, 2005 and the related consolidated statements of operations, retained earnings and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Federal Mining Group, Inc. and its subsidiaries as of December 31, 2005 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

e-Fang Accountancy Corp., & CPA

Certified Public Accountants

City of Industry, USA

June 27, 2006

American Federal Mining Group, Inc. and Subsidiaries

Consolidated Financial Statements

Balance Sheets

As of December 31, 2005

(Expressed in US dollars)

ASSETS
Current Assets
Cash and Cash Equivalents (Note 5)	$298,209
Accounts Receivable (Note 6)	864,726
Inventories (Note 7)	2,116,868
Advances to Suppliers (Note 8)	443,573
Other Receivable	59,332
Total Current Assets	3,782,708

Property and Equipment
Fixed Assets, Net of Accumulated Depreciation (Note 9)	7,381,394
Land	1,624,405
Construction-in-progress	320,208
Mineral Rights, Net of Accumulated Depreciation (Note 9)	1,315,644
Total Property and Equipment	10,641,651
Total Assets	$14,424,359

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts Payable and Accrued Expenses (Note 10)	$1,157,561
Short-term Loans - Secured (Note 11)	3,393,485
Advances from Customers (Note 12)	549,933
Wages Payable	32,405
Welfare Payable	27,443
Taxes Payable (Note 13)	97,715
Total Current Liabilities	5,258,542
Total Liabilities	5,258,542
Commitments and Contingencies (Note 19)
Shareholders' Equity
Registered Capital	6,515,137
Currency Exchange Adjustment (Note 20)	9,064
Retained Earnings	2,641,616
Total Shareholders' Equity	9,165,817
Total Liabilities and Shareholders' Equity	$14,424,359

The accompanying notes are an integral part of these financial statements.

American Federal Mining Group, Inc. and Subsidiaries

Consolidated Financial Statements

Statement of Operations

For the Year Ended December 31, 2005

(Expressed in US dollars)

REVENUES (Note 3)		$7,078,303

Less:	Cost of Good Sold	3,958,359

Gross Profit		3,119,944

OPERATING EXPENSES
	Selling & Operating Expenses	429,422
	General & Administrative Expenses	1,001,655
Total Operating Expenses		1,431,077

Income from Operations		1,688,867

Other Income (Expenses)
	Subsidy	131,835
	Other Income	15,457
	Interest Income	1,142
	Interest Expenses	(356,898)
		(208,464)

Net Income before Income Taxes		1,480,403

Less:	Provision for Income Taxes (Note 14)	54,856

Net Income		$1,425,547

The accompanying notes are an integral part of these financial statements.

American Federal Mining Group, Inc. and Subsidiaries

Consolidated Financial Statements

Statement of Cash Flows

For the Year Ended December 31, 2005

(Expressed in US dollars)

Cash flows from operating activities:
Net income	$1,425,547

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	1,038,330

Changes in assets and liabilities - (Increase) decrease in:
Accounts receivable	75,898
Advances to Suppliers	814,055
Inventories	(471,919)
Other receivable	(11,229)
Accounts Payable and Accrued Expenses	298,290
Advances from Customers	(84,908)
Wages Payable	20,467
Welfare Payable	20,741
Taxes Payable	59,906
Net cash provided by operating activities	3,185,178

Cash flows from investing activities:
Purchases/(transfer) of fixed assets	(2,132,419)
Mineral Rights	(861,071)
Construction-in-process	(82,348)
Net cash used by investing activities	(3,075,838)

Cash flows from financing activities:
Short-term Loans - Secured	(342,019)
Net cash used by financing activities	(342,019)

Effect of foreign currency exchange adjustment	9,064

Net decrease in cash	(223,615)
Cash at beginning of year	521,824
Cash at end of year	$298,209

The accompanying notes are an integral part of these financial statements.

American Federal Mining Group, Inc. and Subsidiaries

Consolidated Financial Statements

Statement of Shareholders’ Equity

For the Year Ended December 31, 2005

(Expressed in US dollars)

	Registered Capital	Currency Conversion Adjustment	Capital Reserve	Retained Earnings After Transfer to Capital Reserve	Total Shareholders’ Equity
			(Note 17)
Balance at December 31, 2004	$6,515,137	$-	$157,192	$1,058,877	$7,731,206

Net Income for the year	-	-	-	1,425,547	1,425,547

Currency Exchange Conversion Adjustment	-	9,064	-	-	9,064

Transfer to Capital Reserve	-	-	288,186	(288,186)	-

Balance at December 31, 2005	$6,515,137	$9,064	$445,378	$2,196,238	$9,165,817
			a	b

Total Retained Earnings (a+b)				2,641,616

The accompanying notes are an integral part of these financial statements.

American Federal Mining Group, Inc and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2005

(Expressed in US dollars)

1.

Description of Business

Nature of organization

American Federal Mining Group, Inc. (“AFMG”) is a mining company incorporated in the State of Illinois on November 15, 2005.  Its general business strategy is to acquire, explore, extract, and develop mineral properties.

On December 10, 2005, American Federal Mining Group, Inc. acquired 100% interest of Wu La Te Hou Qi Qianzhen Mining Company Limited (“Qianzhen”), with certain officers and directors the same as that of the Company.  The merger was approved by all shareholders on date of December 10, 2005 by exchanging 100% of the American Federal Mining Group, Inc.’s common stock for 100% of the outstanding common stock of Qianzhen.  On January 23, 2006, AFMG purchased 33% of the total interest of Inner Mongolia Xiangzhen Mining Co., Ltd, one of the subsidiaries of Qianzhen.  The acquisition was approved by all the shareholders on the date of January 28, 2006.  After the merger, American Federal Mining Group, Inc. acts as the holding company for Qianzhen but not all of its subsidiaries.

AFMG has three main areas of interest in China – fluorite, zinc exploration in the Sumochaganaobao region of Inner Mongolia Province, copper/gold exploration in the Yangye Huayuan region of Xinjiang Uygur Autonomous Region.

Wu La Te Hou Qi Qian Zhen Mining Company Ltd (“Qianzhen”) was formed on June 22, 2002, in the Inner Mongolia Autonomous Region, Ba Yan Nuo Er City, Wu La Te Hou Qi pursuant to relevant Chinese laws and regulations, with an authorized capital of $281,803 (RMB 2,333,332).  The Company is engaged in the business of acquisition, exploration, and extraction, development of natural resource properties.

The Company's head office and records office, is located in Wulanhua Town, Siziwang Qi, Wulanchabu City, Inner Mongolia, People’s Republic of China (“China”).

The principal business of the Company is the exploration, development, mining, and processing of fluorite, zinc, lead, copper, and other non-ferrous metals. The Company's primary operation in the Inner Mongolia consists of one primary zinc smelter, which obtains concentrates principally from the Company's operating mill. It has had revenue from mining and development.  The mining capacity for Qianzhen estimates to be 200,000 tons per year.

Qianzhen owns 99% of interest in the Inner Mongolia Xiangzhen Mining Industry Group Co. Ltd (“Xiang Zhen”) as of December 31, 2005.  Xianzhen, the former Siziwang Qi Beifang Fluorite Co. Ltd, was incorporated on July 3, 2002 in Wulanhua Town of Wulanchabu City, Siziwang Qi, the Inner Mongolia Autonomous Region, with an authorized capital of $6,038,647 (RMB 50,000,000).  Xiangzhen with a de minimis number of 1% shares owned by present executive officer, Xiao Jing Yu, as required by People’s Republic China’s Business Enterprise law.

American Federal Mining Group, Inc and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2005

(Expressed in US dollars)

1.

Description of Business (continued)

Xiangzhen owns two fluorspar mines, the Inner Mongolia Siziwang Qi Sumozaganobao Fluorite Field Mine and Inner Mongolia Siziwang Qi Beiaobaotu Fluorite Field Mine.  Xiangzhen owns the biggest fluorspar reserve in Asia with the average quality of 72.37% for its high-grade fluorspar.  The mining capacity for Xiangzhen estimates to be 100,000 tons annually respectively.  Xiangzhen’s mining rights for both Sumozaganobao Fluorite Field Mine and Inner Mongolia Siziwang Qi Beiaobaotu Fluorite Field Mine will expire after November, 2006.  Xiangzhen has submitted the application to extend the mining right for Sumozaganobao Fluorite Field Mine, but has decided not to extend the mining right for Inner Mongolia Siziwang Qi Beiaobaotu Fluorite Field Mine.

The two Xiangzhen fluorspar mines have an estimated reserve of 19.6 million ton, 18.6 million ton for the Sumozaganobao Fluorite Field Mine and 1 million ton for the Inner Mongolia Siziwang Qi Beiaobaotu Fluorite Field Mine.  The data was provided by Siziwang Qi National Bureau of Land & Resources and was verified and certified by China Chemical Geology & Mine General Administration of Inner Mongolia Geological Survey Institute on January 12, 2006.

Moreover, Xiangzhen owns flotation plant to process both copper and zinc concentrates.

Xiangzhen owns 99% of interest in the Xinjiang Tianzhen Mining Company Limited (“Tianzhen”), with a de minimis number of 1% shares owned by present executive officer, Xiao Jing Yu, as required by People’s Republic China’s Business Enterprise law.

Xinjiang Tianzhen Mining Company Limited (“Tianzhen”) was formed on April 13, 2004, in the Xinjing Uygur Autonomous Region, with an authorized capital of $194,686 (RMB 1,612,000).  Tianzhen has been granted three exploration rights with one mineral right pending.

Yangye Huayuan Copper Mine is located at about 4000m southwest of Xinjiang Wuqia County Kangsu Town, Xinjiang, China, with average copper grade of 1.47%.  Tianzhen has conducted enough of the exploration activities and has applied for the mining right of the mine. Tianzhen are also currently conducting works of exploring, mapping, and other procedures necessary for the other two mines.  The Xinjiang Uygur Autonomous Region Wuqia County Yangye Huayuan Cooper Mine has prospective reserve of over 1 million tons of Cooper.  The data is verified and certified by Technical Committee of Xinjiang Uygur Autonomous Region Non-Ferrous Metal Geoexploration Bureau on January 25, 2006.  It is estimated that Tianzhen will be able to start mining this copper mine in 2006.

American Federal Mining Group, Inc and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2005

(Expressed in US dollars)

2.

Basis of Preparation of Financial Statements

Principles of Consolidation

These consolidated financial statements include the accounts of American Federal Mining Group and its wholly owned subsidiaries (on a consolidated basis, the Company). All material inter-company balances and transactions and balances have been eliminated.

These financial statements are stated in US Dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America.

3.

Summary of Significant Accounting Policies

Use of estimates – The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affected the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of net sales and expenses during the reported periods.

Significant estimates included values and lives assigned to acquired intangible assets, reserves for customer returns and allowances, uncollectible accounts receivable, slow moving, obsolete and/or damaged inventory and stock option valuation. Actual results may differ from these estimates.

Cash and cash equivalents – The Company considers all highly liquid debt instruments purchased with maturity period of three months or less to be cash equivalents. The carrying amounts reported in the accompanying consolidated balance sheet for cash and cash equivalents approximate their fair value.

Accounts receivable – Provision is made for estimated bad debts based on a periodic analysis of individual customer balances, including an evaluation of days of sales outstanding, payment history, recent payment trends and perceived credit worthiness.  Accounts receivable in the consolidated balance sheet is stated net of allowance for doubtful accounts.

Allowance for doubtful accounts – The Company periodically evaluates the collectibles of amounts due and maintains an allowance for doubtful accounts for estimated losses resulting from the inability of debtors to make required payments under the agreements. Management exercise judgment in establishing this allowance and considers payment history and current credit status in developing these estimates.

American Federal Mining Group, Inc and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2005

(Expressed in US dollars)

3.  Summary of Significant Accounting Policies (continued)

Inventories – Finished metals and concentrates, metals and concentrates in process and raw materials are stated at the lower of cost or market.  Cost is determined on a weighted average basis and includes all costs in brining the inventory to its present location and condition.  Inventory costs include labor, material and other production costs.

Inventories of auxiliary materials, spare parts and small tools expected to be used in production are stated at weighted average cost less provision, if necessary, for obsolescence

Property, Plant and equipment – Property, plant and equipment are recorded at cost. In accordance with Statement of Financial Accounting Standards Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets, such as property, plant and equipment, and purchased intangibles subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Property and equipment are evaluated for impairment in value annually or whenever an event or change in circumstances indicates that the carrying values may not be recoverable. If such an event or change in circumstances occurs and potential impairment is indicated because the carrying values exceed the estimated future undiscounted cash flows of the asset, the Company would measure the impairment loss as the amount by which the carrying value of the asset exceeds its fair value.

Replacements, maintenance and repairs that do not improve or extend the life of the respective assets are expense as incurred. Major renewals and improvements are capitalized. Upon retirement, sale or other disposition, the cost and accumulated depreciation are eliminated and the gain or loss is included in operations.

Costs to treat environmental contamination are capitalized when they extend the life, increase the capacity or improve the safety or efficiency of the property, when they mitigate or prevent future environmental contamination or when they are incurred in preparing property for sale.  Mineral interests are amortized using the units of production method.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets after taking into account estimated residual value of 5% of cost or valuation for both financial and income tax reporting purposes.

American Federal Mining Group, Inc and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2005

(Expressed in US dollars)

3.   Summary of Significant Accounting Policies (Continued)

Below is a summary of estimated useful lives of the assets:

Buildings

25 years

     Land use rights (no depreciation)

50 years

Computer Equipments

5 years

     Equipments                                          12 years

Utility Vehicles/Sedan

8 / 12 years

Motor vehicles

5 years

Machineries

    12- 20 years

Construction-in-progress

Properties currently under development are accounted for as construction-in-progress. Construction-in-progress is recorded at acquisition cost, including land rights cost, development expenditure, professional fees and the interest expenses capitalized during the course of construction for the purpose of financing the project.

Upon completion and readiness for use of the project, the cost of construction-in-progress is to be transferred to facility. In the case of construction in progress, management takes into consideration the estimated cost to complete the project when making the lower of cost or market calculation.

Mineral Rights – As in most jurisdictions, mineral rights in China are divided into two types: exploration rights and mining rights.  Exploration rights refer to the right obtained in accordance with the Law for exploring for mineral resources within the areas authorized by the exploration license.  Mining rights refer to the rights obtained in accordance with the law for exploitation of mineral resources and market control of mineral products. In nearly every jurisdiction in the world, mineral rights are absolutely exclusive. In China, however, there were no clear stipulations regarding the exclusivity of mineral rights.

The aggregate carrying amount of mineral rights of the Company is as a separate component of property, plant, and equipment.

Exploration Rights

The Company has been granted mineral exploration permits.  These exploration rights enable the Company to explore selected prospective mines for possible economy value to mine and dress.

Under Chinese mining laws and regulations, generally an exploration license is valid for no more than 3 years and extension of the exploration license shall not exceed two years and two extensions.

American Federal Mining Group, Inc and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2005

(Expressed in US dollars)

3.   Summary of Significant Accounting Policies (Continued)

The carrying amounts of the exploration rights are to be tested for impairment annually, and between annual tests if events or circumstances warrant such a test. An impairment loss is recognized if the carrying amount exceeds the fair value.

Mining Rights

The maximum time length of mining rights in China can be obtained are 10, 20, and 30 years for small, medium, and large companies respectively.  Mining rights can be extended if the company intends to continue mining.  The basic requirements to qualify for extension are: there is no overlap of mining rights in the area applied, satisfies the “three districts” planning proposal, achieved minimum possible mining scale, satisfied all duties required, satisfied required quality conditions for mining, and agree to paid transition.  Application for extension needs to be submitted at least 30 days before the expiration date of the current mining right.  The government needs to respond, either approve or disapprove, in 40 days after receiving the application for extension.

Upon receiving the mining rights, the mineral rights are commenced to depreciate.  Estimated residual values must be considered when determining depreciation rates. The depreciation on mineral rights is provided using the straight-line method over the estimated useful lives of such rights after taking into account estimated residual value of 2% of cost or valuation for both financial and income tax reporting purposes

Other Receivable – Other Receivable is prepaid account included advances to employees, that included cash prepaid to employees for their travel, entertainment and transportation expenditures.

Exploration and Development Costs – Exploration costs and development costs incurred to maintain production at operating mines are charged to operations as incurred. Development expenditures for mining properties that are considered to be commercially feasible, but are not yet producing, and major development expenditures at operating mines that are expected to benefit future production are capitalized and amortized using the units of production method over the estimated proven ore reserves to be benefited.

Foreign currency translation – These financial statements have been prepared in U.S. dollars. The functional currency for the Company is denominated in “Renminbi” (“RMB”) or “Yuan”. Non-monetary assets and liabilities are translated at historical rates, monetary assets and liabilities are translated at the exchange rates in effect at the end of the year, and income statement accounts are translated at average exchange rates.

American Federal Mining Group, Inc and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2005

(Expressed in US dollars)

3.   Summary of Significant Accounting Policies (Continued)

 The resulting translation adjustments, if any, were recorded in accumulated other comprehensive income which is a component of stockholders’ equity.

Income recognition – Revenue is recognized in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition, which states that revenue should be recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the product has been shipped and the customer takes ownership and assumes the risk of loss; (3) the selling price is fixed or determinable; and (4) collection of the resulting receivable is reasonably assured. The Company believes that these criteria are satisfied upon shipment from its facilities. Revenue is reduced by provisions for estimated returns and allowances, which are based on historical averages that have not varied significantly for the periods presented, as well as specific known claims, if any.

Interest income is recognized when earned, taking into account the average principal amounts outstanding and the interest rates applicable.

Taxation – Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Provision for The People’s Republic of China enterprise income tax is calculated at the prevailing rate based on the estimated assessable profits less available tax relief for losses brought forward.

Enterprise income tax

Under the Provisional Regulations of The People’s Republic of China Concerning Income Tax on Enterprises promulgated by the State Council, income tax is payable by enterprises at a rate of 33% of their taxable income. Preferential tax treatment may, however, be granted pursuant to any law or regulations from time to time promulgated by the State Council.

Enterprise income tax (“EIT”) is provided on the basis of the statutory profit for financial reporting purposes, adjusted for income and expense items, which are not assessable or deductible for income tax purposes.

American Federal Mining Group, Inc and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2005

(Expressed in US dollars)

3.   Summary of Significant Accounting Policies (Continued)

For the year ended December 31, 2005, the Inner Mongolia Autonomous Region Council issued a special certificate to the Qianzhen to grant the Company to pay a fixed amount of enterprise income tax of $54,856 (RMB 450,000) regardless of its taxable earnings as its income tax rather than a percentage of its taxable income as its income tax for the year 2005.  Such preferential tax treatment is granted after the annual review of the Company’s 2004 income tax considering the financial situation and operating result of the Company for the year 2004.

As the newly established industry enterprise in the Autonomous Region, XIANG ZHEN is approved to exempt the income tax for 3 years from 2003 based on the 4th Rule of Article 1 in “Enterprise Income Tax and Certain Preferential Policies Notice” (94 No.001) published by the Ministry of Finance and the National Tax Affairs Bureau.

Value added tax

The Provisional Regulations of The People’s Republic of China Concerning Value Added Tax promulgated by the State Council came into effect on January 1, 1994. Under these regulations and the Implementing Rules of the Provisional Regulations of the PRC Concerning Value Added Tax, value added tax is imposed on goods sold in or imported into the PRC and on processing, repair and replacement services provided within the PRC.

Value added tax payable in The People’s Republic of China is charged on an aggregated basis at a rate of 13% or 17% (depending on the type of goods involved) on the full price collected for the goods sold or, in the case of taxable services provided, at a rate of 17% on the charges for the taxable services provided, but excluding, in respect of both goods and services, any amount paid in respect of value added tax included in the price or charges, and less any deductible value added tax already paid by the taxpayer on purchases of goods and services in the same financial year.

According to the Article 1 and Article 3 of the State of Council, the VAT rate of metal ore and nonmetal ore is decrease to 13% from 17%.

Resource Tax

Mineral Resources Law of the People's Republic of China

All Corporations and individuals engaged in the exploitation of mineral products as prescribed in these Regulations or production within the territory of the People's Republic of China are taxpayers of Resource Tax. The resource tax is a regional tax.

American Federal Mining Group, Inc and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2005

(Expressed in US dollars)

3.   Summary of Significant Accounting Policies (Continued)

The tax payable for Resource Tax shall be computed in accordance with the assessable volume of the taxable products and the prescribed unit tax amount. The formula for computing the tax payable for the Company is as follows:

Tax payable = Assessable volume x Unit tax amount

Contingent liabilities and contingent assets – A contingent liability is a possible obligation hat arises from past events and whose existence will only be confirmed by the occurrence or non-occurrence of one or more uncertain future events not wholly within the control of the Company. It can also be a present obligation arising from past events that is not recognized because it is not probable that outflow of economic resources will be required or the amount of obligation cannot be measured reliably.

A contingent liability is not recognized but is disclosed in the notes to the financial statements. When a change in the probability of an outflow occurs so that outflow is probable, they will then be recognized as a provision.

A contingent asset is a possible asset that arises from past events and whose existence will be confirmed only by the occurrence or non-occurrence of one or more uncertain events not wholly within the control of the Company.

Contingent assets are not recognized but are disclosed in the notes to the financial statements when an inflow of economic benefits is probable. When inflow is virtually certain, an asset is recognized.

Related companies – A related company is a company in which the director has beneficial interests in and in which the Company has significant influence.

Retirement benefit costs – According to The People’s Republic of China regulations on pension, the Company contributes to a defined contribution retirement scheme organized by municipal government in the province in which the Company was registered and all qualified employees are eligible to participate in the scheme.

Contributions to the scheme are calculated at 23.5% of the employees’ salaries above a fixed threshold amount and the employees contribute 2% to 8% while the Company contributes the balance contribution of 21.5% to 15.5%. The Company has no other material obligation for the payment of retirement benefits beyond the annual contributions under this scheme.

American Federal Mining Group, Inc and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2005

(Expressed in US dollars)

3.   Summary of Significant Accounting Policies (Continued)

Fair value of financial instruments – The carrying amounts of certain financial instruments, including cash, accounts receivable, commercial notes receivable, other receivables, accounts payable, commercial notes payable, accrued expenses, and other payables approximate their fair values as at December 31, 2005 because of the relatively short-term maturity of these instruments.

Recent accounting pronouncements – In June 2005, the FASB issued SFAS No.154, "Accounting Changes and Error Corrections".  SFAS No. 154 replaces APB Opinion No. 20 "Accounting Changes" and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements". SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change.  The adoption of SFAS No. 154 will not have any impact on the Company's consolidated financial statements.

In September, 2004, the FASB issued FSP FAS 142-2, Application of FASB Statement No. 142, Goodwill and Other Intangible Assets, to Oil- and Gas-Producing Entities. This statement is effective for the first reporting period beginning after the issuance date and clarifies that the costs for acquiring contractual mineral rights in oil and gas properties would continue to be recorded as those for tangible assets.  It also addresses that the scope exception within SFAS

142 for the accounting as prescribed in SFAS 19 extends to the balance sheet classification and disclosures for drilling and mineral rights of oil- and gas-producing entities.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs – an amendment of ARB No. 43, Chapter 4. SFAS No. 151 requires that certain abnormal costs associated with the manufacturing, freight, and handling costs associated with inventory be charged to current operations in the period in which they are incurred. The adoption of SFAS 151 had no impact on the Company's financial position, results of operations, or cash flows.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets-amendment of APB Opinion No. 29. SFAS No. 153 eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transactions that do not have commercial substance, defined as transactions that are not expected to result in significant changes in the cash flows of the reporting entity. This statement is effective for exchanges of nonmonetary assets occurring after June 15, 2004.

Management believes adoption of this new statement will not have any significant effect on the Company’s financial condition or results of operations.

American Federal Mining Group, Inc and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2005

(Expressed in US dollars)

4.

Concentrations of Business and Credit Risk

Substantially all of the Company’s bank accounts are in banks located in the PRC and are not covered by any type of protection similar to that provided by the FDIC on funds held in U.S banks.

The Company is operating in China, which may give rise to significant foreign currency risks from fluctuations and the degree of volatility of foreign exchange rates between U.S. dollars and the Chinese currency RMB.

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and trade receivables, the balances of which are stated on the balance sheet. The Company places its cash in high credit quality financial institutions. Concentration of credit risk with respect to trade receivables are limited due to the Company's' large number of diverse customers in different locations in China. The Company does not require collateral or other security to support financial instruments subject to credit risk. 90 percent the age of the Company’s accounts receivable are less than 60 days.

5.

Cash and Cash Equivalents

As of December 31, 2005, Cash and cash equivalents consist of the following:

Cash and Cash Equivalents	2005
Bank Deposits	$ 282,141
Cash on Hand	16,068
Total Cash and Cash Equivalents	$ 298,209

6.

Accounts receivable

As of December 31, 2005, Accounts receivable totals $864,726, net of Provisions for Doubtful Accounts.

Accounts Receivable	2005
Accounts Receivable	$ 896,559
Less: Allowance for Doubtful Accounts	(31,833)
Net Accounts Receivable	$ 864,726

American Federal Mining Group, Inc and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2005

(Expressed in US dollars)

6.

Accounts receivable (Continued)

The Company continuously monitors collections and payments from its customers and maintains an allowance for estimated credit losses based on the creditworthiness of each customer as well as any specific customer collection issues that are identified.  While such credit issues have not been significant, there can be no assurance that the Company will continue to experience the same level of credit losses in the future.  The allowance for doubtful accounts was $31,833 at December 31, 2005.

7.

Inventories

The Company values its inventories at the lower of cost or market method. Inventories are accounted for weighted average method. Inventories in the balance sheet include raw materials, packing materials, and finished products.

As of December 31, 2005, Inventories consist of the following:

Inventory	2005
Raw Material	$ 612,506
Packing Material	86,262
Finished Products	1,418,100
Total Inventory	$ 2,116,868

8.

Advances to Suppliers

Advances to Suppliers are prepayment deposits made by the Company to suppliers as a way of guarantee its purchases of material, equipment, or service.  These prepayments are short-term in nature, and are deductible as payments against the invoices once the purchase is finalized or service is rendered by suppliers.  Most of such advances are made in connection of materials and equipments used and services provided for construction.

American Federal Mining Group, Inc and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2005

(Expressed in US dollars)

9.

Property and Equipment

As of December 31, 2005, Property and Equipment consist of the following:

Property and Equipment	2005
Buildings and Plants	$ 2,074,104
Transportation vehicles	829,242
Equipments	36,687
Machineries	6,164,151
Total Property and Equipment	9,104,184
Less: Accumulated Depreciation	(1,722,790)
Property and Equipment, Net	$ 7,381,394

For the year ended December 31, 2005, depreciation expenses totals $468,748.

Mineral Rights

As of December 31, 2005, the mineral rights consist of the following:

Mineral Rights	2005
Exploration Rights	$ 1,885,226
Less: Accumulated Depreciation	(569,582)
Mineral Rights, Net	$ 1,315,644

The Company’s exploration rights are including: Yangye Huayuan Copper Mine and Sumochaganaobao Fluorite Mine which are founded proved reserves; the three year term exploration permit of Xinjiang Yangye Huayuan Copper Mine for Tianzhen will be expired in March 31, 2007 and the Company are in the process of registering for a mining rights.

As in most jurisdictions, mineral rights in China are divided into two types: exploration rights and mining rights.  Exploration rights refer to the right obtained in accordance with the Law for exploring for mineral resources within the areas authorized by the exploration license.  Mining rights refer to the rights obtained in accordance with the law for exploitation of mineral resources and market control of mineral products. In nearly every jurisdiction in the world, mineral rights are absolutely exclusive. In China, however, there were no clear stipulations regarding the exclusivity of mineral rights. The Amendment of China Mining Regulation stressed the security of mineral rights and its Article 6 stated that “upon discovery of mineral resources, the exploration licensees have the privileged priority to obtain mining rights to the mineral resources within the exploration area.  According to the Ministry of Land and

Resources, this privileged priority will be guaranteed under further amendments to be made in the near future.

American Federal Mining Group, Inc and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2005

(Expressed in US dollars)

9.

Property and Equipment (Continued)

Under Chinese mining laws and regulations, generally an exploration license is valid for no more than 3 years and extension of the exploration license shall not exceed two years and two extensions. The depreciation on exploration rights is provided using the straight-line method over the estimated useful lives of such rights after taking into account estimated residual value of 2% of cost or valuation for both financial and income tax reporting purposes.

This mining rights must be applied for and obtained before any mining activity commences, the regulation stipulates the system for registering the use of mining rights, details the procedures and requirements of application for mining rights as well as rights and duties for holder of mining rights.

The maximum time length of mining rights in China can be obtained are 10, 20, and 30 years for small, medium, and large companies respectively.  Mining rights can be extended if the company intends to continue mining.  The basic requirements to qualify for extension are: there is no overlap of mining rights in the area applied, satisfies the “three districts” planning proposal, achieved minimum possible mining scale, satisfied all duties required, satisfied required quality conditions for mining, and agree to paid transition.  Application for extension needs to be submitted at least 30 days before the expiration date of the current mining right.

The government needs to respond, either approve or disapprove, in 40 days after receiving the application for extension.

The carrying amounts of the exploration rights are to be tested for impairment annually, and between annual tests if events or circumstances warrant such a test. An impairment loss is recognized if the carrying amount exceeds the fair value.

10.

Accounts Payable and Accrued Expense

As of December 31, 2005, Accounts Payable and Accrued Expense consist of the following:

Accounts Payable and Accrued Expense	2005
Accounts Payable	$ 1,090,842
Interest Payable	40,322
Accrued Expense	26,397
Total Accounts Payable and Accrued Expense	$ 1,157,561

American Federal Mining Group, Inc and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2005

(Expressed in US dollars)

11.

Short-term Loans – Secured

As of December 31, 2005, the Company has the following short-term loans outstanding:

2005
Current

8.37% note payable to Credit Union of Silver City mature on December 26, 2006, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by plant and equipments as collateral	$1,548,690

8.37% note payable to Credit Union of Silver City mature on February 22, 2006, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by 150 tons of zinc mineral as collateral,	185,843

8.37% note payable to Credit Union of Silver City mature on February 22, 2006, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by 100 tons of zinc mineral as collateral	123,895

8.37% note payable to Credit Union of Silver City mature on February 22, 2006, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by 60 tons of zinc mineral as collateral	74,337

8.37% note payable to Credit Union of Silver City mature on March 3, 2006, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by 80 tons of zinc mineral as collateral	99,116

8.37% note payable to Credit Union of Silver City mature on March 13, 2006, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by 100 tons of zinc mineral as collateral	123,895

American Federal Mining Group, Inc and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2005

(Expressed in US dollars)

11.

Short-term Loans – Secured (Continued)

8.37% note payable to Credit Union of Silver City mature on March 26, 2006, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by 100 tons of zinc mineral as collateral	$123,895

8.37% note payable to Credit Union of Silver City mature on September 20, 2006, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by 250 tons of zinc mineral as collateral	247,790

8.37% note payable to Credit Union of Silver City mature on December 28, 2006, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by 300 tons of zinc mineral as collateral	334,517

8.37% note payable to Credit Union of Silver City mature on December 28, 2006, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by 300 tons of zinc mineral as collateral	223,008

7.812% note payable to Industrial and Commercial Bank of China, Siziwang Banner Branch mature on December 29, 2006, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by explode equipment and land utilization right as collateral	184,604

8.37% note payable to Credit Union of Silver City mature on February 16, 2006, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by 140 tons of zinc mineral as collateral	123,895

$3,393,485

American Federal Mining Group, Inc and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2005

(Expressed in US dollars)

12.

Advances from Customers

Advances from customers represent purchase deposits made by the customers as a way of securing and guaranteeing the purchases.  Due to the high demand of the Company’s products, zinc powder and fluorspar, some customers are required to prepay a percentage of purchase upfront to the Company.  Such prepayments are recorded as deferred revenue and carries forward on the balance sheet until sales are finalized, which the prepayment amount will then be recognized as revenue in the period of actual sales finalization.  As of December 31, 2005, the Company has $549,933 from advances from customers.

13.

Taxes Payable

As of December 31, 2005, taxes payable consist of the following:

Tax Payable	2005
Value Added Tax	$ 60,262
Enterprise Income Tax	14,781
City Tax	3,767
Resource Tax	7,287
Education Surtax	4,616
Endowment Insurance Tax	5,040
Water Conservancy Construction Fund Tax	1,202
Other Taxes	760
Total Tax Payable	97,715

14.

Income Taxes

For the year ended December 31, 2005, the Inner Mongolia Autonomous Region Council issued a special certificate to the Company to grant the Company to pay a fixed amount of enterprise income tax of $54,856 (RMB 450,000) regardless of its taxable earnings as its income tax rather than a percentage of its taxable income as its income tax for the year 2005.

Such preferential tax treatment is granted after the annual review of the Company’s 2004 income tax considering the financial situation and operating result of the Company for the year 2004.

Xiangzhen, as the newly established industry enterprise in the Autonomous Region, is approved to exempt the income tax for 3 years from 2003 based on the 4th Rule of Article 1 in “Enterprise Income Tax and Certain Preferential Policies Notice” (94 No.001) published by the Ministry of Finance and the National Tax Affairs Bureau.

American Federal Mining Group, Inc and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2005

(Expressed in US dollars)

14.

Income Taxes (Continued)

No provision for deferred tax has been made, as it is not considered that a material asset or liability will be realized in the foreseeable future. Deferred tax liability arising from timing difference and deferred tax benefits arising from losses from operations and which deferred tax liabilities or benefits are not provided for in the financial statements amounted to $nil as of December 31, 2004 and 2005.

15.

Exploration Costs

Exploration costs incurred in the year ended December 31, 2005 including pre-feasibility work amounted to $30,013 for Tianzhen (2004, $43,885).

16.

Related Party Transactions

Qianzhen sells products to Xiangzhen.  During the year ended December 31, 2005, the related party sales between Qianzhen and Xiangzhen were $3,973,131 and the management fees $243,805 which were eliminated from the consolidated financial statements.

The accounts receivable (accounts payable) amounts due from/(to) related parties which were eliminated from the consolidate financial statements at December 31, 2005 are as follows:

Name	Balance at 12/31/2004	Maximum Outstanding Balance During the Year	Security Held

Qianzhen Due from Xiangzhen	$ 694,313	$ 694,313	None
Tianzhen due to Xiangzhen	$ (25,151)	$ (25,151)	None

The amounts due are unsecured, interest free and have no fixed repayment terms.

American Federal Mining Group, Inc and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2005

(Expressed in US dollars)

17.

Capital Reserves

As stipulated by the relevant laws and regulations applicable to China's foreign investment enterprises, the Company is required to make appropriations from net income as determined under accounting principles generally accepted in the PRC ("PRC GAAP") to non-distributable reserves which include a general reserve, an enterprises expansion reserve and employee welfare and bonus reserves. In accordance with the provisions of the Company’s Memorandum and Articles of Association, the Company is required to appropriate 5% of the net distributable profit after enterprises income tax to capital reserve.

The general reserve is used to offset future extraordinary losses as defined under PRC GAAP. The Company may, upon a resolution passed by the owners, convert the general reserve into capital. The employee welfare and bonus reserve is used for the collective welfare of the employees of the Company. The enterprise expansion reserve is used for the expansion of the Company and can be converted to capital subject to approval by the relevant authorities. The Company did record reserves of $445,378 in 2005.  No such adjustments are required under accounting principles generally accepted in the United States of America in 2005.

18.

Employee Retirement Benefits and Post Retirement Benefits

According to the Inner Mongolia Autonomous Region regulations on State pension scheme, both employees and employers have to contribute pension. The pension contributions are ranging from 8% that was contributed by individuals (employees) and the Company is required to make contributions to the state retirement plan based on 20% of the employees’ monthly basic salaries. The Company’s employees in the PRC are entitled to retirement benefits calculated with reference to their basic salaries on retirement and their length of service in accordance with a government managed benefits plan. The PRC government is responsible for the benefit liability to these retired employees.

19.

Commitments and Contingencies

The Company's operations are and will be subject to extensive national and local governmental regulations in the China, which regulations may be revised or expanded at any time. A broad number of matters are subject to regulation.  Generally, compliance with these regulations requires the Company to obtain permits issued by government, state and local regulatory agencies.  Certain permits require periodic renewal or review of their conditions.  The Company cannot predict whether it will be able to obtain or renew such permits or whether material changes in permit conditions will be imposed.  The inability to obtain or renew permits or the imposition of additional conditions could have a material adverse effect on the Company's ability to develop and operate its properties.

American Federal Mining Group, Inc and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2005

(Expressed in US dollars)

19.

Commitments and Contingencies (Continued)

Environmental laws and regulations to which the Company is subject as it progresses from the development stage to the production stage mandate additional concerns and requirements of the Company.   Failure to comply with applicable laws, regulations and permits can result in injunctive actions, damages and civil and criminal penalties.  The laws and regulations applicable to the Company's activities change frequently and it is not possible to predict the potential impact on the Company from any such future changes.

Although management believes that the Company is in material compliance with the statutes, laws, rules and regulations of every jurisdiction in which it operates, no assurance can be given that the Company’s compliance with the applicable statutes, laws, rules and regulations will not be challenged by governing authorities or private parties, or that such challenges will not lead to material adverse effects on the Company’s financial position, results of operations, or cash flows.

The Company is not involved in any legal matters arising in the normal course of business. While incapable of estimation, in the opinion of the management, the individual regulatory and legal matters in which it might involve in the future are not expected to have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

20.

Foreign Currency Transaction Adjustment

For purposes of SFAS No. 52, the Company considers the US Dollar to be the reporting currency.  The accompanying financial statements are presented in U.S. Dollars.  The Company’s functional currency is Renminbi (“RMB”), the currency of the primary economic environment in which the entity operates. The reporting currency is USD in which financial statements are presented.   The Company’s statements are translated in accordance with Statement of Financial Accounting Standards No. 52 (SFA No. 52), which requires that foreign currency assets and liabilities be translated using the exchange rates in effect at the balance sheet date. Results of operations are translated using the average exchange rates prevailing during the period.  The effects of unrealized exchange fluctuations on translating foreign currency assets and liabilities into US Dollars are accumulated as a cumulative translation adjustment in shareholders’ equity.  As a result, the Company recognized in equity the effect of currency conversion in the amount of $9,064.

American Federal Mining Group, Inc and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2005

(Expressed in US dollars)

21.

Subsequent Events

Abandon the Beiaobaodu Fluorite Mine (No. 2 Mine)

Xiangzhen has decided not to renew the mining right of Beiaobaodu Fluorite Mine (No.2 Mine) after the expiration date of the current mining right, November 2006.  The decision was made due to the following considerations:

1.

Beiaobaodu Fluorite Mine (No.2 Mine) has high mining cost compared to the other mine (No.1 Mine).

2.

The water resources around Beiaobaodu Fluorite Mine (No.2 Mine) are limited. Continue mining could cause environmental pollution that has adverse effects to the normal life of the nomad near by.

3.

Beiaobaodu Fluorite Mine (No.2 Mine) has limited reserves left.  It was estimated to have only 1024.8 thousand ton reserves at the end of 2005.

The company has ceased its mining activities at Beiaobaodu Fluorite Mine (No.2 Mine) since April 16, 2006.  Beiaobaodu Fluorite Mine (No.2 Mine) should not be considered as the company’s revenue resource since the same date.

New Projects

Qian Zhen purchased a new mine with mining right on April 27, 2006, the summary is as below:

Description	Purchase Value	Acquisition Date	Mining Right Validity Period
Inner Mongolia Wulatehou Qi QingXing Copper-Zinc Mine	Cash Down Payment $1,370,380, plus $1,125,800 is convertible to AFMG’s stocks	4/27/2006	From Oct 2005 to Oct 2008

The closing of this transaction is subject to satisfaction of a number of contingencies, including completion of due diligence and the like.  The company is attempting to complete its due diligence and other efforts in the next 90 days

American Federal Mining Group, Inc and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2005

(Expressed in US dollars)

21.  Subsequent Events (continued)

The new company Xinjiang Bu Er Jin County Xing Zhen Mining Company Limited was formed to purchase the Ke Yin Bu La Ke Copper-Zinc Mine as list below:

Description	Purchase amount	Acquisition Date	Due diligent	Special Note
Ke Yin Bu La Ke Copper-Zinc Mine	Cash down payment $1,000,700,plus $2,500,000 is convertible to AFMG’s stocks.	4/28/2006	Expired	The due diligent period has ended with the issuance of Geological Reserve Report. The Company is applying for the exploration right certificate.

The closing of this transaction is subject to satisfaction of a number of contingencies, including completion of due diligence and the like.  The company is attempting to complete its due diligence and other efforts in the next 90 days.

On June 6, 2006, the company entered into an agreement with Zhong Guo Xu to acquire 70% common stock of Hui Zhen Company Limited, the summary is as below:

Description	Purchase Amount	Payment Method		Due Diligent
70% common stock of Hui Zhen Company Limited	$2,501,800	Cash	$1,000,700	Upon AFMG going public on OTCBB
		Stock	$1,501,100

The closing of this transaction is subject to satisfaction of a number of contingencies, including completion of due diligence and the like.  The company is attempting to complete its due diligence and other efforts in the next 90 days.

AMERICAN FEDERAL MINING GROUP, INC. AND SUBSIDIARIES REVIEW REPORT JUNE 30, 2006

American Federal Mining Group, Inc. and Subsidiaries

E-FANG ACCOUNTANCY CORP., &  CPA

17800 CASTLETON ST., SUTIE 208, CITY OF INDUSTRY, CA 91748

To the Board of Directors and Shareholders of

American Federal Mining Group, Inc. and subsidiaries

Independent Accountant's Report

We have reviewed the accompanying consolidated balance sheet of American Federal Mining Group, Inc. and Subsidiaries, as of June 30, 2006, and the related consolidated statement of operations, stockholders’ equity, and cash flows for the period then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.  All information included in these financial statements is the representation of the management of China Education Alliance.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data.  It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

e-Fang Accountancy Corp., & CPA

Certified Public Accountants

City of Industry, USA

August 14, 2006

American Federal Mining Group, Inc. and Subsidiaries

Consolidated Financial Statements

Balance Sheets

As of June 30, 2006

(Expressed in US dollars)

(Unaudited)

	6/30/06	12/31/05
	(Unaudited)
ASSETS
Current Assets
Cash and Cash Equivalents (Note 5)	$473,908	$298,209
Accounts Receivable (Note 6)	1,639,252	864,726
Inventories (Note 7)	2,627,310	2,116,868
Advances to Suppliers (Note 8)	3,539,426	443,573
Other Receivable	322,184	59,332
Total Current Assets	8,602,080	3,782,708

Property and Equipment
Fixed Assets, Net (Note 9)	7,483,313	7,381,394
Land	1,624,405	1,624,405
Construction-in-progress	362,557	320,208
Mineral Rights, Net (Note 9)	959,948	1,315,644
Total Property and Equipment	10,430,223	10,641,651
Total Assets	$19,032,303	$14,424,359
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts Payable and Accrued Expenses (Note 10)	$2,111,350	$1,157,561
Short-term Loans - Secured (Note 11)	3,000,888	3,393,485
Advances from Accounts (Note 12)	1,069,728	549,933
Wages Payable	69,848	32,405
Welfare Payable	49,878	27,443
Taxes Payable (Note 13)	444,013	97,715
Total Current Liabilities	6,745,705	5,258,542
Total Liabilities	6,745,705	5,258,542
Commitments and Contingencies (Note 19)
Shareholders' Equity
Registered Capital	6,515,137	6,515,137
Currency Conversion Adjustment (Note 20)	21,547	9,064
Retained Earnings	5,749,914	2,641,616
Total Shareholders' Equity	12,286,598	9,165,817
Total Liabilities and Shareholders' Equity	$19,032,303	$14,424,359

The accompanying notes are an integral part of these financial statements.

American Federal Mining Group, Inc. and Subsidiaries

Consolidated Financial Statements

Statement of Operations

For the Three Months Period Ended June 30, 2006

(Expressed in US dollars)

(Unaudited)

	For the three months ended		For the six months ended
	6/30/06	6/30/05	6/30/06	6/30/05

REVENUES (Note 3)	$4,624,530	$1,411,108	$7,072,599	$2,869,065

Less: Cost of Good Sold	1,688,441	948,775	2,436,513	2,209,589
Gross Profit	2,936,089	462,333	4,636,086	659,476

OPERATING EXPENSES
Selling and Operating Expenses	196,201	96,379	359,235	198,649
General and Administrative Expenses	430,192	216,801	785,652	390,249
Total Operating Expenses	626,393	313,180	1,144,887	588,898

OTHER EXPENSES (INCOME)
Subsidy		(24,155)		(93,174)
Finance Costs (Income)	74,922	55,998	141,374	181,309
Other (Expense) Income		(7,605)		(27,441)
Total Other Expenses (Income)	74,922	24,238	141,374	60,694

Net Income before Income Taxes	2,234,774	124,915	3,349,825	9,884
Less: Provision for Income Taxes (Note 14)	62,195	-	179,332	-
Net Income	$2,172,579	$124,915	$3,170,493	$9,884

The accompanying notes are an integral part of these financial statements.

American Federal Mining Group, Inc. and Subsidiaries

Consolidated Financial Statements

Statement of Cash Flows

For the Three Months Period Ended June 30, 2006

(Expressed in US dollars)

(Unaudited)

	For the three months ended
	6/30/06	3/31/06
Cash flows from operating activities:
Net income	$2,172,579	$935,719
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	360,236	435,852
Changes in assets and liabilities -
Accounts receivable	(246,032)	(528,494)
Advances to suppliers		(33,601)
Inventories	13,178	523,620
Prepaid Expense	(3,062,252)
Other receivable	313,028	(575,880)
Accounts payable and accrued expenses	183,778	770,011
Advance on account	68,681	451,114
Wages payable	38,061	(618)
Welfare payable	14,637	7,798
Taxes payable	(117,530)	463,828
Net cash provided by operating activities	(261,636)	2,449,349

Cash flows from investing activities:
Purchases/(transfer) of fixed assets	(360,120)	(182,191)
Construction-in-progress	67,806	(110,155)
Net cash used by investing activities	(292,314)	(292,346)

Cash flows from financing activities:
Short-term loans - secured	133,124	(525,721)
Long-term loans - secured	(124,740)	124,740
Net cash provided by financing activities	8,384	(400,981)

Currency Conversion adjustments	13,121	(638)

Net increase in cash	(532,445)	708,144
Cash at beginning of year	1,006,353	298,209
Cash at end of year	$473,908	$1,006,353

The accompanying notes are an integral part of these financial statements.

American Federal Mining Group, Inc. and Subsidiaries

Consolidated Financial Statements

Statement of Cash Flows

For the Three Months Period Ended June 30, 2006

(Expressed in US dollars)

(Unaudited)

	Registered Capital	Currency Conversion Adjustment	Capital Reserve	Retained Earnings	Total Shareholders’ Equity
			(Note 17)
Balance at March 31, 2006	$6,515,137	$8,426	$445,378	$3,131,957	$10,100,898
Net income for the three months ended June 30, 2006	-	-	-	2,172,579	2,172,579
Currency Conversion Adjustment	-	13,121	-	-	13,121
Balance at June 30, 2006	$6,515,137	$21,547	$445,378	$5,304,536	$12,286,598
			a	b

Total Retained Earning (a+b)				$5,749,914

The accompanying notes are an integral part of these financial statements.

American Federal Mining Group, Inc and Subsidiaries

Notes to the Consolidated Financial Statements

June 30, 2006

(Expressed in US dollars)

(Unaudited)

1.

Description of Business

Nature of organization

American Federal Mining Group, Inc. (“AFMG”) is a mining company incorporated in the State of Illinois on November 15, 2005.  Its general business strategy is to acquire, explore, extract, and develop mineral properties.

On December 10, 2005, American Federal Mining Group, Inc. acquired 100% interest of Wu La Te Hou Qi Qianzhen Mining Company Limited (“Qianzhen”), with certain officers and directors the same as that of the Company.  The merger was approved by all shareholders on date of December 10, 2005 by exchanging 100% of the American Federal Mining Group, Inc.’s common stock for 100% of the outstanding common stock of Qianzhen.  On January 23, 2006, AFMG purchased 33% of the total interest of Inner Mongolia Xiangzhen Mining Co., Ltd, one of the subsidiaries of Qianzhen.  The acquisition was approved by all the shareholders on the date of January 28, 2006.  After the merger, American Federal Mining Group, Inc. acts as the holding company for Qianzhen but not all of its subsidiaries.

AFMG has three main areas of interest in China – fluorite, zinc exploration in the Sumochaganaobao region of Inner Mongolia Province, copper/gold exploration in the Yangye Huayuan region of Xinjiang Uygur Autonomous Region.

Wu La Te Hou Qi Qian Zhen Mining Company Ltd (“Qianzhen”) was formed on June 22, 2002, in the Inner Mongolia Autonomous Region, Ba Yan Nuo Er City, Wu La Te Hou Qi pursuant to relevant Chinese laws and regulations, with an authorized capital of $281,803 (RMB 2,333,332), and additional paid-in capital of $925,966 (RMB7,667,000) invested by the Xiangzheng and the same shareholders of Qianzhen. The Company is engaged in the business of acquisition, exploration, and extraction, development of natural resource properties.

The Company's head office and records office, is located in Wulanhua Town, Siziwang Qi, Wulanchabu City, Inner Mongolia, People’s Republic of China (“China”).

The principal business of the Company is the exploration, development, mining, and processing of fluorite, zinc, lead, copper, and other non-ferrous metals. The Company's primary operation in the Inner Mongolia consists of one primary zinc smelter, which obtains concentrates principally from the Company's operating mill. It has had revenue from mining and development.

Qianzhen owns 66% of interest in the Inner Mongolia Xiangzhen Mining Industry Group Co. Ltd (“Xiangzhen”).  Xianzhen, the former Siziwang Qi Beifang Fluorite Co. Ltd, was incorporated on July 3, 2002 in Wulanhua Town of Wulanchabu City, Siziwang Qi, the Inner Mongolia Autonomous Region, with an authorized capital of $6,038,647 (RMB 50,000,000).

American Federal Mining Group, Inc and Subsidiaries

Notes to the Consolidated Financial Statements

June 30, 2006

(Expressed in US dollars)

(Unaudited)

1.

Description of Business (continued)

Xiangzhen with a de minimis number of 1% shares owned by present executive officer, Xiao Jing Yu, as required by People’s Republic China’s Business Enterprise law.

Xiangzhen owns two fluorspar mines, the Inner Mongolia Siziwang Qi Sumozaganobao Fluorite Field Mine and Inner Mongolia Siziwang Qi Beiaobaotu Fluorite Field Mine.  Xiangzhen owns the biggest fluorspar reserve in Asia with the average quality of 72.37% for its high-grade fluorspar.   Xiangzhen’s mining rights for both Sumozaganobao Fluorite Field Mine and Inner Mongolia Siziwang Qi Beiaobaotu Fluorite Field Mine will expire after November, 2006.  Xiangzhen has submitted the application to extend the mining right for Sumozaganobao Fluorite Field Mine, but has decided not to extend the mining right for Inner Mongolia Siziwang Qi Beiaobaotu Fluorite Field Mine.

The two Xiangzhen fluorspar mines have an estimated reserve of 19.6 million ton, 18.6 million ton for the Sumozaganobao Fluorite Field Mine and 1 million ton for the Inner Mongolia Siziwang Qi Beiaobaotu Fluorite Field Mine.  The data was provided by Siziwang Qi National Bureau of Land & Resources and was verified and certified by China Chemical Geology & Mine General Administration of Inner Mongolia Geological Survey Institute on January 12, 2006.  Moreover, Xiangzhen owns flotation plant to process both copper and zinc concentrates.

Xiangzhen owns 99% of interest in the Xinjiang Tianzhen Mining Company Limited (“Tianzhen”), with a de minimis number of 1% shares owned by present executive officer, Xiao Jing Yu, as required by People’s Republic China’s Business Enterprise law.

Xinjiang Tianzhen Mining Company Limited (“Tianzhen”) was formed on April 13, 2004, in the Xinjing Uygur Autonomous Region, with an authorized capital of $194,686 (RMB 1,612,000).  Tianzhen has been granted three exploration rights with one mineral right pending.

Yangye Huayuan Copper Mine is located at about 4000m southwest of Xinjiang Wuqia County Kangsu Town, Xinjiang, China, with average copper grade of 1.47%.  Tianzhen has conducted enough of the exploration activities and has applied for the mining right of the mine. Tianzhen are also currently conducting works of exploring, mapping, and other procedures necessary for the other two mines.  The Xinjiang Uygur Autonomous Region Wuqia County Yangye Huayuan Cooper Mine has prospective reserve of over 1 million tons of Cooper.  The data is verified and certified by Technical Committee of Xinjian Uygur Autonomous Region Non-Ferrous Metal Geoexploration Bureau on January 25, 2006.  It is estimated that Tianzhen will be able to start mining this copper mine in 2006.

American Federal Mining Group, Inc and Subsidiaries

Notes to the Consolidated Financial Statements

June 30, 2006

(Expressed in US dollars)

(Unaudited)

2.

Basis of Preparation of Financial Statements

Principles of Consolidation

These consolidated financial statements include the accounts of American Federal Mining Group and its subsidiaries (on a consolidated basis, the Company). All material inter-company balances and transactions and balances have been eliminated.

These financial statements are stated in US Dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America.

3.

Summary of Significant Accounting Policies

Use of estimates – The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affected the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of net sales and expenses during the reported periods.

Significant estimates included values and lives assigned to acquired intangible assets, reserves for customer returns and allowances, uncollectible accounts receivable, slow moving, obsolete and/or damaged inventory and stock option valuation. Actual results may differ from these estimates.

Cash and cash equivalents – The Company considers all highly liquid debt instruments purchased with maturity period of three months or less to be cash equivalents. The carrying amounts reported in the accompanying consolidated balance sheet for cash and cash equivalents approximate their fair value.

Accounts receivable – Provision is made for estimated bad debts based on a periodic analysis of individual customer balances, including an evaluation of days of sales outstanding, payment history, recent payment trends and perceived credit worthiness.  Accounts receivable in the consolidated balance sheet is stated net of allowance for doubtful accounts.

Allowance for doubtful accounts – The Company periodically evaluates the collectibles of amounts due and maintains an allowance for doubtful accounts for estimated losses resulting from the inability of debtors to make required payments under the agreements. Management exercise judgment in establishing this allowance and considers payment history and current credit status in developing these estimates.

American Federal Mining Group, Inc and Subsidiaries

Notes to the Consolidated Financial Statements

June 30, 2006

(Expressed in US dollars)

(Unaudited)

3.  Summary of Significant Accounting Policies (continued)

Inventories – Finished metals and concentrates, metals and concentrates in process and raw materials are stated at the lower of cost or market.  Cost is determined on a weighted average basis and includes all costs in brining the inventory to its present location and condition. Inventory costs include labor, material and other production costs.

Inventories of auxiliary materials, spare parts and small tools expected to be used in production are stated at weighted average cost less provision, if necessary, for obsolescence

Property, Plant and equipment – Property, plant and equipment are recorded at cost. In accordance with Statement of Financial Accounting Standards Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets, such as property, plant and equipment, and purchased intangibles subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Property and equipment are evaluated for impairment in value annually or whenever an event or change in circumstances indicates that the carrying values may not be recoverable. If such an event or change in circumstances occurs and potential impairment is indicated because the carrying values exceed the estimated future undiscounted cash flows of the asset, the Company would measure the impairment loss as the amount by which the carrying value of the asset exceeds its fair value.

Replacements, maintenance and repairs that do not improve or extend the life of the respective assets are expense as incurred. Major renewals and improvements are capitalized. Upon retirement, sale or other disposition, the cost and accumulated depreciation are eliminated and the gain or loss is included in operations.

Costs to treat environmental contamination are capitalized when they extend the life, increase the capacity or improve the safety or efficiency of the property, when they mitigate or prevent future environmental contamination or when they are incurred in preparing property for sale.  Mineral interests are amortized using the units of production method.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets after taking into account estimated residual value of 5% of cost or valuation for both financial and income tax reporting purposes.

American Federal Mining Group, Inc and Subsidiaries

Notes to the Consolidated Financial Statements

June 30, 2006

(Expressed in US dollars)

(Unaudited)

3.   Summary of Significant Accounting Policies (Continued)

Below is a summary of estimated useful lives of the assets:

Buildings

25 years

     Land use rights (no depreciation)

50 years

Computer Equipments

5 years

     Equipments                                          12 years

Utility Vehicles/Sedan

8 / 12 years

Motor vehicles

5 years

Machineries

    12- 20 years

Construction-in-progress – Properties currently under development are accounted for as construction-in-progress. Construction-in-progress is recorded at acquisition cost, including land rights cost, development expenditure, professional fees and the interest expenses capitalized during the course of construction for the purpose of financing the project.

Upon completion and readiness for use of the project, the cost of construction-in-progress is to be transferred to facility. In the case of construction in progress, management takes into consideration the estimated cost to complete the project when making the lower of cost or market calculation.

Mineral Rights – As in most jurisdictions, mineral rights in China are divided into two types: exploration rights and mining rights.  Exploration rights refer to the right obtained in accordance with the Law for exploring for mineral resources within the areas authorized by the exploration license.  Mining rights refer to the rights obtained in accordance with the law for exploitation of mineral resources and market control of mineral products. In nearly every jurisdiction in the world, mineral rights are absolutely exclusive. In China, however, there were no clear stipulations regarding the exclusivity of mineral rights.

The aggregate carrying amount of mineral rights of the Company is as a separate component of property, plant, and equipment.

Costs of acquisition and exploration and development expenditures are allocated to specific groups of mineral claims as work is performed on or for the benefit of those claims and are capitalized until such time as the extent of mineralization has been determined and mineral claims are developed, sold, or abandoned.  If there is an indication of impairment the mineral properties are written down to the estimated net recoverable amount.

Capitalized costs are depreciated over the useful life of the properties upon commencement of commercial production, or written off if the properties are sold or abandoned.

American Federal Mining Group, Inc and Subsidiaries

Notes to the Consolidated Financial Statements

June 30, 2006

(Expressed in US dollars)

(Unaudited)

3.   Summary of Significant Accounting Policies (Continued)

Exploration Rights

The Company has been granted mineral exploration permits.  These exploration rights enable the Company to explore selected prospective mines for possible economy value to mine and dress.

Under Chinese mining laws and regulations, generally an exploration license is valid for no more than 3 years and extension of the exploration license shall not exceed two years and two extensions.

The carrying amounts of the exploration rights are to be tested for impairment annually, and between annual tests if events or circumstances warrant such a test. An impairment loss is recognized if the carrying amount exceeds the fair value.

Mining Rights

The maximum time length of mining rights in China can be obtained are 10, 20, and 30 years for small, medium, and large companies respectively.  Mining rights can be extended if the company intends to continue mining.  The basic requirements to qualify for extension are: there is no overlap of mining rights in the area applied, satisfies the “three districts” planning proposal, achieved minimum possible mining scale, satisfied all duties required, satisfied required quality conditions for mining, and agree to paid transition.  Application for extension needs to be submitted at least 30 days before the expiration date of the current mining right.  The government needs to respond, either approve or disapprove, in 40 days after receiving the application for extension.

The depreciation on mineral rights is provided using the straight-line method over the estimated useful lives of such rights after taking into account estimated residual value of 2% of cost or valuation for both financial and income tax reporting purposes

Other Receivable – Other Receivable is prepaid account included advances to employees, that included cash prepaid to employees for their travel, entertainment and transportation expenditures. The amount of other receivable for the period ended June 30, 2006 is $322,184.

Exploration and Development Costs – Exploration costs and development costs incurred to maintain production at operating mines are charged to operations as incurred. Development expenditures for mining properties that are considered to be commercially feasible, but are not yet producing, and major development expenditures at operating mines that are expected to benefit future production are capitalized and amortized using the units of production method over the estimated proven ore reserves to be benefited.

American Federal Mining Group, Inc and Subsidiaries

Notes to the Consolidated Financial Statements

June 30, 2006

(Expressed in US dollars)

(Unaudited)

3.   Summary of Significant Accounting Policies (Continued)

Foreign currency translation – These financial statements have been prepared in U.S. dollars. The functional currency for the Company is denominated in “Renminbi” (“RMB”) or “Yuan”. Non-monetary assets and liabilities are translated at historical rates, monetary assets and liabilities are translated at the exchange rates in effect at the end of the year, and income statement accounts are translated at average exchange rates.

The resulting translation adjustments, if any, were recorded in accumulated other comprehensive income which is a component of stockholders’ equity.

Income recognition – Revenue is recognized in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition, which states that revenue should be recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the product has been shipped and the customer takes ownership and assumes the risk of loss; (3) the selling price is fixed or determinable; and (4) collection of the resulting receivable is reasonably assured. The Company believes that these criteria are satisfied upon shipment from its facilities. Revenue is reduced by provisions for estimated returns and allowances, which are based on historical averages that have not varied significantly for the periods presented, as well as specific known claims, if any.

Interest income is recognized when earned, taking into account the average principal amounts outstanding and the interest rates applicable.

Taxation – Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Provision for The People’s Republic of China enterprise income tax is calculated at the prevailing rate based on the estimated assessable profits less available tax relief for losses brought forward.

Enterprise income tax

Under the Provisional Regulations of The People’s Republic of China Concerning Income Tax on Enterprises promulgated by the State Council, income tax is payable by enterprises at a rate of 33% of their taxable income. Preferential tax treatment may, however, be granted pursuant to any law or regulations from time to time promulgated by the State Council.

American Federal Mining Group, Inc and Subsidiaries

Notes to the Consolidated Financial Statements

June 30, 2006

(Expressed in US dollars)

(Unaudited)

3.   Summary of Significant Accounting Policies (Continued)

Enterprise income tax (“EIT”) is provided on the basis of the statutory profit for financial reporting purposes, adjusted for income and expense items, which are not assessable or deductible for income tax purposes.

Value added tax

The Provisional Regulations of The People’s Republic of China Concerning Value Added Tax promulgated by the State Council came into effect on January 1, 1994. Under these regulations and the Implementing Rules of the Provisional Regulations of the PRC Concerning Value Added Tax, value added tax is imposed on goods sold in or imported into the PRC and on processing, repair and replacement services provided within the PRC.

Value added tax payable in The People’s Republic of China is charged on an aggregated basis at a rate of 13% or 17% (depending on the type of goods involved) on the full price collected for the goods sold or, in the case of taxable services provided, at a rate of 17% on the charges for the taxable services provided, but excluding, in respect of both goods and services, any amount paid in respect of value added tax included in the price or charges, and less any deductible value added tax already paid by the taxpayer on purchases of goods and services in the same financial year.

According to the Article 1 and Article 3 of the State of Council, the VAT rate of metal ore and nonmetal ore is decrease to 13% from 17%.

Resource Tax

Mineral Resources Law of the People's Republic of China

All Corporations and individuals engaged in the exploitation of mineral products as prescribed in these Regulations or production within the territory of the People's Republic of China are taxpayers of Resource Tax. The resource tax is a regional tax.

The tax payable for Resource Tax shall be computed in accordance with the assessable volume of the taxable products and the prescribed unit tax amount. The formula for computing the tax payable for the Company is as follows: Tax payable = Assessable volume x Unit tax amount.

American Federal Mining Group, Inc and Subsidiaries

Notes to the Consolidated Financial Statements

June 30, 2006

(Expressed in US dollars)

(Unaudited)

3.   Summary of Significant Accounting Policies (Continued)

Contingent liabilities and contingent assets – A contingent liability is a possible obligation hat arises from past events and whose existence will only be confirmed by the occurrence or non-occurrence of one or more uncertain future events not wholly within the control of the Company. It can also be a present obligation arising from past events that is not recognized because it is not probable that outflow of economic resources will be required or the amount of obligation cannot be measured reliably.

A contingent liability is not recognized but is disclosed in the notes to the financial statements. When a change in the probability of an outflow occurs so that outflow is probable, they will then be recognized as a provision.

A contingent asset is a possible asset that arises from past events and whose existence will be confirmed only by the occurrence or non-occurrence of one or more uncertain events not wholly within the control of the Company.

Contingent assets are not recognized but are disclosed in the notes to the financial statements when an inflow of economic benefits is probable. When inflow is virtually certain, an asset is recognized.

Related companies – A related company is a company in which the director, or the major shareholder/CEO has beneficial interests in and in which the Company has significant influence.

Retirement benefit costs – According to The People’s Republic of China regulations on pension, the Company contributes to a defined contribution retirement scheme organized by municipal government in the province in which the Company was registered and all qualified employees are eligible to participate in the scheme.

Contributions to the scheme are calculated at 23.5% of the employees’ salaries above a fixed threshold amount and the employees contribute 2% to 8% while the Company contributes the balance contribution of 21.5% to 15.5%. The Company has no other material obligation for the payment of retirement benefits beyond the annual contributions under this scheme.

Fair value of financial instruments – The carrying amounts of certain financial instruments, including cash, accounts receivable, commercial notes receivable, other receivables, accounts payable, commercial notes payable, accrued expenses, and other payables approximate their fair values as at June 30, 2006 because of the relatively short-term maturity of these instruments.

American Federal Mining Group, Inc and Subsidiaries

Notes to the Consolidated Financial Statements

June 30, 2006

(Expressed in US dollars)

(Unaudited)

3.   Summary of Significant Accounting Policies (Continued)

Recent accounting pronouncements – In June 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, replacement of APB Opinion NO. 20 and FASB Statements NO 3.  SFAS NO. 154 applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. SFAS No. 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle unless it is impracticable. Accounting Principles Boards ("APB") Opinion No. 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of  changing to the new accounting   principle. SFAS No. 154 requires that a change in method of depreciation, amortization, or     depletion for long-lived, nonfinancial assets be accounted for as a change in accounting   estimate that is affected by a change in accounting principle. APB Opinion No. 20 previously required that such a change be reported as a change in accounting principle. The Company adopted SFAS No. 154 on January 1, 2006.  The adoption of the provisions of SFAS No. 154 had no material effect on the Company's consolidated financial statements.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets-amendment of APB Opinion No. 29. SFAS No. 153 eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transactions that do not have commercial substance, defined as transactions that are not expected to result in significant changes in the cash flows of the reporting entity. This statement is effective for exchanges of non-monetary assets occurring after June 15, 2005.  Management believes adoption of this new statement will not have any significant effect on the Company’s financial condition or results of operations.

In September, 2004, the FASB issued FSP FAS 142-2, Application of FASB Statement No. 142, Goodwill and Other Intangible Assets, to Oil- and Gas-Producing Entities. This statement is effective for the first reporting period beginning after the issuance date and clarifies that the costs for acquiring contractual mineral rights in oil and gas properties would continue to be recorded as those for tangible assets.  It also addresses that the scope exception within SFAS 142 for the accounting as prescribed in SFAS 19 extends to the balance sheet classification and disclosures for drilling and mineral rights of oil- and gas-producing entities.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs – an amendment of ARB No. 43, Chapter 4. SFAS No. 151 requires that certain abnormal costs associated with the manufacturing, freight, and handling costs associated with inventory be charged to current operations in the period in which they are incurred. The adoption of SFAS 151 had no impact on the Company's financial position, results of operations, or cash flows.

American Federal Mining Group, Inc and Subsidiaries

Notes to the Consolidated Financial Statements

June 30, 2006

(Expressed in US dollars)

(Unaudited)

4.

Concentrations of Business and Credit Risk

Substantially all of the Company’s bank accounts are in banks located in the PRC and are not covered by any type of protection similar to that provided by the FDIC on funds held in U.S banks.

The Company is operating in China, which may give rise to significant foreign currency risks from fluctuations and the degree of volatility of foreign exchange rates between U.S. dollars and the Chinese currency RMB.

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and trade receivables, the balances of which are stated on the balance sheet. The Company places its cash in high credit quality financial institutions. Concentration of credit risk with respect to trade receivables is limited due to the Company’s large number of diverse customers in different locations in China. The Company does not require collateral or other security to support financial instruments subject to credit risk. 90 percent the age of the Company’s accounts receivable are less than 60 days.

For the three months period ended June 30, 2006, net sales to the Company's five largest domestic customers accounted for approximately 76% of the Company's total net sales.

Details of the amounts receivable from the five customers with the largest receivable balances at June 30, 2006 is as follows:

	Percentage of accounts receivable
	June 30, 2006	March 31, 2006
Five largest receivable balances	11%	13%

5.

Cash and Cash Equivalents

As of June 30, 2006, Cash and cash equivalents consist of the following:

Cash and Cash Equivalents	2006
Bank Deposits	$ 401,633
Cash on Hand	72,275
Total Cash and Cash Equivalents	$ 473,908

American Federal Mining Group, Inc and Subsidiaries

Notes to the Consolidated Financial Statements

June 30, 2006

(Expressed in US dollars)

(Unaudited)

6.

Accounts receivable

Accounts Receivable	2006
Accounts Receivable	$ 1,670,672
Less: Allowance for Doubtful Accounts	(31,420)
Net Accounts Receivable	$ 1,639,252

The Company continuously monitors collections and payments from its customers and maintains an allowance for estimated credit losses based on the creditworthiness of each customer as well as any specific customer collection issues that are identified.  While such credit issues have not been significant, there can be no assurance that the Company will continue to experience the same level of credit losses in the future.  The allowance for doubtful accounts was $31,420 at June 30, 2006.

7.

Inventories

The Company values its inventories at the lower of cost or market method. Inventories are accounted for weighted average method. Inventories in the balance sheet include raw materials, packing materials, and finished products.

As of June 30, 2006, Inventories consist of the following:

Inventory	06/30/2006
Raw Material	$ 527,835
Parts and Supplies	1,471
Finished Products	2,098,004
Total Inventory	$ 2,627,310

8.

Prepaid & Deposits Expenses

Prepaid Expenses are included deposits made by the Company to suppliers as a way of guarantee its purchases of material, equipment, or service; they also included deposit to new office. Additional, the company entered into purchase agreements and made deposits for three projects (see subsequent events) which are due diligent under certain explicit terms.

These prepayments are short-term in nature, and are deductible as payments against the invoices once the purchase is finalized or service is rendered by suppliers or recorded as investment once the Company meets the explicit term.

American Federal Mining Group, Inc and Subsidiaries

Notes to the Consolidated Financial Statements

June 30, 2006

(Expressed in US dollars)

(Unaudited)

8.  Prepaid & Deposits Expenses (Continued)

Prepaid & Deposits Expenses	2006
Property Insurance	$ 5,786
Road malignance fee	293
Deposits-Office buildings	339,726
Security Deposits	11,883
Advanced to suppliers	1,147,941
Deposits-Hui Zhen Company Limited (See Notes 19)	250,178
Deposit-Wulatehouqi Qingshan Colored Metal Developing Co.(See Notes 19)	1,375,980
Advanced to parties with purchased agreements of due diligent term (See Notes 19)	407,639
Total Prepaid & Deposits Expenses	$ 3,539,426

9.

Property and Equipment

As of June 30, 2006, Property and Equipment consist of the following:

Property and Equipment	2006
Buildings and Plants	$ 2,360,201
Transportation vehicles	906,477
Office Equipments	52,585
Machineries	6,327,231
Total Property and Equipment	9,646,494
Less: Accumulated Depreciation	(2,163,181)
Property and Equipment, Net	$ 7,483,313

For the three months period ended June 30, 2006, depreciation expenses totals $246,955.

American Federal Mining Group, Inc and Subsidiaries

Notes to the Consolidated Financial Statements

June 30, 2006

(Expressed in US dollars)

(Unaudited)

9.

Property and Equipment (Continued)

As of June 30, 2006, mineral assets consist of the following:

Mineral Rights	2006
Exploration Rights	$ 1,885,226
Less: Accumulated Depreciation	(925,278)
Total Mineral rights	$ 959,948

As in most jurisdictions, mineral rights in China are divided into two types: exploration rights and mining rights.  Exploration rights refer to the right obtained in accordance with the Law for exploring for mineral resources within the areas authorized by the exploration license.

Mining rights refer to the rights obtained in accordance with the law for exploitation of mineral resources and market control of mineral products. In nearly every jurisdiction in the world, mineral rights are absolutely exclusive. In China, however, there were no clear stipulations regarding the exclusivity of mineral rights. The Amendment of China Mining Regulation stressed the security of mineral rights and its Article 6 stated that “upon discovery of mineral resources, the exploration licensees have the privileged priority to obtain mining rights to the mineral resources within the exploration area.  According to the Ministry of Land and Resources, this privileged priority will be guaranteed under further amendments to be made in the near future

The Company’s exploration rights are including: Yangye Huayuan Copper Mine and Sumochaganaobao Fluorite Mine which are founded proved reserves; the three year term exploration permit of Xinjuan Yangye Huayuan Copper Mine for Tianzhen will be expired in March 31, 2007 and the Company are in the process of registering for a mining rights.

Under Chinese mining laws and regulations, generally an exploration license is valid for no more than 3 years and extension of the exploration license shall not exceed two years and two extensions. The depreciation on exploration rights is provided using the straight-line method over the estimated useful lives of such rights after taking into account estimated residual value of 2% of cost or valuation for both financial and income tax reporting purposes.

This mining rights must be applied for and obtained before any mining activity commences, the regulation stipulates the system for registering the use of mining rights, details the procedures and requirements of application for mining rights as well as rights and duties for holder of mining rights.

The carrying amounts of the exploration rights are to be tested for impairment annually, and between annual tests if events or circumstances warrant such a test. An impairment loss is recognized if the carrying amount exceeds the fair value.

American Federal Mining Group, Inc and Subsidiaries

Notes to the Consolidated Financial Statements

June 30, 2006

(Expressed in US dollars)

(Unaudited)

10.

Accounts Payable and Accrued Expense

As of June 30, 2006, Accounts Payable and Accrued Expense consist of the following:

Accounts Payable and Accrued Expense	2006
Accounts Payable	$ 1,357,591
Interest Payable	9,766
Accrued Expense	743,993
Total Accounts Payable and Accrued Expense	$ 2,111,350

11.

Short-term Loans – Secured

As of June 30, 2006, the Company has the following short-term loans outstanding:

2006
Current

8.37% note payable to Credit Union of Silver City mature on November 25, 2006, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by plant and equipments as collateral	$1,563,615

8.928% note payable to Credit Union of Silver City mature on August 28, 2006, with interest due on the 20th day of each quarter and principal due at date of maturity, guaranteed by Wulatehou Banner Qianzhen Mining Extractive Metallurgy Co., Ltd	87,562

8.928% note payable to Credit Union of Silver City mature on August 28, 2006, with interest due on the 20th day of each quarter and principal due at date of maturity, guaranteed by Wulatehou Banner Qianzhen Mining Extractive Metallurgy Co., Ltd	250,178

7.056% note payable to Credit Union of Silver City mature on August 28, 2006, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by certificate of deposits with large face values as collateral	75,053

American Federal Mining Group, Inc and Subsidiaries

Notes to the Consolidated Financial Statements

June 30, 2006

(Expressed in US dollars)

(Unaudited)

11.

Short-term Loans – Secured (Continued)

7.056% note payable to Credit Union of Silver City mature on February 28, 2007, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by certificate of deposits with large face values as collateral	100,071

7.056% note payable to Credit Union of Silver City mature on February 28, 2007, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by warrant of stock	50,036

8.64% note payable to Credit Union of Silver City mature on August 22, 2006, with interest due on the 20th day of each quarter and principal due at date of maturity, guaranteed by Wulatehou Banner Qianzhen Mining Extractive Metallurgy Co., Ltd	87,562

8.64% note payable to Credit Union of Silver City mature on August 22, 2006, with interest due on the 20th day of each quarter and principal due at date of maturity, guaranteed by Wulatehou Banner Qianzhen Mining Extractive Metallurgy Co., Ltd	187,634

8.64% note payable to Credit Union of Silver City mature on September 13, 2006, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by 100 tons of fluorite mineral power as collateral and guaranteed by Wulatehou Banner Qianzhen Mining Extractive Metallurgy Co., Ltd	125,089
8.64% note payable to Credit Union of Silver City mature on September 23, 2006, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by 50 tons of fluorite mineral power as collateral and guaranteed by Wulatehou Banner Qianzhen Mining Extractive Metallurgy Co., Ltd	62,545

8.64% note payable to Credit Union of Silver City mature on September 6, 2006, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by 800 tons of fluorite mineral power as collateral and guaranteed by Wulatehou Banner Qianzhen Mining Extractive Metallurgy Co., Ltd	100,071

American Federal Mining Group, Inc and Subsidiaries

Notes to the Consolidated Financial Statements

June 30, 2006

(Expressed in US dollars)

(Unaudited)

11.

Short-term Loans – Secured (Continued)

8.072% note payable to Industrial and Commercial Bank of China, Siziwang Banner Branch mature on November 29, 2006, with interest due on the 20th day of each month and principal due at date of maturity, secured by plant, equipments and land usage right as collateral	186,383

10.00% note payable to Siziwang Banner Department of Finance mature on May 15, 2007, with interest due once a year and principal due at date of maturity	125,089

Total Short-term Loans – Secured	$3,000,888

12.

Advances on Accounts

Advances on accounts represent purchase deposits made by the customers as a way of securing and guaranteeing the purchases.  Due to the high demand of the Company’s products, zinc powder and fluorspar, some customers are required to prepay a percentage of purchase upfront to the Company.  Such prepayments are recorded as advances and carries forward on the balance sheet until sales are finalized, which the advances amount will then be recognized as revenue in the period of actual sales finalization.  As of June 30, 2006, the Company has $1,069,728 from advances from customers.

13.

Taxes Payable

As of June 30, 2006, taxes payable consist of the following:

Tax Payable	2006
Value Added Tax	$ 357,469
City Construction Tax	19,553
Enterprise Income Tax	17,134
Educational Surtax	16,019
Water Conservancy Fund	555
Resource Tax	32,066
Other Tax	1,217
Total Tax Payable	$ 444,013

American Federal Mining Group, Inc and Subsidiaries

Notes to the Consolidated Financial Statements

June 30, 2006

(Expressed in US dollars)

(Unaudited)

14.

Income Taxes

The Autonomous Region Council issued a special certificate to Qianzhen to grant Qianzhen to pay a fixed amount of enterprise income tax of $62,195 (RMB500, 000) and $37,248 (RMB 300,000) for the period ended June 30, 2006 and March 31, 2006 respectively, regardless of its taxable earnings as its income tax rather than a percentage of its taxable income as its income tax.  Such preferential tax treatment is granted after the annual review of the Company’s 2005 income tax considering the financial situation and operating result of the Company for the year 2005.

On August, 2006, the Autonomous Region Council has informed the company that its tax exemption status has been approved by the Council.  The actual approval notice will be issued within several months due to the heavy workloads from the government.  However, the State Autonomous Region Council pointed that the company can start to enjoy the tax exemption status as if the actual approval notice had been received.  Such treatment is common in China to promote foreign investments. The tax provision is still in the amount of $62,195 for the three months period ended June 30, 2006 until the Company receiving formal document.

No provision for deferred tax has been made, as it is not considered that a material asset or liability will be realized in the foreseeable future. Deferred tax liability arising from timing difference and deferred tax benefits arising from losses from operations and which deferred tax liabilities or benefits are not provided for in the financial statements amounted to $nil as of June 30, 2006.

15.

Exploration Costs

Exploration costs incurred in the three month period ended June 30, 2006 including pre-feasibility work amounted to $148,349

16.

Related Party Transactions

Qianzhen sells products to Xiangzhen.  During the three month period ended June 30, 2006, the related party transaction of management fees $74,968 (RMB600, 000) which was eliminated from the consolidated financial statements.

The accounts receivable amounts due from/ (to) related parties at June 30, 2006 which was eliminated from the consolidated financial statements as follows:

American Federal Mining Group, Inc and Subsidiaries

Notes to the Consolidated Financial Statements

June 30, 2006

(Expressed in US dollars)

(Unaudited)

16.

Related Party Transactions (Continued)

Name	Balance at 6/30/2006	Maximum Outstanding Balance During the Period	Security Held

Qianzhen due to Xiangzhen	$ 1,434,368	$ 1,434,368	None
Tianzhen due from Xiangzhen	$ (25,393)	$ (25,393)	None

The amounts due are unsecured, interest free and have no fixed repayment terms.

17.

Capital Reserves

As stipulated by the relevant laws and regulations applicable to China's foreign investment enterprises, the Company is required to make appropriations from net income as determined under accounting principles generally accepted in the PRC ("PRC GAAP") to non-distributable reserves which include a general reserve, an enterprises expansion reserve and employee welfare and bonus reserves. In accordance with the provisions of the Company’s Memorandum and Articles of Association, the Company is required to appropriate 5% of the net distributable profit after enterprises income tax to capital reserve.

The general reserve is used to offset future extraordinary losses as defined under PRC GAAP. The Company may, upon a resolution passed by the owners, convert the general reserve into capital. The employee welfare and bonus reserve is used for the collective welfare of the employees of the Company. The enterprise expansion reserve is used for the expansion of the Company and can be converted to capital subject to approval by the relevant authorities.

18.

Employee Retirement Benefits and Post Retirement Benefits

According to the Inner Mongolia Autonomous Region regulations on State pension scheme, both employees and employers have to contribute pension. The pension contributions are ranging from 8% that was contributed by individuals (employees) and the Company is required to make contributions to the state retirement plan based on 20% of the employees’ monthly basic salaries. The Company’s employees in the PRC are entitled to retirement benefits calculated with reference to their basic salaries on retirement and their length of service in accordance with a government managed benefits plan. The PRC government is responsible for the benefit liability to these retired employees.

American Federal Mining Group, Inc and Subsidiaries

Notes to the Consolidated Financial Statements

June 30, 2006

(Expressed in US dollars)

(Unaudited)

19.

Commitments and Contingencies

Commitments

1.

On April 27, 2006, Qian Zhen entered into an purchase agreement with Wulatehouqi Qingshan Colored Metal Developing Company Limited to acquire 60% ownership interest of  the company’s cooper-zinc mine, in exchange of RMB 11,000,000 in cash and RMB 9,000,000 worth of stock of AFMG.

The amount of RMB11, 000, 000 (US$1,375,980) was paid as down payment in April 2006. The convertible notes in the amount RMB 9,000,000 (US$1,125,803 as of June 30, 2006) as a portion of the payment is convertible to stocks of AFMG.  The number of shares is convertible based on the fair market value of the stock determined on the day of conversion, which the conversion shall be completed within one month from the date AFMG goes public on OTCBB.  The US dollar amount is subject to change based on foreign currency exchange rate between US dollar and Chinese Yuan.

The closing of this transaction is subject to satisfaction of a number of contingencies, including completion of due diligence and the like.  The company is attempting to complete its due diligence and other efforts in the next 60 days.

2.

On April 28, 2006, the company entered into an agreement with Lewen Lee to acquire 80% common stock of Xinjiang Bu Er Jin County Xing Zhen Mining Company, in exchange of RMB 8,000,000 in cash and RMB 20,000,000 worth of stock of AFMG.

The amount of RMB 8,000,000 (US$1,000,713) is liable to Xinjiang Bu Er Jin County Xing Zhen Mining Company as of June 30, 2006.  The convertible notes in the amount RMB 20,000,000 (US$2.5 million as of June 30, 2006) as a portion of the payment is convertible to stocks of AFMG.  The number of shares is convertible based on the fair market value of the stock determined on the day of conversion, which the conversion shall be completed within one month from the date AFMG goes public on OTCBB.  The US dollar amount is subject to change based on foreign currency exchange rate between US dollar and Chinese Yuan.

The closing of this transaction is subject to satisfaction of a number of contingencies, including completion of due diligence and the like.  The company is attempting to complete its due diligence and other efforts in the next 60 days.

American Federal Mining Group, Inc and Subsidiaries

Notes to the Consolidated Financial Statements

June 30, 2006

(Expressed in US dollars)

(Unaudited)

19.

Commitments and Contingencies (Continued)

3.

On June 6, 2006, the company entered into an agreement with Zhong Guo Xu to acquire 70% common stock of Hui Zhen Company Limited, in exchange of RMB 8,000,000 in cash and RMB 12,000,000 worth of stock of AFMG.

RMB 2,000,000 (US$250,178) has been paid as down payment, the rest portion of down payment, RMB 6,000,000 (US$750,535) is liable to Hui Zhen Company Limited as of June 30, 2006.  The convertible notes in the amount RMB 12,000,000 (US$1.5 million as of June 30, 2006) as a portion of the payment is convertible to stocks of AFMG.  The number of shares is convertible based on the fair market value of the stock determined on the day of conversion, which the conversion shall be completed within one month from the date AFMG goes public on OTCBB.  The US dollar amount is subject to change based on foreign currency exchange rate between US dollar and Chinese Yuan.

The closing of this transaction is subject to satisfaction of a number of contingencies, including completion of due diligence and the like.  The company is attempting to complete its due diligence and other efforts in the next 60 days.

Contingencies

The Company's operations are and will be subject to extensive national and local governmental regulations in the China, which regulations may be revised or expanded at any time. A broad number of matters are subject to regulation.  Generally, compliance with these regulations requires the Company to obtain permits issued by government, state and local regulatory agencies.  Certain permits require periodic renewal or review of their conditions.  The Company cannot predict whether it will be able to obtain or renew such permits or whether material changes in permit conditions will be imposed.  The inability to obtain or renew permits or the imposition of additional conditions could have a material adverse effect on the Company's ability to develop and operate its properties.

American Federal Mining Group, Inc and Subsidiaries

Notes to the Consolidated Financial Statements

June 30, 2006

(Expressed in US dollars)

(Unaudited)

19.

Commitments and Contingencies (Continued)

Contingencies

Environmental laws and regulations to which the Company is subject as it progresses from the development stage to the production stage mandate additional concerns and requirements of the Company.   Failure to comply with applicable laws, regulations and permits can result in injunctive actions, damages and civil and criminal penalties.  The laws and regulations applicable to the Company's activities change frequently and it is not possible to predict the potential impact on the Company from any such future changes.

Although management believes that the Company is in material compliance with the statutes, laws, rules and regulations of every jurisdiction in which it operates, no assurance can be given that the Company’s compliance with the applicable statutes, laws, rules and regulations will not be challenged by governing authorities or private parties, or that such challenges will not lead to material adverse effects on the Company’s financial position, results of operations, or cash flows.

The Company is not involved in any legal matters arising in the normal course of business. While incapable of estimation, in the opinion of the management, the individual regulatory and legal matters in which it might involve in the future are not expected to have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

American Federal Mining Group, Inc and Subsidiaries

Notes to the Consolidated Financial Statements

June 30, 2006

(Expressed in US dollars)

(Unaudited)

20.

Foreign Currency Transaction Adjustment

For purposes of SFAS No. 52, the Company considers the US Dollar to be the reporting currency.  The accompanying financial statements are presented in U.S. Dollars.  The Company’s functional currency is Renminbi (“RMB”), the currency of the primary economic environment in which the entity operates. The reporting currency is USD in which financial statements are presented.   The Company’s statements are translated in accordance with Statement of Financial Accounting Standards No. 52 (SFA No. 52), which requires that foreign currency assets and liabilities be translated using the exchange rates in effect at the balance sheet date. Results of operations are translated using the average exchange rates prevailing during the period.  The effects of unrealized exchange fluctuations on translating foreign currency assets and liabilities into US Dollars are accumulated as a cumulative translation adjustment in shareholders’ equity.  As a result, the Company recognized in equity the effect of currency conversion in the amount of $21,547.

21.

Subsequent Events

On July 14, 2006, Earth Products & Technologies, Inc., which is the registrant has entered into a Stock Exchange Agreement with AFMG and the shareholders of AFMG, providing for the acquisition of all of the shares of AFMG by issuing and delivering in exchange of the Company’s common voting stock of 20,000,000 shares at par value $0.001, representing approximately 93.9% of outstanding capital stock of EPAT.  The business of AFMG will be the only business of the Company.

The transaction was accounted for as a reverse acquisition of a public shell by AFMG of EPAT, with AFMG treated as the acquirer for accounting purposes.

The closing of this transaction is subject to satisfaction of a number of contingencies, including completion of due diligence and the like.  The company is attempting to complete its due diligence and other efforts in the next 90 days.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following pro forma consolidated financial information has been derived by the application of pro forma adjustments to the historical consolidated financial statements of American Federal Mining Group, Inc. (“AFMG”) and Earth Products & Technologies, Inc. (“EPAT”) for the year ended December 31, 2005 and 2004, for the three and six month periods ended June 30, 2006 and 2005.

On July 14, 2006, Earth Products & Technologies, Inc., which is the registrant and will be referred to as the “Company” in this report, entered into a Stock Exchange Agreement with AFMG and the shareholders of AFMG, providing for the acquisition of all of the shares of AFMG in exchange for a total of 20,000,000 shares of the Company’s common voting stock, par value $0.001, representing approximately 93.9% of the outstanding common stock of EPAT.  The transaction closed on September 15, 2006.  The business of AFMG and its subsidiaries will be the only business of the Company.

The transaction has been accounted for as a reverse acquisition of a public shell by AFMG of EPAT, with AFMG treated as the acquirer for accounting purposes.  The pro forma consolidated financial statements of AFMG, as of and for the year ended December 31, 2005 and the period ended June 30, 2006 assume, for balance sheet purposes, that the merger had taken place at December 31, 2005 and June 30, 2006, for purposes of the statement of operations, that the purchase had taken place at the beginning of the calendar year ended December 31, 2005, and the beginning of the six months ended June 30, 2006.  As a result of EPAT’s decision to discontinue its business operations, its prior results are not meaningful when combined with the prior results of operations of AFMG for purposes of pro forma presentation; accordingly, pro forma results of operations reflecting the merger have been provided, as they would be essentially the same as the prior results of AFMG.  The pre-acquisition income statements of AFMG will be treated as the income statements of the combined companies.

Assumptions underlying the pro forma adjustments necessary to present fairly this pro forma information are described in the accompanying notes, which should be read in conjunction with this pro forma consolidated financial information.  The pro forma adjustments described in the accompanying notes have been made based on available information and, in the opinion of management, are reasonable.  The pro forma consolidated financial information should not be considered indicative of actual result that would have been achieved had the transactions occurred on the respective dates indicated and do not purport to indicate results of operations as of any future date or for any future period.

AMERICAN FEDERAL MINING GROUP, INC. & SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2005 AND 2004

(Expressed in U.S. dollars)

				12/31/05	12/31/04
	Historical	Historical	Pro Forma	Consolidated	Consolidated
	AFMG	EP&T	Adjustment	AFMG	AFMG
Current Assets
Cash and Cash Equivalents	$298,209	3,769		$301,978	$528,098
Accounts Receivable	864,726			864,726	940,624
Inventories	2,116,868			2,116,868	1,644,949
Advances to Suppliers	443,573			443,573	1,257,628
Other Receivable	59,332			59,332	48,103
Total Current Assets	3,782,708	3,769		3,786,477	4,419,402

Property and Equipment
Fixed Assets, Net	7,381,394			7,381,394	5,717,723
Land	1,624,405			1,624,405	1,624,405
Construction-in-progress	320,208			320,208	237,860
Mineral Rights, Net	1,315,644			1,315,644	1,024,155
Total Property and Equipment	10,641,651	-		10,641,651	8,604,143
Total Assets	$14,424,359	3,769		$14,428,128	$13,023,545

Current Liabilities
Accounts Payable and Accrued Expenses	$1,157,561	4,750		$1,162,311	$859,271
Short-term Loans - Secured	3,393,485			3,393,485	3,735,504
Advances from Customers	549,933			549,933	634,841
Wages Payable	32,405			32,405	11,938
Welfare Payable	27,443			27,443	6,702
Taxes Payable	97,715			97,715	37,809
Total Current Liabilities	5,258,542	4,750		5,263,292	5,286,065

Total Liabilities	5,258,542	4,750		5,263,292	5,286,065

Shareholders' Equity
Registered Capital	6,515,137	1,067	(6,494,907)	21,297	21,297
Additional Paid in Capital		4,031,840	2,461,019	6,492,859	6,500,114
Currency Exchange Adjustment	9,064	-		9,064	-
Retained Earnings/(Accumulated Deficit)	2,641,616	(4,033,888)	4,033,888	2,641,616	1,216,069
Total Shareholders' Equity	9,165,817	(981)		9,164,836	7,737,480
Total Liabilities and Shareholders' Equity	$14,424,359	3,769		$14,428,128	$13,023,545

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN FEDERAL MINING GROUP, INC. & SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2005 AND 2004

(Expressed in U.S. dollars)

					12/31/05	12/31/04
		Historical	Historical	Pro Forma	Consolidated	Consolidated
		AFMG	EP&T	Adjustment	AFMG	AFMG

REVENUES		$7,078,303			$7,078,303	$5,042,262
					-	-
Less:	Cost of Good Sold	3,958,359			3,958,359	3,244,398

Gross Profit		3,119,944			3,119,944	1,797,864

OPERATING EXPENSES
	Selling & Operating Expenses	429,422			429,422	321,048
	General & Administrative Expenses	1,001,655	7,155		1,008,810	270,168
Total Operating Expenses		1,431,077	7,155		1,438,232	591,216

Operation Profit		1,688,867	(7,155)		1,681,712	1,206,648

Other Income (Expenses)
	Subsidy	131,835			131,835
	Other Income	15,457			15,457
	Interest Income	318			318	1,482
	Interest Expenses	(66,770)			(66,770)	(150,301)
Total Other Income (Expenses)		(66,452)			80,840	(148,819)

Net Income before Income Taxes		1,622,415	(7,155)		1,762,552	1,057,829
Less:	Provision for Income Taxes	179,332	100		179,432	42,371

Net Income		$1,443,083	(7,255)		$1,583,120	$1,015,458

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN FEDERAL MINING GROUP, INC. & SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2005 AND 2004

 (Expressed in U.S. dollars)

	12/31/05	12/31/04
Cash flows from operating activities:
Net income	$1,418,292	$1,015,457

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	1,038,330	385,384

Changes in assets and liabilities:
Accounts receivable	75,898	(423,306)
Advances to Suppliers	814,055	(1,047,255)
Inventories	(471,919)	(236,052)
Other receivable	(11,229)	522
Accounts Payable and Accrued Expenses	303,040	(182,155)
Advances from Customers	(84,908)	358,073
Wages Payable	20,467	(692)
Welfare Payable	20,741	5,483
Taxes Payable	59,906	59,179
Net cash provided by operating activities	3,182,673	(65,362)

Cash flows from investing activities:
Purchases/(transfer) of fixed assets	(2,132,419)	(825,128)
Mineral Rights	(861,071)	(1,024,155)
Construction-in-process	(82,348)	(237,860)
Net cash used by investing activities	(3,075,838)	(2,087,143)

Cash flows from financing activities:
Short-term Loans - Secured	(342,019)	2,336,051
Issuance of additional common stock	-	194,686
Net cash used by financing activities	(342,019)	2,530,737

Effect of foreign currency exchange adjustment	9,064	-

Net increase (decrease) in cash	(226,120)	378,232
Cash at beginning of year	528,098	149,866
Cash at end of year	$301,978	$528,098

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN FEDERAL MINING GROUP, INC. & SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2006 AND 2005

(Expressed in U.S. dollars)

				06/30/06	06/30/05
	Historical	Historical	Pro Forma	Consolidated	Consolidated
	AFMG	EP&T	Adjustment	AFMG	AFMG
ASSETS
Current Assets
Cash and Cash Equivalents	$473,908	531		$474,439	$1,100,892
Accounts Receivable	1,639,252			1,639,252	330,767
Inventories	2,627,310			2,627,310	1,228,226
Prepaid Expense	3,539,426			3,539,426	1,029,802
Other Receivable	322,184			322,184	2,780
Total Current Assets	8,602,080	531		8,602,611	3,692,467

Property and Equipment
Fixed Assets, Net	7,483,313			7,483,313	6,474,447
Land	1,624,405			1,624,405	1,624,405
Construction-in-progress	362,557			362,557	293,641
Mineral Rights, Net	959,948			959,948	1,118,625
Total Property and Equipment	10,430,223	-		10,430,223	9,511,119
Total Assets	$19,032,303	531		$19,032,834	$13,203,586

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts Payable and Accrued Expenses	$2,111,350			$2,111,350	$591,583
Short-term Loans - Secured	3,000,888			3,000,888	3,765,697
Advances from Customers	1,069,728			1,069,728	628,874
Wages Payable	69,848			69,848	17,718
Welfare Payable	49,878			49,878	16,574
Taxes Payable	444,013			444,013	167,379
Total Current Liabilities	6,745,705	-		6,745,705	5,187,825

Total Liabilities	6,745,705	-		6,745,705	5,187,825

Shareholders' Equity
Common Stock ($0.001 par value, 50,000,000 shares authorized, 21,297,700 issued and outstanding)	6,515,137	1,297	(6,495,137)	21,297	21,297
Additional Paid-in Capital		4,077,610	2,460,488	6,538,098	6,498,417
Currency Exchange Adjustment	21,547			21,547	-
Retained Earnings/(Accumulated Deficit)	5,749,914	(4,078,376)	4,034,649	5,706,187	1,496,046
Total Shareholders' Equity	12,286,598	531		12,287,129	8,015,760
Total Liabilities and Shareholders' Equity	$19,032,303	531		$19,032,834	$13,203,585

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN FEDERAL MINING GROUP, INC. & SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS PERIOD ENDED JUNE 30, 2006 AND 2005

(Expressed in U.S. dollars)

				For the three months ended		For the six months ended
				06/30/06	06/30/05	06/30/06	06/30/05
	Historical	Historical	Pro Forma	Consolidated	Consolidated	Consolidated	Consolidated
	AFMG	EP&T	Adjustment	AFMG	AFMG	AFMG	AFMG

REVENUES	$4,624,530			$4,624,530	$1,411,108	$7,072,599	$2,869,065

Less: Cost of Good Sold	1,688,441			1,688,441	948,775	2,436,513	2,209,589

Gross Profit	2,936,089			2,936,089	462,333	4,636,086	659,476

OPERATING EXPENSES
Selling & Operating Exp	196,201			196,201	96,379	359,235	198,649
General & Administrative Exp	430,192	43,727		473,919	217,337	873,767	391,846
Total Operating Expenses	626,393	43,727		670,120	313,716	1,233,002	590,495

Operation Profit	2,309,696	(43,727)		2,265,969	148,617	3,403,084	68,981

Other Income (Expenses)
Subsidy					24,155		93,174
Other Income					7,605		27,441
Interest Income				-
Interest Expenses	(74,922)			(74,922)	(55,998)	(141,374)	(181,309)
Total Other Income (Expenses)	(74,922)			(74,922)	(24,238)	(141,374)	(60,694)

Net Income before Income Taxes	2,234,774	(43,727)		2,191,047	124,379	3,261,710	8,287

Less: Provision for Income Taxes	62,195			62,195	-	179,432	100

Net Income	$2,172,579	(43,727)		$2,128,852	$124,379	$3,082,278	$8,187

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN FEDERAL MINING GROUP, INC. & SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE SIX MONTHS PERIOD ENDED JUNE 30, 2006

(Expressed in U.S. dollars)

	For the Six Months Ended
	6/30/06	6/30/05
Cash flows from operating activities:
Net income	$3,063,810	$8,187

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	796,088	519,165

Changes in assets and liabilities -
Accounts receivable	(774,526)	609,857
Inventories	(510,442)	416,723
Prepaid Expense	(3,095,853)	227,826
Other receivable	(262,852)	45,323
Accounts payable and accrued expenses	949,039	(267,688)
Advance on account	519,795	(5,967)
Wages payable	37,443	5,780
Welfare payable	22,435	9,872
Taxes payable	346,298	129,570
Net cash provided by operating activities	1,091,235	1,698,648

Cash flows from investing activities:
Purchases/(transfer) of fixed assets & Mining rights	(542,311)	(1,100,266)
Construction-in-progress	(42,349)	(55,781)
Net cash used by investing activities	(584,660)	(1,156,047)

Cash flows from financing activities:
Short-term loans - secured	(392,597)	30,193
Issuance of additional common stock	46,000
Net cash provided by financing activities	(346,597)	30,193

Currency Conversion adjustments	12,483	-

Net increase in cash	172,461	572,794
Cash at beginning of year	301,978	528,098
Cash at end of year	$474,439	$1,100,892

The accompanying notes are an integral part of these consolidated financial statements

AMERICAN FEDERAL MINING GROUP, INC. & SUBSIDIARIES

NOTES TO THE UNAUDITED

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1.

REVERSE MERGER

Earth Products & Technologies, Inc. entered into an Exchange Agreement with AFMG and the shareholders of AFMG, providing for the acquisition of all of the shares of AFMG, in exchange for the issuance of a total of 20,000,000 shares of the then issued and outstanding diluted shares of common stock of EPAT to the AFMG shareholders.  As a result of the consummation of the transaction on September 15, 2006, AFMG has become a wholly-owned subsidiary of EPAT, and the former shareholders of AFMG will now hold approximately 93.9% of the outstanding shares of the Company, after issuance of all shares in connection with the transaction.

2.

BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial statements include the accounts of EPAT, AFMG and its subsidiaries from January 1, 2004 forward.  AFMG and its subsidiaries, Inner Mongolia Wulatehou Banner Qianzhen Mining Company Limited, Inner Mongolia Xiangzhen Mining Industry Group Company Limited, and Xinjiang Wuqia Tianzhen Mining Industry Company Limited, are hereinafter collectively referred to as “AFMG.”  References below to “the Company,” are intended to refer to EPAT and AFMG, and AFMG’s subsidiaries, as combined as a result of the consummation of the Exchange Agreement.

All significant inter-company transactions and balances within the Company are eliminated on consolidation.

3.   ADJUSTMENTS

Adjustments used in the preparation of the unaudited pro forma condensed consolidated financial statements are as follows:

•

Reflects issuance of 21,297,700 shares of EPAT common stock with a value of $21,297 (US) and the elimination of EPAT’s accumulated deficit and additional-paid-in capital.

•

The cash flows of the pro forma group for the year ended December 31, 2005 and December 31, 2004, and the periods ended June 30, 2006 and June 30, 2005, reflect what would have been if the pro forma group structure as of the date of the consummation of the proposed merger had been in place on December 31, 2004.